PART II — OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Subject to Completion, Dated November 25, 2019

PROMETHEUM, INC.

$5,000,000 Minimum Offering Amount (5,000,000 Units)

$49,750,000 Maximum Offering Amount (49,750,000 Units)

Prometheum, Inc., a Delaware corporation (the “Company”) is offering (the “Offering”) to investors units (the “Units”), consisting of one (1) share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and one (1) Ember Warrant (an “Ember Warrant”). Each Ember Warrant is exercisable to purchase, when and if created, one blockchain protocol token, which we refer to as an “Ember Token.” Ember Tokens are intended to be used as the basis for the Company’s proposed blockchain based securities issuance and trading network (the “Prometheum Network”). The Company is offering a minimum of $5,000,000 of Units (the “Minimum Amount”) and a maximum of $49,750,000 of Units (the “Maximum Amount”) at a price of $1.00 per Unit. The Ember Warrants will not be exercisable until the date of the creation of the genesis block of Ember Tokens (the “Genesis Block”), which is expected to occur within a year of the date hereof, but which may never occur. After the Genesis Block is created, each Ember Warrant sold will be exercisable to purchase, without additional consideration, one Ember Token. If the Genesis Block is not created the Ember Warrants will not be exercisable, they will have no value and the investors’ total investment in Ember Warrants will be lost and the Common Stock acquired will have little or no value. The minimum amount that must be purchased by each investor is 1,000 Units. This Offering is being conducted pursuant to Tier 2 of Regulation A. The Company is also seeking to qualify 500,000 Ember Warrants issuable as incentives (“Incentive Warrants”). We will not receive any proceeds from the issuance of Incentive Warrants.

The Units offered hereby have no standalone rights and will not be certificated or issued as standalone securities. The Common Stock and Ember Warrants included in the Units offered hereby can only be purchased together as a Unit, but the Common Stock and Ember Warrants will be issued separately and will be immediately separable upon issuance.

The Common Stock, Ember Warrants and the underlying Ember Tokens are highly speculative securities, see “Risk Factors” beginning on page 10.

Title of Each Class of Securities to be Qualified	Amount to be Qualified	Offering Price	Proposed Maximum Offering Price
Units, each consisting of:	49,750,000	$1.00	$49,750,000
Common Stock(1)	49,750,000	—
Ember Warrants(1)	49,750,000	—
Ember Tokens underlying Ember Warrants(2)	49,750,000	$0.00	$0.00
Incentive Warrants(3)	500,000	$0.50	$250,000
Ember Tokens underlying Incentive Warrants	500,000	$0.00	$0.00
Total(4)			$50,000,000

(1) Please refer to the section entitled “Securities Being Offered” on page 53 for a description of the Common Stock and Ember Warrants.

(2) Each Ember Warrant is exercisable to purchase, when and if the Genesis Block is created, one Ember Token for no additional consideration. Please refer to the section entitled “Securities Being Offered” on page 53 for a description of the Ember Tokens.

(3) The price of the Incentive Warrants to be issued as incentives for no cash consideration to the Company has been deemed to be $0.50 per Incentive Warrant. Each Incentive Warrant is exercisable to purchase, when and if the Genesis Block is created, one Ember Token for no additional consideration.

(4) The aggregate offering price that the Company will receive in this Offering will not exceed $50,000,000.

The Company has engaged the services of Manorhaven Capital, LLC (“Manorhaven” or the “Administrative Agent”), a registered broker-dealer and FINRA member, to act as its administrative agent to assist us in the administration of this Offering. As compensation for such services, the Company will pay the Administrative Agent an administrative fee equal to 2% of total sales proceeds at each closing of the Offering. The Administrative Agent is not purchasing the securities offered by us and has not been engaged to sell any of the securities in the Offering. Moreover, Manorhaven is not providing any advisory services to the Company or any prospective or actual investors. Manorhaven is not providing the Company any underwriting or placement agent services. For more information regarding the Administrative Agent and compensation to be received by the Administrative Agent in connection with the Offering, see “Plan of Distribution” and the Administrative Agent Agreement which is an exhibit to the Offering Statement filed herewith.

	Price to public	Underwriting discount and commissions(1)	Proceeds to issuer(2)(3)
Per Unit	$1.00	$—	$1.00
Minimum Amount of Units	$5,000,000	$—	$5,000,000
Maximum Amount of Units	$49,750,000	$—	$49,750,000
Incentive Warrants(3)	$250,000	$—	$0

(1) The Company reserves the right to pay selling agent broker-dealers a commission of up to 6% of the gross proceeds of Units sold to investors introduced by such selling agent broker-dealers and to issue them that number of agent warrants equal to up to 10% of the Ember Warrants underlying Units sold to investors introduced by such selling agent broker-dealers. The agent warrants will be exercisable to purchase Ember Tokens at an exercise price of $0.55 per Ember Token.

(2) Excludes estimated Offering expenses of approximately $200,000, the 2% Administrative Agent fee, commissions and the costs of informing the public of the opportunity of participating in this Offering. See “Use of Proceeds” and “Plan of Distribution.”

(3) The Company is qualifying 500,000 Incentive Warrants for issuance to persons that open brokerage accounts on the Prometheum Network on a first come first serve basis, for no consideration. The Company has estimated the value of the Incentive Warrants to be $0.50 per Incentive Warrant for purposes of determining the total offering amount. Incentive Warrants qualified under the Offering Statement of which this Offering Circular is a part will only be offered during the period that Units are sold in this Offering.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A as it applies to smaller reporting companies as the Company meets the definition of that term in Rule 405.

Prometheum, Inc.

120 Wall Street

New York, NY 10005

(212) 514-8369

www.prometheum.com

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular or information to be relied upon in determining whether to purchase the securities offered hereby.

We expect to commence sales of the Units within two days of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Statement”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”).

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is terminated by us in our sole discretion (collectively, the “Termination Date”). All investor subscription funds shall be held in an escrow account. Cross River Bank (the “Escrow Agent”) will serve as the escrow agent in connection with this Offering.

The date of this Offering Circular is [•], 2019

The Offering will be made on “best-efforts, all-or-none” basis as to the Minimum Amount and on a “best-efforts” basis as to the Maximum Amount as provided by Rule 251(d)(3)(i)(F) of Regulation A. Only after we have received and accepted subscriptions equal to at least the Minimum Amount, will we have the initial closing (the “Initial Closing”). If, on the Initial Closing date, we have sold less than the Maximum Amount, we may hold one or more additional closings (each an “Additional Closing”) on additional sales of Ember Warrants, until the first to occur of: (i) the sale of the Maximum Amount or (ii) the Termination Date. Upon the Initial Closing and each subsequent Additional Closing, the proceeds from the Offering will be disbursed to the Company and the associated Common Stock and Ember Warrants will be issued to investors.

If we have not received and accepted subscriptions equal to at least the Minimum Amount prior to the Termination Date, all subscription funds on deposit in the escrow account will be returned to investors without interest or deduction. A subscriber in the Offering has no right to a return of their funds before the closing of the Offering once a subscriber has executed the subscription documents in connection with this Offering.

We intend to file an application to have the Common Stock and Ember Warrants listed for trading on the over-the-counter market operated by OTC Markets Group Inc. which we refer to herein as the “OTCQB” at such time following the Initial Closing as determined by Company management. Currently, neither our Common Stock nor our Ember Warrants are traded on any exchange or on the over-the-counter market. There is no assurance that the Common Stock or Ember Warrants will ever be approved for listing or quoted on the OTCQB. To be quoted on the OTCQB, a market maker must file an application on our behalf with FINRA to quote our securities and the application must approved by FINRA. As of the date of this Offering Circular, we have not made any arrangement with any market makers to apply to quote our Common Stock and Ember Warrants and no assurance can be given that any market maker will agree to file an application and quote our Common Stock and Ember Warrants. For more information see “Plan of Distribution.”

We are currently in the process of developing the Prometheum Network and the Ember Tokens and currently expect to launch the Prometheum Network and to create the Genesis Block of Ember Tokens within a year of the date hereof. We intend to apply the proceeds of this Offering to further develop, build out and commercialize the Prometheum Network as more specifically set forth in this Offering Circular and the Offering Statement.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of Units, Common Stock, Ember Warrants or Ember Tokens. Neither the delivery of this Offering Circular, nor any sale or delivery of Units, Common Stock, Ember Warrants or Ember Tokens shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the Federal Securities Laws.

In this Offering Circular, unless the context indicates otherwise, references to “we,” “us,” “our,” and “Company” refer to Prometheum, Inc. and its subsidiaries.

The Units, Common Stock, and Ember Warrants offered hereby, and the Ember Tokens underlying the Ember Warrants offered hereby are highly speculative securities. Investing in such securities involves significant risks. You should invest in such securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 10.

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FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

•	The lack of any existing regulated marketplace for blockchain protocol securities;

•	Our ability to implement our proposed Prometheum Network business plan;

•	Our ability to create the blockchain for our Ember Tokens and to create the Genesis Block;

•	Our ability to create the coding and algorithms for the crypto-securities issuance and trading platforms that will form the basis for our Prometheum Network;

•	National, international and local economic and business conditions that could affect our business;

•	Markets for our Ember Warrants and the Ember Tokens, if and when the Genesis Block of our Ember Tokens is created;

•	Our cash flows or lack thereof;

•	Our operating performance;

•	Our financing activities;

•	General market conditions effecting blockchain protocol based securities;

•	Industry developments affecting our business, financial condition and results of operations;

•	Our ability to compete effectively;

•	Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States and self-regulatory organizations, including without limitation, FINRA; and

•	Cybersecurity breaches or attacks.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

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SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Company’s securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this Offering Circular beginning on page 10.

The Business of the Company

Overview

Prometheum, Inc., (“Prometheum,” “we,” “us,” “our,” the “Company”) is a Delaware corporation formed in September 2017 for the purpose of developing, building out and commercializing an integrated network, which we refer to as the “Prometheum Network,” for initial and follow on issuances and secondary trading of blockchain protocol based crypto-securities, which we refer to as “Smart Security Tokens”™ (“SSTs”). We believe that SST crypto-securities are “securities” as defined under the Securities Act and as such their issuance and trading are subject to Federal and State securities laws. We intend to conduct our SST crypto-security operations through our owned subsidiary, Prometheum Ember ATS, Inc. (“PEATS”), a New York corporation formed in February 2018. PEATS has registered with the Securities and Exchange Commission (the “SEC”) as a broker-dealer and applied to become a member of FINRA. If its membership application is approved, PEATS will apply to the SEC to operate as an alternative trading system, which we refer to as the “PEATS Broker-Dealer/ATS”) for SST crypto-securities.

The Company, with its strategic partners and joint venturers, HashKey Digital Asset Group Limited (“HashKey”) and Shanghai Wanxiang Blockchain Inc. (“Wanxiang”), an affiliate of HashKey, are developing blockchain technology and smart contract systems for the Prometheum Network designed to (i) address the regulatory, legal, and liquidity challenges faced by issuers seeking to raise capital through the sale of SST crypto-securities (ii) provide a platform through which issuers may conduct initial and follow on offerings of SST crypto-securities pursuant to Regulation A of the Securities Act; and (iii) provide the infrastructure necessary to allow for secondary trading of SST crypto-securities. We believe that our Prometheum Network will provide the infrastructure to compliantly service the entire SST crypto-securities lifecycle.

In July 2019, the SEC and FINRA put out a Joint Staff Statement on Broker-Dealer Custody of Digital Asset Securities (the “Joint Statement”) raising a broad range of issues relating to broker-dealer compliance with custody and control, record keeping and financial reporting rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to SST crypto-securities. In order to address the issues raised in the Joint Statement, the Company: (i) has entered into a binding letter of intent with Inteliclear LLC (“Inteliclear”), setting forth the terms pursuant to which the Company will acquire a version of Inteliclear’s Post Trade Solution Software. The Company intends to utilize the Post Trade Solution Software to construct the necessary infrastructure to meet broker-dealer recordkeeping requirements (Exchange Act Rule 17(a)(3)) and financial reporting obligations (Exchange Act Rule 17(a)(4)) with respect to transactions in SST crypto-securities, and (ii) will establish electronic custodial systems for safekeeping of customers’ SST crypto-securities in compliance with the SEC’s customer protection rule (Exchange Act Rule 15c3-3)).

We have not commenced operations and our activities to date have been devoted to developing the technology and infrastructure necessary to launch our Prometheum Network, which may never occur, and raising capital to fund our development efforts.

In December 2018, we sold 68,875,000 shares of common stock and 10,150,000 founder ember warrants for $12,000,000 consisting of $3,000,000 cash and $9,000,000 in technology and related services to HashKey. HashKey also negotiated the right to purchase an additional 10% of our common stock for $12,500,000 exercisable 30 days following Prometheum Ember ATS receiving FINRA and SEC approval to operate as a broker-dealer alternative trading system. In connection therewith, Dr. Feng Xiao, Chairman of HashKey, Vice Chairman and Executive Director of China Wanxiang Holding Co., Ltd., and Chairman and CEO of Wanxiang joined Prometheum’s board of directors. Dr. Xiao was, we believe, the earliest evangelist and promoter of blockchain technology in China and an early sponsor of Ethereum. Dr. Xiao and Wanxiang have incubated and invested in more than 50 blockchain projects around the world.

In November 2019, PEATS entered into a letter agreement with Quantex Clearing, LLC (“Quantex”), an SEC registered clearing broker pursuant to which Quantex agreed to provide to PEATS clearing and related services, to be set forth in a definitive clearing agreement.

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We may not be successful in developing and launching the Prometheum Network, and even assuming we do develop the necessary infrastructure to launch the Prometheum Network, no assurance can be given that the SEC, FINRA or other regulatory agencies will grant the necessary regulatory approvals for the operation of the Company’s Prometheum Network. The Company must obtain approval from FINRA of PEATS’ application to be admitted as a broker-dealer member of FINRA and then PEATS must apply to the SEC to operate its alternative trading system. We believe the most significant hurdle that we must surmount in order to commence operation of PEATS is demonstrating to FINRA and the SEC that the systems to be implemented by PEATS for maintaining custody and control of digital securities are in compliance with Rule 15c3-3 of the Exchange Act and address each of the issues raised in the Joint Statement. We submitted a no action request to the SEC in October, 2017 regarding our proposed custody and control systems and in August 2019, we submitted our latest response to FINRA regarding PEATS’ application which also included a description of how these issues will be addressed. As of the date hereof, we have not received a formal response to these submissions. Accordingly, investors should be aware that the descriptions in this Offering Circular of our proposed Prometheum Network and our Ember Tokens are speculative and subject to significant risks. See the discussion on page 30.

The Prometheum Network

Our Prometheum Network when fully functional will be a “Smart Securities NetworkTM” (“SSN”) which will include procedures and algorithms for the following:

•	a platform for issuers seeking to raise capital to conduct initial and follow-on offerings of SST crypto-securities pursuant to Regulation A (the “Regulation A Platform”). SST crypto-securities offered through our Regulation A Platform will be controlled by smart contracts and will be based on our own Ember Tokens (described below). Issuers offering SST crypto-securities through our Regulation A Platform will be matched with buyers who have established accounts on the Prometheum Network. We refer to offerings of SST crypto-securities through our proposed Regulation A Platform as “Smart Security OfferingsTM” (“SSOs”). We intend to structure SST crypto-securities issued in an SSO to be compatible for secondary trading on PEATS, our Broker-Dealer/ATS.

•	an alternative trading system for secondary market trading of SST crypto-securities operated by PEATS which will function by matching buyer and seller orders. PEATS has registered as a broker-dealer with the SEC and has filed a membership application with FINRA and, pending approval of its FINRA membership application, intends to file an initial operation report on Form ATS with the SEC to operate as an alternative trading system.

•	back-office procedures providing for broker-dealer record keeping, customer account information, books and records required by Rule 17a-3, with respect to SST crypto-security transactions conducted through PEATS based upon the Post Trade Solution Software acquired from Inteliclear. PEATS has entered into a letter agreement with Quantex pursuant to which Quantex will act as the clearing broker for PEATS pursuant to a clearing agreement currently being negotiated.

•	the “Prometheum Blockchain” which will use the Practical Byzantine Fault Tolerance (“PBFT”) consensus algorithm in order to provide a balance between performance and distributed reliability. We believe that PBFT is the most efficient method for validating transactions in a distributed system such as the Prometheum Blockchain. The Prometheum Blockchain will have two components, a permissioned blockchain, referred to as the “Prometheum Core Chain,” and a public blockchain, referred to as the “Prometheum Utility Chain.”

PBFT is a mechanism for having a distributed network of connected computers (referred to as nodes or validators) share information and agree on changes to a dataset (a blockchain). The PBFT algorithm was written to address two threats to the integrity of a blockchain, faulty nodes that verify changes to the blockchain incorrectly and malicious nodes that intentionally seek to corrupt the integrity of a blockchain. The PBFT algorithm identifies incorrect changes to a blockchain by polling a variety of different nodes and comparing such nodes results. Sequences that do not match a minimum percentage of all sequences are excluded and the majority sequence is validated and added to the blockchain.

The PBFT algorithm was originally conceived in 1999 and published by MIT. It uses a system of network communication that allows for finality (guarantees that once a transaction is accepted it forms a permanent part of the blockchain data) and resistance to byzantine faults (errors or malicious data that may cause a system to fail). Nodes on the network take turns to propose blocks in such a way that allows for faulty nodes to be identified and ignored.

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The algorithm achieves consensus in a manner that neither the integrity of the data nor the performance of the network are affected by faulty or malicious node behavior. The validation of transactions is done through the Prometheum blockchain smart contracts. Using the PBFT algorithm, transactions will be written to the Prometheum blockchain after it has been validated for correctness by seeking a minimum consensus of randomly selected nodes validating, or agreeing, on the transaction. If a certain minimum number of nodes, determined through the PBFT algorithm, agree on the transaction, it is written to the Prometheum blockchain. Nodes that reply late or that report a different transaction, either intentionally or mistakenly, are disregarded.

Because PBFT uses a randomly selected subset of nodes to validate transactions we believe that PBFT is the most efficient method for validating transactions in a distributed system such as the Prometheum Blockchain because using a randomly selected subset of nodes to validate specific transactions is faster and more efficient than polling all available nodes and because using a subset of nodes is particularly well suited to validating transactions on the internet where the universe of possible nodes could potentially make it impossible to validate a transaction in a timely manner.

•	Prometheum Blockchain based digital account wallets (“Wallets”). There will be three types of Wallets. The first will be a secure, private Wallet account which will be created for persons that open accounts with PEATS, which we refer to as “Master Wallets.” Master Wallets will be created using the Prometheum Core Blockchain, which is a permissioned blockchain that will serve as the custody and control location for SST crypto-securities held at PEATS on behalf of customers. Customers seeking to access the Prometheum Network will be required to open a brokerage account with the PEATS Broker-Dealer/ATS and have a Master Wallet created for them. Master Wallets established by PEATS Broker-Dealer/ATS will be under the control of PEATS Broker-Dealer/ATS. The second type of Wallet, which we refer to as “Management Wallets” are used internally within the PEATS Broker-Dealer/ATS in order to interact with multi-signature processes required to update the location of SSTs on the Prometheum Core Chain. Management Wallets are not seen by users and are a part of the Master Wallet processes and system. The Master Wallet/Management Wallet system will allow clearing firms to custody SST crypto-securities in Management Wallets and to represent ownership in Master Wallets. The third type of Wallets, which we refer to as “Personal Wallets”, will be created using the Prometheum Utility Chain, which is not a permissioned blockchain. See “Prometheum Wallet System.”

•	our own SST crypto-securities engineered for use on the Prometheum Network which we refer to as “Ember Tokens” (which is the first SST) will provide the basis for issuer SST crypto-securities offered through the facilities of the Prometheum Network. Ember Tokens, when and if created, will function as the Prometheum Network’s medium of exchange. Once issued, upon exercise of Ember Warrants, Ember Tokens will function as a security. It is intended that the Company’s Ember Token will trade under the symbol “MBRTM”.

•	Ember Tokens will be used to pay transaction payments or fees, referred to as “gas” payments, on both the Prometheum Core Blockchain and Prometheum Utility Blockchain. Gas payments for transactions conducted on the Prometheum Core Blockchain (where all customer, broker-dealer, and PEATS interactions with Master Wallets occur) will be paid by the relevant entity (e.g. PEATS will pay the gas fees to write executed trade information to the Prometheum Core Blockchain). Gas payments for transactions conducted on the Prometheum Utility Blockchain (where customer interactions with their Personal Wallets occur) are made directly by customers. Commercial transaction fees charged by PEATS or the Broker-Dealer may be in fiat currency and it is expected, for example, that the PEATS will charge fees sufficient to cover the cost of any Ember Tokens required to pay related transaction gas fees.

•	nodes that will receive Ember Tokens for validating transactions written to the Prometheum Core Blockchain and Prometheum Utility Blockchain, using the PBFT algorithm.

Blockchain functionality is being developed by the Company in consultation with the Company’s strategic partner Wanxiang. The technology architecture and intended processes have been agreed to in principle and development of our blockchain technology with Wanxiang is ongoing.

Ember Tokens

Creation of the Genesis Block

We intend to use “Ember Tokens” as the fundamental medium of exchange for the Prometheum Network. We expect to create a block of 270,000,000 Ember Tokens (the “Genesis Block”) at or around the time we launch the Prometheum Network. Of that number (i) 49,750,000 Ember Tokens will be allocated for issuance to holders of Ember Warrants included in the Units and 500,000 Ember Tokens will be allocated for issuance to holders of Incentive Warrants, (ii) 30,000,000 Ember Tokens will be allocated for issuance to holders of Ember Warrants included in units issued in our current private placements being conducted pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act (the “Reg D Unit Offering”) and Regulation S promulgated under the Securities Act (the “Reg S Unit Offering”), (iii) 37,000,000 will be allocated for issuance to holders of Seed Ember Warrants and Founder Ember Warrants, (iv) 4,950,000 will be allocated for issuance to upon exercise of warrants issued to selling agents, if any are engaged for this Offering, (v) 5,000,000 will be allocated for issuance under our 2019 Employee Token Option Plan, and (vi) the remainder shall be allocated for issuance to various service providers. See “The Ember Token Genesis Block” on page 39. In the event we do not sell all the Ember Warrants in this Offering and the private placements, we reserve the right to conduct an additional offering of Ember Warrants or Ember Tokens or otherwise issue the remaining Ember Tokens so that all 270,000,000 Ember Tokens comprising the Genesis Block will eventually be issued.

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In order for an SST to be eligible to participate in transactions on the Prometheum Network, it must be based upon our Ember Tokens and written on the Prometheum Blockchain. Although the Genesis Block will be limited to 270,000,000 Ember Tokens, each Ember Token may be broken into at least eight decimal points which allows one Ember Token to be broken into approximately a hundred million parts.

As currently envisioned, Ember Tokens will be the only way of paying transaction “gas” payments on both the Prometheum Core Blockchain and Prometheum Utility Blockchain. Gas payments for transactions conducted on the Prometheum Core Blockchain (where all customer, broker-dealer, and PEATS interactions with Master Wallets occur) will be paid by the relevant entity (e.g. PEATS will pay the gas fees to write executed trade information to the Prometheum Core Blockchain). Gas payments for transactions conducted on the Prometheum Utility Blockchain (where customer interactions with their Personal Wallets occur) are made directly by customers.

Commercial transaction fees charged by PEATS or the Broker-Dealer may be in fiat currency and it is expected, for example, that the PEATS will charge fees sufficient to cover the cost of any Ember Tokens required to pay related transaction gas fees.

Ember Token Burn

After the completion of this Offering and the launch of the Prometheum Network, subject to Prometheum generating profits, of which no assurance can be given, we intend to allocate 10% of Prometheum’s profits to re-purchase outstanding Ember Tokens in the open market and then cancel their digital keys and “burn” them. See discussion on page 40.

Common Stock

As of the date hereof, we have 244,490,000 shares of Common Stock issued and outstanding and we have issued options to purchase up to 415,000 shares of Common Stock at an exercise price of $0.32 per share to our Chief Marketing Officer. The options were issued pursuant to our 2019 Employee Stock Option Plan. Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy. Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future. Subject to and qualified by the rights of the holders of shares of any other class or series of preferred stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of our preferred stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them. See description of capital stock on page 55.

Prometheum Account System

Before a participant will be permitted to engage in transactions on the Prometheum Network, they will be required to open a brokerage account with PEATS using an online account application. Completed online account applications will be electronically submitted to a third-party service provider for anti-money laundering and know your customer (“AML/KYC”) checks and verifications. Upon successful completion of the AML/KYC review, PEATS will open a brokerage account and will create a Master Wallet account for the participant. Master Wallet accounts will be created for the benefit of the participants using the Prometheum Core Blockchain and will be maintained by PEATS. Participants will not have direct access to their Master Wallet account or to the SST crypto-securities held in their accounts. Participants holding SST crypto-securities in a Master Wallet that wish to have direct access to their SST crypto-securities, may do so by transferring such securities out of their Master Wallet to a Personal Wallet, created based upon the Prometheum Utility Blockchain. This transfer will be the functional equivalent of a stockholder requesting that its broker dealer holding shares of common stock in street name, have the shares certificated and sent to the stockholder. Participants holding SST crypto-securities in Personal Wallets will be required to transfer such securities to their Master Wallet in order to trade those SST crypto-securities on the Prometheum Network, provided, however that prior to any such transfer to PEATS Broker-Dealer/ATS, the participant must pass AML/KYC checks.

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Clearing, Custody and Control

Prometheum is in the process of creating a mechanism which will provide for compliant clearing, settlement, custody and control of SST crypto-securities that addresses the issues raised by the Joint Statement. Master Wallets will be written using a combination of Inteliclear’s Post Trade Solutions software and algorithms developed by the Company with its strategic partner Wanxiang to comply with the custody and control requirements of Exchange Act Rule 15c3-3(c)(7). Prometheum intends to enter into a clearing arrangement with Quantex, a registered clearing firm, that will implement Prometheum’s digital record keeping software developed using the Inteliclear Post Trade Solutions software acquired by Promtheum (see discussion below) through which Quantex will provide PEATS with compliant clearing, custody and control of SST crypto-securities issued and traded on the PEATS Broker-Dealer/ATS. In the future, assuming we raise sufficient capital in this Offering, we may form a new subsidiary to become a clearing broker dealer and file a new member application for a new digital clearing firm with FINRA. We estimate that the cost of creating and capitalizing such a digital clearing firm is $12,000,000. The foregoing is dependent upon receiving approval from the SEC and FINRA that our systems will in fact meet Exchange Act requirements. There can be no assurance given that the necessary regulatory approvals will be secured to implement our clearing, custody and control structure for SST crypto-securities.

Books and Records

The Company intends to utilize the Post Trade Solution Software to construct the necessary infrastructure to meet broker-dealer recordkeeping obligations under Exchange Act Rule 17(a)(3) and related rules and regulations.

Delivery of Ember Tokens Upon Exercise of Ember Warrants

Purchasers of Units in this Offering will be required to create a brokerage account with PEATS and set up a Master Wallet account. Following the creation of the Genesis Block, Ember Tokens that are issued upon exercise of Ember Warrants, including Ember Warrants included in Units sold in this Offering, will be delivered to and held in investors’ Master Wallets.

Technology and Software

Inteliclear Agreement

We and Inteliclear have entered into a binding letter of intent and term sheet pursuant to which we have acquired source code for a version of Inteliclear’s Post Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. In consideration therefore we (i) issued to Inteliclear 1,250,000 shares of Common Stock and 1,250,000 Ember Warrants, exercisable to purchase 1,250,000 Ember Tokens and, (ii) agreed to pay to Inteliclear $5,000 per month for the four month period commencing December 1, 2019, $300,000 upon PEATS Broker-Dealer/ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS Broker-Dealer/ATS commencement of operations and an additional $150,000 on the second anniversary thereof.

The Wanxiang and HashKey Relationship

On December 14, 2018, we entered into a definitive Stock Purchase Agreement with HashKey whereby HashKey bought 68,875,000 shares of Common Stock and 10,150,000 founder Ember Warrants for $12,000,000 consisting of $3,000,000 cash and technology and related services valued at $9,000,000. Each founder Ember Warrant is exercisable to purchase one Ember Token for no additional consideration during the five year period following creation of the Genesis Block. A copy of the Purchase Agreement is attached as an exhibit to the Offering Statement of which this Offering Circular is a part. In connection with such purchase, effective December 14, 2018, the Company and Wanxiang entered into a Strategic Partnership and Joint Development Agreement, the Company, HashKey and Wanxiang entered into a Technology Agreement (the “Technology Agreement”), and the Company, HashKey, Wanxiang and certain other investors entered into an Investor and Founders Rights Agreement. Pursuant to the Investor and Founders Rights Agreement, HashKey was granted the right to purchase shares of our yet to be created Series A Preferred Stock convertible into that number of shares of our Common Stock equal to 10% of the then issued and outstanding common stock, on a fully-diluted basis, for $12,500,000 exercisable for 30 days following FINRA approval of PEATS Broker-Dealer/ATS’ new member application to operate as a broker-dealer alternative trading system and filing an initial operation report on Form ATS.

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The Technology Agreement provides for the transfer and assignment to the Company of HashKey’s and its affiliates’ proprietary blockchain and trading software, relating to the operation of the Broker-Dealer/ATS and the Company’s proposed business and operations (the “Technology”). The Technology Agreement also provides for a one (1) year royalty-free, license to use HashKey’s hot/cold wallet storage software system. The Technology Agreement also provides for the provision of ongoing technology development support from HashKey and its affiliates, including with regard to the ongoing development of the Prometheum Network and the Prometheum Blockchain development, and the ATS trading system code and system development support (including, but not limited to, matching engine and market data components).

Timing

We expect that at least until the date that the Offering Statement of which this Offering Circular is a part is qualified, our efforts will be focused upon raising funds in our Reg D Unit Offering, continuing development efforts and qualification of the Offering Statement of which this Offering Circular is a part, obtaining “no action” relief on our No Action request seeking recognition of our procedure for the safekeeping of our customer’s crypto-securities in compliance with SEC custody and control rules pending at the SEC, and further development, build out and commercialization of the Prometheum Network. We have and intend to use our resources and the proceeds from our Reg D Unit Offering to fund these on-going efforts.

During the one-year period following qualification of this Offering (the “Qualification Date”) we expect to conduct this Offering and the Reg S Unit Offering and to continue developing the Prometheum Network, hiring personnel and developing the Ember Token and the Prometheum Blockchain. If our initial development efforts are successful, we hope to commence testing and completion of the elements of the Prometheum Network and create the Genesis Block within one year of the date hereof.

Our Company

We were incorporated in Delaware in September 2017 for the purpose of developing, building out and commercializing the Prometheum Network. Our principal offices are located at 120 Wall Street, New York, New York 10005, and our phone number is (212) 514-8369. Our Internet address is www.prometheum.com.

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THE OFFERING

The following is a summary of the principal terms of this Offering and is not intended to be complete.

Issuer	Prometheum, Inc., a Delaware corporation.
Securities Being Qualified	We are qualifying (i) Units consisting of one (1) share of Common Stock and one (1) Ember Warrant to purchase one Ember Token, when and if created; and (ii) Incentive Warrants (described below). We are also qualifying the Ember Tokens, when and if created, issuable from time to time upon exercise of the Ember Warrants included in the Units and the Incentive Warrants. The Units qualified hereby have no standalone rights and will not be certificated or issued as standalone securities. The Common Stock and Ember Warrants included in the Units offered hereby can only be purchased together as a Unit, but the Common Stock and Ember Warrants will be issued separately and will be immediately separable upon issuance.

Offering Amount	We are seeking to qualify a minimum of $5,000,000 of Units (the “Minimum Amount”) and a maximum of $49,750,000 of Units (the “Maximum Amount”), and the underlying Common Stock, Ember Warrants and the Ember Tokens issuable, when and if created, upon exercise of the Ember Warrants included in the Units. We are also seeking to qualify 500,000 Incentive Warrants (having an estimated value of $0.50 per Incentive Warrant) and the Ember Tokens issuable, when and if created, upon exercise of the Incentive Warrants.

Incentive Warrants	We intend to issue to Incentive Warrants to persons that open brokerage accounts on the Prometheum Network on a first-come first-serve basis for no consideration. The amount of Incentive Warrants issued per each new account has not been determined. We will only issue Incentive Warrants during the Offering Period (defined below). Each Incentive Warrant, if issued, may be exercised to purchase one Ember Token for no additional consideration, during the five-year period following the issuance date. Although the Incentive Warrants will be issued for no cash consideration, we have valued the Incentive Warrants at $0.50.

Offering Price	$1.00 per Unit. The minimum amount that must be purchased by each investor is 1,000 Units.

Ember Warrant Exercise Period	Each Ember Warrant may be exercised to purchase one Ember Token, for no additional consideration, during the period commencing on the date the Genesis Block is created and ending on the five-year anniversary from the issuance date of the Genesis Block. See “Securities Being Offered” on page 53.

Commencement of the Offering	We expect to commence the sale of the Units within two business days following the Qualification Date.

Termination of the Offering	This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion. The period from the Commencement of the Offering to the Termination of the Offering is referred to herein as the “Offering Period.”

Escrow Account	All investor funds will be deposited in a non-interest-bearing escrow account (the “Escrow Account”) established by Cross River Bank, as escrow agent, for the benefit of the investors. If we do not sell at least the Minimum Amount by the Termination Date all funds will be promptly returned to investors without interest or deduction.

Warrant Agent and Transfer Agent	We have engaged VStock Transfer, LLC (“VStock”) to act as the warrant agent for the Ember Warrants pursuant to a Warrant Agent Agreement. We have also engaged VStock to act as our Transfer Agent for the Company’s Common Stock. We have not engaged VStock or any other person to act as our Transfer Agent for our Ember Tokens.
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Clearing Broker	PEATS has entered into a letter agreement with Quantex setting forth the general terms pursuant to which Quantex will be engaged as PEATS clearing broker. A clearing agreement has not been finalized as of the date hereof, however some of the services contemplated to be provided by Quantex include clearing and custody of SST digital securities traded on the PEATS ATS.

Closings	The Common Stock and Ember Warrants comprising the Units will be issued in one or more closings (the “Closings”). We must receive and accept subscriptions for the Minimum Amount in order to hold the initial closing (the “Initial Closing”) and release investor funds on deposit in the Escrow Account to the Company. After the Initial Closing, the Offering will continue and we will have additional Closings on accepted subscriptions until the Termination Date. If we have not held the Initial Closing prior to the Termination Date, we will instruct the Escrow Agent to return all funds to the investors without interest or deduction.

Investor Qualifications	The Units will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A).

Administrative Agent; Plan of Distribution

We have engaged Manorhaven, a registered broker dealer, to act as the Administrative Agent for this Offering. As Administrative Agent, Manorhaven, will be responsible for oversight and administration of the subscriptions process, recordkeeping, escrow oversight, review of closing requirements and sending confirmations to investors.

Manorhaven shall receive an administrative fee equal to 2% of the gross offering sales proceeds, payable at each Closing of the Offering. Manorhaven will not solicit investments in the Company’s offering nor advise subscribers on suitability or advisability of such investments other than to assure that the terms of the offering are being complied with.

Relationship with Administrative Agent	Our Chairman and majority shareholder, Martin H. Kaplan, is the managing member of Coincross LLC and Manorhaven is a subsidiary of Coincross LLC. As a result, we and the Administrative Agent are under common control and are affiliates.

Common Stock Outstanding Prior to this Offering	As of the date hereof, we have 244,490,000 shares of restricted Common Stock issued and outstanding. This amount does not include 415,000 shares of Common Stock issuable upon exercise of options issued to our Chief Marketing Officer.

Ember Warrants Outstanding Prior to this Offering	As of the date hereof, we have Ember Warrants outstanding exercisable to purchase up to 43,990,000 Ember Tokens, when and if the Genesis Block is created. Such Ember Warrants have an exercise price of $0.00 per Ember Token and have substantially the same terms and conditions as the Ember Warrants offered herein.

Ember Token Options Outstanding Prior to this Offering	As of the date hereof, we have issued options to purchase up to 280,000 Ember Tokens to our Chief Marketing Officer.

How to Subscribe	Investors wishing to subscribe for Units will first be required to establish an account on the Broker-Dealer/ATS at Prometheum.com. Once an account has been set up, investors will complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us and deliver full payment for all Units subscribed for to the Escrow Agent in accordance with the instructions provided in the Subscription Agreement. Subscriptions submitted by investors, subject to acceptance by us, are irrevocable. We have the right, at any time prior to the issuance of the Common Stock and Ember Warrants comprising the Units, to reject subscriptions in whole or in part in our sole discretion.
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Reg D Unit Offering	In 2018 we commenced a private offering to accredited investors of up to 30,000,000 Ember Warrants at a price of $0.50 per Ember Warrant and sold 4,840,000 Ember Warrants for gross proceeds of $2,420,000 pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In August 2019, we amended the terms of this private offering to an offering of up to 30,000,000 units (“Restricted Units”), each Restricted Unit consisting of one share of Common Stock and one Ember Warrant, at a price of $0.50 per unit. The Restricted Units being sold in the private offering are being offered pursuant to Rule 506(c) and have the same rights as those being sold in this Offering. The Ember Warrants underlying the units sold in the private unit offering (the “Reg D Unit Offering”) shall be exercisable to purchase up to 30,000,000 Ember Tokens, for no additional consideration, which will be subject to restrictions on resale. In August 2019 we issued to investors that purchased Ember Warrants prior to the change to a unit offering 4,840,000 shares of Common Stock, the number of shares the purchasers would have received had they purchased Restricted Units. In October 2019, we sold 900,000 Restricted Units pursuant to Rule 506(c) in the Reg D Unit Offering. In November 2019, we amended the terms of the Reg D Unit Offering by providing investors with the option of placing their subscription funds in escrow and making a closing on their subscription contingent upon the Qualification of this Offering. Investors that subscribe for Restricted Units under this option will have their subscription funds returned if the Offering is not Qualified. If it is qualified, then their subscription funds will be released to us and they will be issued the Common Stock and Ember Warrants underlying their units. These securities will be restricted securities for 6 months after the Qualification date. We intend to terminate the Reg D Unit Offering once this Offering is Qualified.

Reg S Unit Offering

We are also offering Restricted Units to non-U.S. persons in a private placement exempt from the registration requirements of the Securities Act, under Regulation S promulgated thereunder (“Regulation S”). We plan to continue our offering of Restricted Units under Regulation S (the “Reg S Unit Offering”) concurrently with this Offering under Regulation A. The Restricted Units (and the Common Stock, Ember Warrants and Ember Tokens) underlying the Restricted Units sold in the concurrent Reg S Unit Offering will be restricted securities that are sold for delayed delivery and will be subject to restrictions on transfer that will prevent their transfer for one year after sale. The Restricted Units sold in the Reg S Unit Offering will therefore be sold at a sale price of $0.38 per Restricted Unit (a 25% discount from the Reg D Unit Offering price of $0.50 per Reg D Unit). The maximum number of Restricted Units the Company intends to sell in both the Reg D Unit Offering and the Reg S Unit Offering is 30,000,000 Units. Accordingly, the maximum number of Restricted Units that the Company may sell in the Reg S Unit Offering will depend upon the number of Restricted Units sold in the Reg D Unit Offering. Therefore, as of the date hereof, the maximum number of Restricted Units that the Company may sell in the Reg S Unit Offering is 24,260,000. To date, we have not sold any Restricted Units under the Reg S Unit Offering.

Use of proceeds	We currently intend to use the net proceeds of this Offering for the development, build out and commercialization of the Prometheum Network which will include, obtaining FINRA approval of PEATS’ application to be admitted as a member of FINRA and commence operations as a broker-dealer and completion of the process for registering PEATS as an alternative trading system for SST crypto-securities with the SEC. Thereafter, provided we raise sufficient capital in this Offering, we intend to create and register our own digital clearing firm. Any remaining net proceeds will be used for working capital and corporate purposes. See “Use of Proceeds.”

Reporting Company and OTCQB Application	Within five calendar days of the Qualification Date, we intend to file a Form 8-A with the SEC to become a reporting company under the Securities and Exchange Act of 1934 and thereafter file an application with the OTC Markets to have our Common Stock and Ember Warrants quoted on the “OTCQB.”

Risk factors	Investing in the Units, Common Stock, Ember Warrants and Ember Tokens involves a high degree of risk. See “Risk Factors, beginning on page 10. You should read the Risk Factors section of, and all of the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Units in this Offering.
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RISK FACTORS

The investment described herein is highly speculative and involves a high degree of risk of loss of all or a material portion of an investor’s entire investment. Our proposed Prometheum Network is in the creation stage and the Ember Tokens issuable upon exercise of Ember Warrants and which we propose to be the basis of such network may never be created or issued. Prometheum Ember ATS, Inc.’s application to be admitted to FINRA as a broker-dealer is still pending and may not be approved. You should carefully consider the following risk factors as well as other information contained in this Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, before deciding to make an investment in the Company. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company.

Risks Related to the Company’s Business

We were incorporated in September, 2017 for the purpose of developing the Prometheum Network and have no operating history upon which you can evaluate our prospects, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of Delaware in September 2017 and our operations to date have consisted of raising capital, planning, modeling and developing our Prometheum Network, creating the software and preparing necessary documents and filings in order to implement the Prometheum Network as currently conceived to enable the Prometheum Network, and developing relationships with potential service providers. Accordingly, we have no operating history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with a new enterprise. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception and development of a business operating in a relatively new, highly competitive, and developing industry. We anticipate that our operating expenses will increase for the near future. There can be no assurance that we will ever generate any operating activity or develop and operate the Prometheum Network. You should consider our limited history and our proposed business, operations and prospects in light of the risks, expenses and challenges faced by an early-stage company.

We may not receive necessary regulatory approvals to operate our Prometheum Network.

Prior to launching our Prometheum Network and creating and issuing our Ember Tokens, we will require regulatory approvals, and/or “no action” clearances, from the SEC and possibly State securities regulators. If we are unable to obtain these regulatory approvals or “no action” clearances, we may have to reconfigure our Prometheum Network or Ember Tokens so that they satisfy regulatory requirements. If we cannot obtain the necessary approvals, we may not be able to launch our Prometheum Network, in which case investors could lose all or most of their investments.

No assurance can be given when and if ever the creation of the Genesis Block of Ember Tokens will occur and if the Genesis Block is not created, the Ember Warrants will not be exercisable and will expire worthless.

The creation of the Genesis Block of Ember Tokens is contingent upon the successful development, build out and commercialization of the Prometheum Network, which is subject to a number of risks and uncertainties, including, but not limited to, the successful registration of the Broker-Dealer/ATS and completion of necessary programming to enable a smart contract based securities issuance and trading system. Accordingly, the Prometheum Network may not ever launch as currently envisioned. If the Prometheum Network is not fully developed, built out and commercialized, then the creation of the Genesis Block of Ember Tokens will not occur and Ember Warrants will not be exercisable and will expire worthless.

We intend to use the proceeds of this Offering to develop the Prometheum Network and there is a risk that competitors may develop and launch alternative blockchain based securities networks prior to the completion and launch of the Prometheum Network.

There is a risk that competitors may develop and launch alternative blockchain based securities networks, offering functionality similar to what we are proposing, prior to the development and launch of the initial version of our Prometheum Network. These alternative networks may be based on the same open source code and open source protocol upon which we intend build our technology. The launch of any such networks could make it more difficult for our Prometheum Network to gain market acceptance if and when launched which could have a material adverse effect on our prospects and the prospects of the Prometheum Network.

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Our proposed Prometheum Network and our Ember Tokens are in the development stage and are new untested concepts that may not achieve market acceptance.

Our concept of creating a blockchain based crypto-securities issuance and trading network based on our Prometheum Network and Ember Tokens is new and is currently in the development stages. There can be no assurance that our proposed Prometheum Network will be operational, or if it does become operational, that it will achieve market acceptance. Investors acquiring Units will bear the risks of investing in a novel untested type of securities transaction that will trade exclusively on a novel type of trading platform and be subject to a number of unusual restrictions, as well as the risks of investing in our business. Any failure of the Prometheum Network, the PEATS Broker-Dealer/ATS or the Ember Tokens to perform as expected will have a material adverse effect on our prospects.

The PEATS Broker-Dealer/ATS must overcome a number of regulatory hurdles before it may commence operation as a broker-dealer based alternative trading system for SST crypto-securities and the failure to overcome any one of these hurdles may prevent the PEATS Broker-Dealer/ATS from operating, which may require us to reconfigure our proposed Prometheum Network.

The PEATS Broker-Dealer/ATS has submitted an application to FINRA to become a broker-dealer alternative trading system and is currently responding to requests for additional information. The Broker-Dealer/ATS must satisfy a number of different requirements before FINRA will admit it as a member and allow it to commence operations as a broker-dealer. In addition, the PEATS Broker-Dealer/ATS must file a Form ATS with the SEC and meet applicable SEC requirements to operate as an alternative trading system. The Company believes that some of the items that it will have to address in its regulatory filings are its policies and procedures for: (i) establishing clearing, settlement, custody and control procedures suitable for blockchain based securities that meet the requirements of Exchange Act Rule 15c3-3, the “Customer Protection Rule,” and FINRA Rules; (ii) engaging an auditor with necessary expertise to verify the existence and value of blockchain based securities; and (iii) obtaining approval of the PEATS Broker-Dealer/ATS proposed procedures for recording trade information to the blockchain that meet the requirements of Exchange Act Rule 17a-3 and FINRA recordkeeping rules. Each of the foregoing presents novel issues in the context of blockchain based securities and there can be no assurance given that the PEATS Broker-Dealer/ATS will be able to provide FINRA and the SEC with the responses and comfort for them to approve PEATS Broker-Dealer/ATS’s proposed operations. If the PEATS Broker-Dealer/ATS is not able to operate as a broker-dealer based alternative trading system, the Prometheum Network may not launch which could result in investors losing all of their investment.

Our independent registered public accounting firms’ report on our financial statements for the year ended December 31, 2018 expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firms’ report on the Company’s financial statements for the year ended December 31, 2018 expresses substantial doubt about our ability to continue as a going concern. The report includes an explanatory paragraph stating that we have recurring losses and negative cash flows from operations and that these conditions, among other, raise substantial doubt about our ability to continue as a going concern. There is no assurance that we will be able to continue our operations and alleviate doubt about our ability to continue as a going concern. Inclusion of a “going concern qualification” in the report of our independent accountants or in any future reports may have a negative impact on its ability to obtain debt or equity financing and may adversely impact the price of our Common Stock.

We do not have an accounting department and have relied upon outside consultants to complete our bookkeeping and financial statements. We will have to engage full time accounting professionals and will have implement finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy public reporting requirements.

As we grow our business and to ensure compliance with ongoing public reporting requirements, either under Regulation A or under the Exchange Act, we will be required to comply with a variety of extensive reporting, accounting, and other rules and regulations. Compliance with each of these requirements is expensive, time consuming and intricate and will require that we engage full time accounting professionals. Meeting these requirements will increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. If our internal controls over financial reporting are determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the market price of our Common Stock, subject us to regulatory investigations and penalties, cause us to have to restate our financial statements, and adversely impact our business and financial condition.

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The crypto-securities market in which we intend to compete is subject to rapid innovation and change and there is a risk that changes or innovations in the crypto-securities market may occur while we are developing our Prometheum Network and Ember Tokens which could render our business model and developing technology obsolete.

Since its inception, the distributed ledger technology market in general and the crypto-securities market have been characterized by rapid changes and innovations and are constantly evolving. As a result, there is a risk that during the time that we are developing our Prometheum Network and Ember Tokens, there may occur changes or innovations which may render our proposed business model and technology obsolete. If we are not able to adapt to such changes or innovations, we may not be able to generate sufficient interest in our Prometheum Network or Ember Tokens, if any, which would have a material adverse effect on our prospects.

Our proposed Prometheum Network and Ember Tokens may be vulnerable to hackers and cyber-attacks.

Our proposed Prometheum Network and Ember Tokens are internet-based, which makes us vulnerable to hackers who may access the data of investors in this Offering, purchasers of Ember Tokens and users of the Prometheum Network. Further, any significant disruption in our operations, our Ember Tokens or the Prometheum Network could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition, we intend to rely on third-party technology providers to provide us with the various elements of our proposed Prometheum Network and technology. Any disruptions of services or cyber-attacks on our third party technology providers could harm our reputation and materially and negatively impact our prospects.

Cybersecurity breaches may delay implementation of our business plan and damage our reputation.

As the world becomes more interconnected through the use of the Internet and users rely more extensively on the Internet and the cloud for the transmission and storage of data, such information becomes more susceptible to incursion by hackers and other parties intent on stealing or destroying data on which we rely. We face an evolving landscape of cybersecurity threats in which hackers use a complex array of means to perpetrate cyber-attacks, including, but not limited to, the use of stolen access credentials, malware, ransomware, phishing, structured query language injection attacks, and distributed denial-of-service attacks, among other means. These cybersecurity incidents have increased in number and severity and it is expected that these trends will continue. Should our proposed Prometheum Network be affected by such an incident, we may incur substantial costs and suffer other negative consequences, which may include, but is not limited to:

•	remediation costs, such as liability for stolen assets or information;

•	increased cybersecurity protection costs;

•	litigation and legal risks, including regulatory actions by state and federal regulators; and

•	loss of reputation.

Our proposed Prometheum Network systems and those of third-party service providers we may engage may be vulnerable to cybersecurity risks. If our security measures are breached and unauthorized access is obtained to our Prometheum Network and our electronic trading platform, our business could suffer a material adverse effect.

Our proposed Prometheum Network will involve the processing, storage and transmission of transactions and data. The secure storage and transmission of confidential information over public networks will be a critical element of our operations. Cyber- attacks on our systems could expose us to a risk of misappropriation of this information, leading to litigation, reputational harm and possible liability. Despite the defensive measures we may take, these threats may come from external factors such as governments, organized crime, hackers, and other third parties such as outsource or infrastructure-support providers and application developers, or may originate internally from an employee or service provider to whom we have granted access to our computer systems. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to our confidential information, our reputation could be damaged, our business would suffer and we could incur material liability. Any such breach could compromise our Prometheum Network. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures.

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We also face the risk of operational disruption, failure or capacity constraints of any of the third party service providers that facilitate our business activities, including clients, the clearing agent and network or data providers. Such parties could also be the source of a cyber-attack on and/or breach of our operational systems, data or infrastructure.

There have been an increasing number of malicious cyber incidents in recent years in various industries, including ours. Any such cyber incident involving our computer systems and networks, or those of third parties important to our businesses, could have a material adverse effect on our business, financial condition and results of operations. A cyber-attack or security breach on our system or that of a third-party service provider could manifest in different ways and could lead to any number of harmful consequences, including but not limited to:

•	misappropriation of financial assets, intellectual property or sensitive information belonging to us, our clients or our third-party service providers;

•	corruption of data or causing operational disruption through computer viruses or phishing; and

•	denial of service attacks to prevent users from accessing our platform.

Our remediation costs and lost revenues could be significant if we fall victim to a cyber-attack. If an actual, threatened or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and could cause our broker-dealer and institutional investor clients to reduce or stop their use of our electronic trading platform. Moreover, prospective clients may be influenced by such events not to use our trading platform. We may be required to expend significant resources to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of clients and revenues and litigation, caused by any breaches. We may be found liable to our clients for any stolen financial assets or misappropriated confidential information. Although we intend to continue to implement industry-standard security measures, no assurance can be given that those measures will be sufficient.

Our business model is dependent on continued investment in and development of distributed ledger technologies.

Our business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

Possible future acquisitions.

We may in the future acquire assets, technologies or companies that have services, products, technologies that extend or complement our proposed business. The process to undertake a potential acquisition is time-consuming and costly. If we were to undertake in the future any potential acquisition, we expect to expend significant resources to undertake due diligence on each potential acquisition, and there is no guarantee that we would be able to complete any such acquisition that we pursue. Moreover, if we were able to effectuate an acquisition, the process of integrating any such acquired assets or business into us could create unforeseen operating difficulties and expenditures and is itself risky.

We expect to face significant competition.

Through our proposed Prometheum Network and Ember Tokens, we hope to facilitate online capital formation through the issuance and trading of Tokenized Securities. Though we believe that that this is a novel concept, we believe that we will be in competition with a variety of competitors in the market as well as likely new entrants. Some of these new entrants could follow a regulatory model that is different from ours which might provide them with competitive advantages over us. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers who could have significantly greater resources than us. Further, we may have to compete with a number of market participants, including, but not limited to, alternative trading systems, traditional venture capitalists, and crowdfunding platforms. Some competitors and future competitors may be better capitalized than us or have greater resources than us which could give them a significant advantage in marketing and operations.

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In order for us to implement our plan of operation and to create the Prometheum Network, we must identify, recruit, retain and develop the necessary personnel who have the needed technological background and experience.

While the Company’s strategic Partnership and Joint Development Agreement with Wanxiang has provided the Company with material and significant world recognized resources, never the less in order for us to implement our business plan we need to identify and recruit highly qualified personnel with backgrounds in developing distributed ledger technology applications and who have skills required for developing and managing developmental stage businesses. We believe that we will face intense competition for personnel. If we are not able to identify and recruit the necessary personnel to implement our business and launch the Prometheum Network, we may not have a successful Genesis Block and investors may lose all or most of their investments.

We may be unable to protect our proprietary technology or keep up with that of our competitors.

Our success will depend to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use, or take appropriate steps to enforce our intellectual property rights. In addition, our competitors may now have or may in the future develop technologies that are as good as or better than our technology without violating our proprietary rights. Our failure to protect our software and other proprietary intellectual property rights or to utilize technologies that are as good as our competitors’ could put us at a disadvantage to our competitors.

We may not be able to obtain trademark protection for our marks, which could impede our efforts to build brand identity.

We intend to file trademark applications with the United States Patent and Trademark Office seeking registration of our marks. There can be no assurance that the applications will be filed and if filed, if they will be successful or that we will be able to secure significant protection for our trademarks in the United States or elsewhere. Our competitors or others could adopt product or service marks similar to our marks, or try to prevent us from using our marks, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Any claim by another party against us or customer confusion related to our trademark, or our failure to obtain trademark registration, could harm our business.

We may be accused of infringing intellectual property rights of third parties.

Other parties may claim that we infringe their intellectual property rights. In the future we may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. The ready availability of damages, royalties, and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own.

There is little or no guidance regarding the accounting treatment of the proceeds received from the sale of crypto-securities and we have decided to classify the proceeds from the sale of Ember Warrants as cash flow from operating activities, however, there can be no assurance that this treatment will not be rejected and we will be required to restate our financial statements.

There is no clear official guidance from accounting or regulatory authorities, including the Internal Revenue Service, regarding the classification of crypto-securities and proceeds from their sales for financial accounting purposes. In the event that guidance is issued that is contrary to our current accounting treatment of our Ember Warrants and the proceeds we have received from their sales, we may be required to restate our financial statements to correspond with such guidance. A restatement of our financial statements would involve significant time and expense which could have an adverse effect on our results of operations and our proposed business plan.

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In the event that the operations of the Prometheum Network cause the Company to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to register as an MSB and to make certain reports to FinCEN and maintain certain records.

In the event that the operations of the Prometheum Network cause the Company to be deemed a MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to register as an MSB and to make certain reports to FinCEN and maintain certain records. Such additional regulatory obligations may cause the Company to incur additional expenses and may effect the Company’s ability to operate the Prometheum Network as currently envisioned. Further, if the Company is deemed to be an MSB it may become subject to liability for operating as an unregistered MSB which could result in monetary penalties. Any such action may adversely affect an investment in us.

Risks Related to this Offering, the Common Stock, the Ember Warrants and the Ember Tokens

The Offering is being conducted on a “best efforts all-or-none” basis with respect to the Minimum Amount and on a “best efforts basis” for the remainder and we may not raise sufficient funds in this Offering for us to fully develop, build out and commercialize the Prometheum Network.

The Units are being offered by us on a “best efforts, all-or-none” basis for the Minimum Amount and on a “best efforts” basis for the remainder, meaning that there is no assurance that any or all of the Units will be sold. Because there is a Minimum Amount that must be sold to hold the Initial Closing, there is an increased risk to investors who participate in the Offering if less than the Maximum Amount is raised, since the remainder of the funds may not be forthcoming. We are relying upon the proceeds from this Offering, together with our currently available cash to fund our business plan for the next 24 months. If we sell less than the Maximum Amount, we may be required to seek additional funding, which may not be available. If we do not raise sufficient funds in this Offering, or if we are not able to obtain additional funding, we may be required to modify or suspend our business plan, which could result in investors losing all or most of their investments. See “Use of Proceeds.”

Your investment may be held in escrow for up to a year.

The Offering may continue until one year from the Qualification Date. This means that your investment may continue to be held in escrow while the Company attempts to raise the Minimum Amount. Your investment will not be accruing interest during this time and will simply be held until such time as the Offering terminates without the Company receiving the Minimum Amount, at which time it will be returned to you without interest or deduction.

There is no public market for the Common Stock, the Ember Warrants or the Ember Tokens underlying the Ember Warrants and a public market may never develop.

Prior to this Offering, there has been no public market for the Common Stock, the Ember Warrants or the Ember Tokens. We cannot predict the extent to which a market for the Common Stock, the Ember Warrants or Ember Tokens will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities. The initial offering price of the Units in this Offering was determined by our management based upon factors relating to the estimated value of our Common Stock, the Ember Warrants and the pricing of the proposed Ember Tokens and is not in any way indicative of our actual value, the value of the Common Stock, the Ember Warrants or the Ember Tokens, if and when issued, following the completion of this Offering. Investors may not be able to resell their Common Stock or Ember Warrants at or above the initial offering price, if at all.

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Currently, the creation of the Genesis Block is expected to occur within 12 months after the date of this Offering Circular. The Ember Tokens may never be created, and if created, a public market for the Ember Tokens may never develop.

The creation of the Genesis Block is expected to occur within 12 months after the date of this Offering Circular, and, if they are created, a public market for the Ember Tokens may never develop. If the Genesis Block is not created, the Ember Warrants may have little or no value. Further, even if the Genesis Block is created and issued, a public market for the Ember Tokens may never develop, which in turn would cause the Ember Warrants to have little or no value. Moreover, even if such a market forms, no assurances can be given that it will be sustained.

Our Common Stock and Ember Warrants may not be approved for quotation on the OTCQB and you may not be able to resell your Common Stock or Ember Warrants at a price above the price you paid, if at all.

We intend to file an application to have our Common Stock and Ember Warrants quoted on the OTCQB within 60 days after we hold the final Closing. No assurances can be given, however, that the application will be approved. Among other matters, in order for our Common Stock and Ember Warrants to become quoted on the OTCQB eligible, a broker-dealer member of FINRA, must file a Form 211 with FINRA and commit to make a market in and quote our securities once the Form 211 is approved by FINRA. As of the date of this Offering Circular, we have not made any arrangements with any market makers to file a Form 211 to apply to quote our Common Stock and Ember Warrants. If for any reason our Common Stock and Ember Warrants do not become eligible for quotation on the OTCQB or a public trading market does not develop, purchasers of our Common Stock and Ember Warrants may have difficulty selling their Common Stock and Ember Warrants should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCQB, any quotation of our Common Stock and Ember Warrants would be conducted in the “pink” sheets market. As a result, a purchaser of our Units of Common Stock and Ember Warrants may find it more difficult to dispose of, or to obtain accurate quotations as to the price of their Common Stock and Ember Warrants.

There is no assurance that investors in this Offering will receive a return on their investment.

There is no assurance that investors will realize a return on their investments or that their entire investments will not be lost. For this reason, each investor should carefully read our Offering Statement, this Offering Circular and the exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC, and should consult with their own advisors prior to making any investment decision with respect to the Ember Tokens and the Ember Warrants.

Our management will have broad discretion over the use of the net proceeds from this Offering.

Our management intends to use the net proceeds from this Offering to continue the creation and development of the Prometheum Network, to fund general operations and provide working capital. Provided sufficient net proceeds are available, management may use a portion of the net proceeds to fund the creation of a clearing firm for SST crypto-securities. Our management will have broad discretion in the application of the net proceeds and you will have to rely upon their judgment with respect to the use of the net proceeds. Our management may utilize the net proceeds in a manner in which you disagree. The failure by our management to apply these funds effectively could have a material adverse effect on our ability to launch our Prometheum Network and the Ember Tokens. See “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

Our management and principal stockholders own a significant percentage of our Common Stock and will be able to exert significant control over matters subject to stockholder approval.

As of the date hereof, our executive officers, directors, 5% stockholders and their affiliates beneficially own approximately 91% of our voting stock. After this Offering, assuming the sale of the Maximum Amount of Units, our executive officers, directors 5% stockholders and their affiliates will beneficially own approximately 76% of our voting stock. Therefore, these stockholders will have the ability to influence us through their ownership positions. These stockholders will be able to determine all matters requiring stockholder approval. For example, these stockholders, acting together, will be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction which could adversely affect the market price of our Common Stock.

You may experience immediate and substantial dilution in the book value per share of the Common Stock included in the Units you purchase.

The public offering price per Unit is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase securities in this Offering, you will pay an effective price per share of Common Stock you acquire that substantially exceeds our net tangible book value per share after this Offering. Assuming the sale of the Maximum Amount and assuming no value is attributed to the Ember Warrants included in the Units, you will experience immediate dilution of $0.97 per share (assuming the Minimum Amount is sold) and $0.82 per share (assuming the Maximum Amount is sold). These amounts represent the difference between our as adjusted net tangible book value per share after giving effect to this Offering and the public offering price per Unit. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this Offering. See “Dilution” on page 22.

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The future issuance of equity or of debt securities that are convertible into equity would dilute our share capital.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares of Common Stock or other securities convertible into shares of Common Stock, our stockholders will be diluted. Future issuances of our Common Stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our Common Stock and impair our ability to raise capital through future offerings of shares or equity securities. No prediction can be made as to the effect, if any, that future sales of Common Stock or the availability of Common Stock for future sales will have on the trading price of our Common Stock.

An active trading market for our Common Stock may not develop.

Prior to this Offering, there has been no public market for our Common Stock. The initial public offering price for our Common Stock was determined by our management. We do not intend to list our Common Stock for trading on any exchange or over-the-counter market and an active trading market for our Common Stock may never develop. If an active market for our Common Stock does not develop, it may be difficult for you to sell shares you purchase in this offering without depressing the market price for the shares or at all.

Our Common Stock may become subject to the “Penny Stock” rules of the SEC which could limit the trading market for our Common Stock which could have an adverse effect on the price of our Common Stock.

Our Common Stock may become subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If the price per share of our Common Stock is less than $5.00 and our average revenue or tangible net worth fall below the levels required by the penny stock rules, our Common Stock will become subject to the penny stock rules which could have the effect of limiting the trading market for our Common Stock which could have an adverse effect on the price of our Common Stock.

FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our Common Stock.

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Upon the completion of this Offering, we intend to file a Form 8-A and register our Common Stock and Ember Warrants under the Exchange Act, and thereafter publicly report on an ongoing basis under the reporting rules set forth under Section 13 of the Exchange Act. We believe we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

There are no registered third party exchanges or alternative trading systems that can support secondary trading of Ember Tokens, when and if created and issued, and if PEATS application to operate as a Broker-Dealer/ATS is approved, it may be the only such alternative trading platform for secondary trading of Ember Tokens for the foreseeable future, which could have an adverse effect on Ember Token liquidity and value.

There are currently no registered third party exchanges that can support secondary trading of Ember Tokens, when and if created and issued, and if PEATS application to operate as a Broker-Dealer/ATS is approved, it may be the only such alternative trading platform for secondary trading of Ember Tokens for the foreseeable future. If the PEATS ATS is the only registered alternative trading system or exchange that can support secondary trading of Ember Tokens, the secondary market could be severely limited and the trading prices of Ember Tokens may be adversely affected.

Once issued, secondary purchases and sales of Common Stock, Ember Warrants and Ember Tokens, when and if created and issued, may be limited by State Blue Sky laws, which may limit or prevent the formation of an active secondary market.

Since we do not currently intend to list the Common Stock, the Ember Warrants or the Ember Tokens, when and if created and issued, on a national securities exchange, we will be required to comply with the Blue Sky laws for each State in which secondary trading is to occur. The State Blue Sky filing process can be time consuming and there can be no assurance that we will be able to successfully obtain Blue Sky clearance in all the States where investors reside. Investors residing in States where we have not received Blue Sky clearance will have limited ability to resell their Common Stock, Ember Warrants and Ember Tokens, when and if created and issued, in or from those States.

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In the event that we undergo a change in ownership the successor entity that controls us may not honor the outstanding Ember Warrants, regardless of any obligation to do so, which could require the holders of Ember Warrants to litigate to enforce their rights, which could result in the value of the Ember Warrants to be reduced to below the purchase price.

The Warrant Agent Agreement provides that in the event of a change in control of the Company, which is referred to as a fundamental transaction, the Company will ensure that the successor entity assumes all the Company obligations under the Warrant Agent Agreement. However, there can be no assurance given that any successor will honor such agreement which would require the holders to litigate to enforce their rights. Such litigation could be lengthy and expensive and there can be no assurance of success. In such event, the Ember Warrants may expire worthless and investors could lose their entire investment.

Master Wallet accounts established on the PEATS Broker-Dealer/ATS for the benefit of investors in this Offering, could be hacked resulting in a complete loss of any Ember Tokens or other SST crypto-securities held in such Master Wallets.

Ember Tokens issued to investors that exercise Ember Warrants after the creation of the Genesis Block will be delivered to the investors’ Master Wallets. Master Wallets will be subject to the risk of unauthorized third parties gaining access, through security breaches or failures, and either taking any Ember Tokens or other SST crypto-securities stored in the Master Wallets or disabling the Master Wallets. In such event, investors may lose their Ember Tokens or other SST crypto-securities held in their Master Wallets. Further, such a hacking event would result in a material adverse effect on the business and reputation of the PEATS Broker-Dealer/ATS which would have a material adverse effect on Prometheum’s operations and the prices for its Common Stock, Ember Warrants and its Ember Tokens, when and if created and issued.

Investors that transfer Ember Tokens, when and if created and issued upon exercise of Ember Warrants, to Personal Wallets could lose access to their Personal Wallet or could lose access to their Ember Tokens.

Investors that exercise Ember Warrants following the creation of the Genesis Block and acquire Ember Tokens have the option of having their Ember Tokens transferred to their Personal Wallets. Personal Wallets will be subject to the risk of unauthorized third parties gaining access, through security breaches or failures, and either taking any Ember Tokens, or other SST crypto-securities held in the Personal Wallet, or disabling the Personal Wallet so investors cannot access their SST crypto-securities. In such event, the investor may lose access to any Ember Tokens held in their Personal Wallet a and lose their entire investment in Ember Tokens. In addition, an Ember Token holder may mistakenly send their Ember Tokens out of their Personal Wallet in such a manner that they cannot recover their Ember Tokens. Further, Ember Token holders could lose their Ember Tokens through misplacing their private key/password to their Personal Wallet. Further, if a holder does not maintain an accurate record of the holder’s password and loses the password to the wallet account, the holder will lose access to the Ember Tokens held in the Personal Wallet, and, as a result, lose his or her investment in Ember Tokens.

If we are able to create the Genesis Block and issue Ember Tokens, Ember Tokens sent to an incorrect wallet address may be difficult, if not impossible, to recover and may be permanently lost.

Ember Tokens sent to the wrong wallet address in some circumstances are unlikely to be recoverable and will likely be lost. It is unlikely Prometheum will have the ability to recover lost tokens, and investors in Ember Tokens must also accept the risk of permanently losing Ember Tokens sent to wrong wallet addresses. The occurrence of any such loss could have a material adverse effect on any affected holder of Ember Tokens and could reduce investor confidence in our network which would have a material adverse effect on our business.

If we are able to effect the issue of the Genesis Block of Ember Tokens, we intend to have trading data for Ember Tokens written to the blockchain which may make it difficult, if not impossible to correct trading errors in the Ember Tokens.

Since transactions executed through the Broker-Dealer/ATS will be recorded to the Prometheum Blockchain, it may be difficult or impossible to correct trading errors that might have been corrected prior to settlement under a typical T+3 system. Consequently, if the Genesis Block is issued, persons acquiring Ember Tokens must accept the risk that correction of any trading errors may be impossible. The occurrence of any such trading error could have a material adverse effect on any affected holder of Ember Tokens and could reduce investor confidence in our Prometheum Network which would have a material adverse effect on our business.

We currently do not intend to engage a transfer agent for our Ember Tokens and will rely upon the Prometheum Blockchain to maintain transfer and ownership records of our Ember Tokens. In the event the Prometheum Blockchain is corrupted and such records are lost or irretrievable, Ember Tokens would lose all of their value.

We currently do not intend to engage a transfer agent for our Ember Tokens and will rely upon the Prometheum Blockchain to perform the functions typically performed by transfer agents. These functions include (a) countersigning issued securities, (b) monitoring issued securities, with the goal of preventing unauthorized issuances, (c) registering transfers of issued securities, (d) exchanging or converting issued securities, or (e) transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. We believe all of these functions will be intrinsically part of the Prometheum Blockchain and will be written into each Ember Token’s smart contracts. However, in the event that the Prometheum Blockchain is corrupted and such records are lost or irretrievable, without a transfer agent there will be no other records of ownership and as a result, holders of Ember Tokens would lose the entire value of their Ember Tokens.

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Risks Related to Blockchain

We may not be successful in developing clearance and settling mechanisms and procedures necessary for public trading of blockchain based Token Securities.

In order for securities to trade publicly, either through national exchanges, over-the-counter, or through other mechanisms, the intermediaries involved in executing such trades must have in place procedures and mechanisms for the prompt clearance and settlement of transactions. We are in the process of development of clearance and settlement algorithms for Prometheum Blockchain based Token Securities. We cannot assure you that we will be successful in developing the necessary procedures and mechanisms or that the procedures and mechanisms we create will be deemed to meet the standards of the Federal Securities Laws including but not limited to Exchange Act Rule 15c3-3.

We do not believe that there are any alternative trading systems approved by the SEC and FINRA for SST Crypto-Securities and we cannot assure you that we will be successful in developing the PEATS Broker-Dealer/ATS.

We believe that our proposed PEATS Broker-Dealer/ATS dedicated to trading SST crypto-securities is a new concept in that we are not currently aware of any similar alternative trading systems that have been approved by the SEC and FINRA. Since the PEATS Broker-Dealer/ATS is a new concept that will require the continued development and testing of new trading procedures, we expect the SEC approval process to be lengthy. Further, we cannot assure you that we will be successful in developing the PEATS Broker-Dealer/ATS or that the SEC will approve its alternative trading system application. If we are not able to develop the PEATS Broker-Dealer/ATS and implement systems to allow for trading of our Ember Tokens, when and if issued, and other Prometheum Blockchain based securities, then we will not be able to launch the Prometheum Network.

Distributed ledger technology is relatively new and we believe that the application of distributed ledger technology to securities clearing and settlement is novel to our proposed Prometheum Network, therefore, we have no experience operating such a securities platform.

We have limited experience applying distributed ledger technology to securities clearing and settlement. The creation and operation of a digital system for the public trading of Ember Token based securities utilizing a distributed ledger to enable members of the public to confirm that the blockchain underlying these securities has not been altered is subject to potential technical, legal and regulatory constraints. Any problems we, or the PEATS Broker-Dealer/ATS encounters with the operation of our alternative trading system for SST crypto-securities, including technical, legal and regulatory problems, could have a material adverse effect on our business and plan of operations.

Blockchains, including Prometheum’s Core Blockchain and Utility Blockchain, are vulnerable to a variety of mining and network attacks.

As with other distributed ledger technologies, we believe that Prometheum’s Core Blockchain and Utility Blockchain will be susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, selfish-mining attacks, and race condition attacks. Any successful attacks present a risk to these blockchains’ expected proper execution and sequencing of Ember Token transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember Tokens. Although we intend to limit the risk of mining attacks by utilizing the PBFT consensus mechanism that could reduce the risk of mining attacks, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks.

Conventional trading systems have established processes and systems to identify securities and process trades. If we are not able to adapt these systems for use on the PEATS Broker-Dealer/ATS, then the Prometheum Network will not launch.

We believe that for SST crypto-securities to trade publicly, at least initially, they will be required to meet the same requirements as conventional securities. For example, securities that a publicly traded are identified by their CUSIP numbers which is a unique identifier for a security, and trading systems generally require the activities of transfer agents to process securities transactions. We cannot assure you that current trading systems will adapt to accommodate trading of crypto-securities or that crypto-securities can be designed to be functional on current trading systems.

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The Prometheum Network involves new, unproven concepts and procedures for processing transactions on a blockchain and may ultimately prove to be unworkable.

As originally conceived, distributed ledger technologies were intended to publicly record all transactions on the blockchain. Conventional securities transactions however, are private in nature, particularly if those securities being traded are held in street name. We are designing our Prometheum Network to include both private and public functionality. The public portion will have transactions in Token Securities validated on the Prometheum Blockchain and the private portion will provide Token Security holders with the ability to hold their securities privately, similar to street name securities. No assurance can be given that we will be successful completing the development of the Prometheum Network to allow public and private transactions.

Certain of our officers and directors may have a conflict of interest.

Martin H. Kaplan, our Chairman and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Aaron L. Kaplan and Benjamin S. Kaplan are Co-CEOs, and directors, and are Martin H. Kaplan’s sons who are both of counsel to GKN. Accordingly, there may be multiple conflicts of interest between us, GKN and our officers and directors.

We are under common control with the Administrative Agent.

The Administrative Agent is a wholly owned subsidiary of Coincross, LLC (“Coincross”). Our Chairman and majority shareholder, Martin H. Kaplan is the managing member of Coincross and a holder of a majority of the voting member interests of Coincross. Accordingly, we and the Administrative Agent are under common control and are affiliates.

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DILUTION

If you purchase Units in this Offering, your investment will be diluted immediately to the extent of the difference between the public offering price per Unit and the adjusted net tangible book value per share of our Common Stock after this Offering.

The net tangible book value of our Common Stock as of June 30, 2019, was approximately $4,090,107 or approximately $0.017 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this Offering and the net tangible book value per share of our Common Stock immediately after this Offering.

After giving effect to the sale of the Maximum Amount of Units in this Offering at a public offering price of $1.00 per Unit (attributing no value to the Ember Warrants), and after deducting the estimated costs and expenses of this Offering payable by us, our pro forma net tangible book value at June 30, 2019 would have been approximately $52,345,107 or $0.18 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $0.16 per share to our existing stockholders and an immediate dilution of $0.82 per share to investors purchasing Units in this Offering.

After giving effect to the sale of the Minimum Amount of Units in this Offering at a public offering price of $1.00 per Unit (attributing no value to the Ember Warrants), and after deducting the estimated costs and expenses of this Offering payable by us, our pro forma net tangible book value at June 30, 2019 would have been approximately $8,490,107 or $0.035 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $0.018 per share to our existing stockholders and an immediate dilution of $0.96 per share to investors purchasing Units in this Offering.

The following tables illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the Ember Warrants included in the Units and assuming the sale of, respectively, the Maximum Amount and Minimum Amount of the Units for sale in this Offering:

Assuming Maximum Amount of Units Sold:
Public offering price per Unit		$1.00
Net tangible book value at June 30, 2019	$4,090,107
Increase attributable to investors purchasing Units in this Offering	48,255,000
Pro forma net tangible book value after giving effect to this Offering		52,345,107

Dilution per share to investors in this Offering		$0.82
Percentage of dilution to investors in this Offering		82%

Assuming Minimum Amount of Units Sold:
Public offering price per Unit		$1.00
Net tangible book value at June 30, 2019	$4,090,107
Increase attributable to investors purchasing Units in this Offering	4,400,000
Pro forma net tangible book value after giving effect to this Offering		8,490,107

Dilution to investors in this Offering		$0.96
Percentage of dilution to investors in this Offering		96%

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The following tables set forth, assuming the sale of, respectively, the Maximum Amount and the Minimum Amount of the Units offered for sale in this Offering; (i) the total number of shares of Common Stock previously sold to existing stockholders as of June 30, 2019, (ii) the total number of shares of Common Stock included in Units sold to new investors in this Offering, (iii) the total cash consideration paid by existing stockholders for their shares of Common Stock, and (iv) the total cash consideration paid by new investors purchasing Units in this Offering (assuming no value is attributed to the Ember Warrants).

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming Maximum Amount of Units Sold:
Existing Stockholders	237,500,000	82.7%	$3,010,000	5.7%
New Investors	49,750,000	17.3%	$49,750,000	94.3%
Total	287,250,000	100%	$52,760,000	100%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming Minimum Amount of Units Sold:
Existing Stockholders	237,500,000	97.9%	$3,010,000	37.6%
New Investors	5,000,000	2.1%	$5,000,000	62.4%
Total	242,500,000	100%	$8,010,000	100%

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PLAN OF DISTRIBUTION

This is a Regulation A, Tier 2 offering which we will conduct on a “best efforts, all-or-none” basis with respect to the Minimum Amount and a “best efforts” basis with respect to the Maximum Amount. The Units will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of Regulation A). The minimum investment amount for investors is $1,000 (1,000 Units).

Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Units in this Offering and all such Units so purchased shall be counted toward the Minimum Amount and the Maximum Amount.

Issuances of Incentive Warrants during the Offering Period, if any, shall not be counted toward the Minimum Amount or the Maximum Amount and we will not receive any proceeds from the issuance of Incentive Warrants.

Determination of Offering Price

The offering price of the Units has been arbitrarily established by us after giving consideration to numerous factors, including market conditions and the perceived valuations. The offering price of the Units may not be in any way indicative of the Company’s actual value or the value of the Common Stock and the Ember Warrants following the completion of this Offering.

Administrative Agent

We have entered into an Administrative Services Agreement with Manorhaven, a registered broker dealer, pursuant to which Manorhaven has agreed to act as the Administrative Agent for this Offering. As Administrative Agent, Manorhaven, will be responsible for oversight and administration of the subscription process, recordkeeping, escrow oversight, review of closing requirements and sending confirmations to investors.

Pursuant to the Administrative Services Agreement, Manorhaven shall receive an administrative fee equal to 2% of the gross proceeds of the Offering for such services, payable at each Closing of the Offering. Manorhaven will not solicit investments in the Company’s offering nor advise subscribers on suitability or advisability of such investments other than to assure that the terms of the Offering are complied with.

We have agreed to indemnify the Administrative Agent against liabilities under the Securities Act. We have also agreed to contribute to payments the Administrative Agent may be required to make in respect of such liabilities. Manorhaven is a related party. See Certain Relationships and Related Party Transactions on page 51.

Escrow of Funds

We have executed an Escrow Agreement with Cross River Bank (the “Escrow Agreement”) pursuant to which Cross River Bank shall serve as the escrow agent (the “Escrow Agent”) in connection with this Offering. All monies collected from prospective purchasers of Units will be held in a separate non-interest bearing escrow account at the Escrow Agent (the “Escrow Account”) for the benefit of the investors in accordance with Exchange Act Rule 15c2-4. The Administrative Agent will instruct purchasers to transfer funds either directly to the Escrow Agent by wire transfer or by check payable to “Prometheum, Inc., Cross River Bank, as Escrow Agent.” The Administrative Agent shall deliver any funds it receives from prospective purchasers to the Escrow Agent by noon of the next business day. Funds will not be released to the Company until the Minimum Amount is raised.

Substantially simultaneously with each deposit to the Escrow Account, the Administrative Agent shall provide the Escrow Agent with the subscription information for applicable prospective purchaser. The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account subscription funds which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

We have agreed to pay the Escrow Agent a fee for acting as Escrow Agent. The amount of the fee will vary depending on the number of investors that subscribe for Units.

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Offering Period; Closings

We expect to commence sales of the Units within two trading days following the date on which the Offering Statement of which this Offering Circular is a part is qualified by the SEC (the “Qualification Date”). This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”).

The Common Stock and Ember Warrants comprising Units will be issued in one or more closings (the “Closings”). We must receive and accept subscriptions for the Minimum Amount in order to hold the initial Closing (the “Initial Closing”) and release investor funds on deposit in the Escrow Account to the Company and deliver Common Stock and Ember Warrants to the investors accounts as described below. If we have not sold the Maximum Amount in the Initial Closing, the Offering will continue and we will have additional Closings (each an “Additional Closing”) on accepted subscriptions until the Termination Date.

Subscription funds deposited in the Escrow Account may not be withdrawn by investors. If we have not held the Initial Closing prior to the Termination Date, we will instruct the Escrow Agent to return all funds to the investors without interest or deduction. If we have held the Initial Closing prior to the Termination Date, the Offering will continue until the Termination Date during which time we will have Additional Closings from time to time. If prior to the Initial Closing, or any Additional Closing, the Offering is terminated, or the Company dissolves or liquidates, subscription funds on deposit in the Escrow Account will promptly be returned to the investors who deposited such funds in the Escrow Account without interest or deduction.

Offering Documents

This Offering Circular and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.prometheum.com. Before committing to purchase Units, each potential investor must consent to receive the final Offering Circular and all other offering documents electronically. Prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Units, Common Stock and Ember Warrants.

Subscription Procedure

Following qualification of this Offering, Prospective investors who submitted non-binding indications of interest during the “test the waters” period, will receive an automated message from us indicating that the Offering is open for investment.

Investors will be required to (i) complete and sign a Subscription Agreement, (ii) complete and sign an investor questionnaire and an accredited investor certification, and (iii) complete and sign a questionnaire regarding compliance with the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act. The foregoing are referred to as the “Subscription Documents.” The Subscription Documents will available electronically on the Prometheum website. A form of the Subscription Agreement has been filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Completed Subscription Documents will be delivered electronically to the Administrative Agent and the Administrative Agent shall review the Subscription Documents and perform the following administrative functions:

•	Review Subscription Documents for completeness and, if necessary, return incomplete or incorrectly completed Subscription Documents to investors;
•	Advise us as to accredited investor status and permitted investment limits for investors;
•	Advise us as to the need for any additional information or clarification from investors; and
•	Transmit Subscription Document information to the Escrow Agent.

At the same time as an investor submits its Subscription Documents for review, the investor will be required to deliver to the Escrow Agent payment in full for the Units subscribed for in accordance with the instructions stated in the Subscription Agreement. The Escrow Agent will notify the Administrative Agent as funds are received in the Escrow Account.

Following notification from the Administrative Agent that it has completed its review of an investor’s Subscription Documents and from the Escrow Agent that it has received the investor’s subscription funds, the Company will determine whether to accept or reject the investor’s subscription. If accepted by the Company, the investor’s subscription will be irrevocable and the subscription funds will remain in the Escrow Account until such time as the funds are released upon a closing or termination of the Offering.

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In addition to the foregoing, prospective investors whose subscriptions have been accepted will be required to open a brokerage account with the PEATS Broker-Dealer/ATS, or if the PEATS Broker-Dealer/ATS is not at that time a FINRA member, with the Administrative Agent. Brokerage accounts established with the Administrative Agent will be transferred to the PEATS Broker-Dealer/ATS following FINRA approval of its membership application. Brokerage account applications will be completed online on the Prometheum website and submitted to a third-party service provider for anti-money laundering and know your customer (“AML/KYC”) checks and verifications. Upon successful completion of the AML/KYC review, the brokerage account will be opened for the investor.

Ability to Void a Sale of Units

We have the right to void a sale of Units in the Offering and compel an investor to return to us any Common Stock and Ember Warrants issued to them, if we have reason to believe that such investor acquired the securities as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Circular has been filed with the SEC.

Limitations on Your Investment Amount

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.”

For general information on investing, we encourage you to refer to www.investor.gov.

Application for Listing of Common Stock and Ember Warrants

We intend to file an application to have the Common Stock and Ember Warrants included in the Units quoted on the OTCQB within sixty (60) days after we hold the final closing. No assurance can be given that the Company will be able to identify a broker dealer to file a Form 211 and commence a market in the Company’s Common Stock or Ember Warrants. If not, we will not be able to list the Common Stock or Ember Warrants for trading on the OTCQB.

If and when issued, we do not expect to apply to list the Ember Tokens for trading on any securities exchange or quoted on the automated quotation system of any national securities association. We believe that, when and if issued, the Ember Tokens will trade on the PEATS Broker-Dealer/ATS.

You should be prepared to retain the Common Stock, the Ember Warrants and, if issued, the Ember Tokens indefinitely and should not expect to benefit from or rely on any price appreciation.

Delivery of Ember Tokens

Prior to any exercise of Ember Warrants, and prior to the creation of the Genesis Block, a Master Wallet will be established for each investor for the purpose of receiving and holding Ember Tokens. Upon exercise of Ember Warrants by an investor, the Ember Tokens will be delivered to the Master Wallet and the ownership of the Ember Tokens will be recorded on the Prometheum Core Blockchain. Following delivery, Ember Tokens will be required to be held in Master Wallets in order to be traded on the PEATS Broker-Dealer/ATS. Master Wallet account holders will do so by placing buy/sell orders on PEATS. Buy and sell orders will be matched using traditional order matching logic (price, time priority) via the matching engine. Prometheum intends to allow other ATS platforms to trade Ember Tokens, but they will have to open an account as a broker dealer with the PEATS Broker-Dealer/ATS and use an external gateway (i.e. FIX and/or other API) to enter trades on behalf of their accounts.

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No assurance can be given that Ember Tokens will trade on any ATS or market.

Restrictions on Transfer

Generally, securities sold pursuant to Regulation A are not considered “restricted securities” under Securities Act Rule 144 and therefore, sales of Common Stock, Ember Warrants and Ember Tokens, if issued, by persons who are not considered affiliates of the Company would not be subject to any transfer restrictions under Rule 144. Affiliates of ours that purchase Common Stock, Ember Warrants and Ember Tokens, if issued, will be subject to the resale restrictions of Rule 144. However, various State Blue Sky laws may restrict secondary transactions of our Common Stock, Ember Warrants and Ember Tokens, if issued if such securities are not qualified or registered, or exempt from qualification or registration, for secondary trading in such States (see “State Blue Sky Information” below). Investors residing in States where our securities have not been so registered, or exempt from registration, will be restricted in their ability to resell Common Stock and Ember Warrants acquired in this Offering.

State Blue Sky Information

The holders of our Common Stock, Ember Warrants and the underlying Ember Tokens should be aware that there may be significant State Blue Sky law restrictions upon the ability of investors to resell their Common Stock and Ember Warrants and the underlying Ember Tokens. We intend to apply to have the Common Stock and Ember Warrants listed for trading on the OTCQB, we do not intend to have the Ember Tokens listed for trading. However, even if we are successful in obtaining a listing on the OTCQB for our Common Stock and Ember Warrants, State Blue Sky laws may cause any secondary market for the Company’s Common Stock and Ember Warrants to be a limited one.

The Company intends to apply to have its Common Stock, Ember Warrants and the underlying Ember Tokens qualify for secondary trading in various States, however, there can be no assurance that secondary trading will be allowed in all States in which investors reside.

Within five calendar days of the completion of this Offering, the Company intends to file a Form 8-A with the SEC to have its Common Stock and Ember Warrants registered under Section 12 of the Exchange Act and to be subject to the ongoing reporting requirements of the Exchange Act. Until such time as the Company becomes subject to the reporting requirements of the Exchange Act, we intend to comply with the ongoing reporting requirements of Regulation A and file annual reports on Form 1–K, semiannual reports on Form 1–SA, and current event reports on Form 1–U. We intend to submit filings to qualify the Ember Warrants for secondary trading in such States as determined by our management.

Foreign Restrictions on Distribution of this Offering Circular

We have not taken any action to permit the possession or distribution of this Offering Circular outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of the Ember Warrants be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Circular in the relevant jurisdictions.

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USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, escrow agent, transfer agent, printing and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) development, build out and commercialization of the Prometheum Network, (ii) obtaining FINRA approval of the PEATS Broker-Dealer/ATS membership application and completing registration as an alternative trading system, (iii) creating and licensing a digital clearing firm or obtaining FINRA approval for the PEATS Broker-Dealer/ATS to clear its business with a clearing firm, (iv) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and (c) the balance towards working capital and other corporate purposes. In the event that we sell less than the Maximum Amount, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, personnel sharing, consulting or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

Below is a table summarizing how we anticipate using the net proceeds of this Offering, after payment of the Administrative Agent fees and other estimated expenses of this Offering. As set forth in the table, if the Minimum Amount of Units offered hereby are purchased, we expect to receive net proceeds of approximately $4,400,000 after deducting Administrative Agent fees in the amount of $90,000 (2% of the amount sold in the Offering) and estimated fees for qualification of this Offering and other ongoing costs estimated to be $500,000 (the “Offering Costs”). If the Maximum Amount of Units offered hereunder are purchased, we expect to receive net proceeds from this Offering of approximately $48,255,000, after deducting Administrative Agent fees in the amount of $995,000 (2% of the amount sold in the Offering) and the Offering Costs. However, we cannot guarantee that we will sell any or all of the Units being offered by us.

	If the Minimum Amount of Units are Sold		If the Maximum Amount of Units are Sold
Gross Proceeds		$5,000,000 (1)	$49,750,000 (2)
Administrative Costs		$(100,000)	$(995,000)

Fees for Qualification of Offering under Regulation A and other related ongoing costs (includes legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees)		$(500,000)	$(500,000)
Net Proceeds(3)		$4,400,000	$48,255,000

Prometheum’s intended use of the net proceeds is as follows:

Prometheum Network Development/Commercialization		$1,000,000	$2,000,000
PEATS Broker-Dealer/ATS FINRA Application and SEC alternative trading system registration		$500,000	$500,000
Ongoing Legal and Regulatory Matters		$1,000,000	$3,000,000
National Marketing Campaign		$1,000,000	$5,000,000
Legislative/Regulatory Effort		$—	$5,000,000
Investor and Market Education	$		$5,000,000
International Inclusion	$		$5,000,000
Digital Clearing Firm (formation and capitalization)		$—	$12,000,000
Working Capital and General Corporate Purposes(4)		$900,000	$10,755,000
Total Use of Net Proceeds		$4,400,000	$48,255,000

(1)	Gross proceeds from the sale of the Minimum Amount of Units.
(2)	Gross proceeds from the sale of the Maximum Amount of Units.
(3)	Assumes no cash commissions payable to selling agents.
(4)	Any unused funds will be added to Working Capital and General Corporate Purposes.

We believe that if we sell the Maximum Amount of Units in this Offering, the net proceeds together with our current resources will allow us to operate for at least the next 24 months.

We also reserve the right to change the use of the proceeds if our business plans change in response to market, financing and/or regulatory conditions. Accordingly, our management will have significant flexibility in allocating the net proceeds of this Offering.

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DESCRIPTION OF BUSINESS

Our Company

We were incorporated in Delaware in September 2017 for the purpose of developing, building out and commercializing an integrated network, which we refer to as the “Prometheum Network,” for the issuance, trading, clearing, and settlement of blockchain protocol based crypto-securities, which we refer to as “Smart Security Tokens”™ (“SSTs”). We believe that SST crypto-securities are “securities” as defined under the Securities Act and as such their issuance and trading are subject to Federal and State securities laws.

We intend to conduct our SST crypto-security operations through our wholly-owned subsidiary, Prometheum Ember ATS, Inc. (“PEATS”), a New York corporation formed in February 2018. PEATS filed its Form BD to register as a broker-dealer with the SEC and has filed a membership application with FINRA to operate as a broker-dealer and, if approved, PEATS intends to file an initial operation report on Form ATS with the SEC to operate as an alternative trading system (the “PEATS Broker-Dealer/ATS”) for SST crypto-securities. We intend that the PEATS Broker-Dealer/ATS, if and when fully registered and authorized, will be the provider of brokerage and trading services for the Prometheum Network.

We have not commenced any operations and our activities to date have been devoted to developing the technology and infrastructure necessary to launch our Prometheum Network, which may never occur and raising capital to fund our development efforts. Accordingly, investors should be aware that the descriptions in this Offering Circular of our proposed Prometheum Network, the Units, Common Stock, Ember Warrants and our Ember Tokens are speculative and subject to significant risks.

Our principal offices are located at 120 Wall Street, New York, New York 10005, and our phone number is (212) 514-8369. Our Internet address is www.prometheum.com. You may obtain copies of our SEC filings through our website free of charge.

Regulatory Background

On July 25, 2017, the SEC issued an investigative report (the “DAO Report”) that found that tokens offered and sold by a virtual organization known as The DAO were securities and therefore subject to the Federal Securities Laws. The SEC’s report confirmed that issuers of distributed ledger or blockchain technology-based securities, therein referred to as Initial Coin Offerings or ICO’s, must register public distributions, offers and sales of such securities under the Federal Securities Laws unless a valid exemption to registration applies. The report also stated that those participating in unregistered offerings may also be liable for violations of the securities laws, unless they are exempt, and that securities exchanges providing for trading in crypto-securities must register.

In July 2019, the SEC and FINRA put out a Joint Staff Statement on Broker-Dealer Custody of Digital Asset Securities (the “Joint Statement”) raising a broad range of complications attendant to the distribution, clearing, settling and custody and control issues that are yet to be approved for the distribution, clearing, settling, custody and control of SST crypto-securities.

Our Business Plan

Our business plan consists of developing and launching the Prometheum Network, a blockchain technology-based differentiated platform designed to address the issues raised in the DAO Report and the Joint Statement. The Company, with its strategic partners and joint venturers, HashKey and Wanxiang are developing blockchain technology and smart contract systems for the Prometheum Network designed to (i) address the regulatory, legal, and liquidity challenges faced by issuers seeking to raise capital through the sale of SST crypto-securities (ii) provide a platform through which issuers may conduct initial and follow on offerings of SST crypto-securities pursuant to Regulation A of the Securities Act; and (iii) provide the infrastructure necessary to allow for secondary trading of SST crypto-securities. We have entered into a binding letter of intent and term sheet with Inteliclear, setting forth the terms pursuant to which the Company will acquire a version of Inteliclear’s Post Trade Solution Software. The Company intends to integrate the Post Trade Solution Software with the technology acquired from and developed with HashKey and Wanxiang to provide the PEATS Broker-Dealer/ATS with the systems necessary to meet broker-dealer recordkeeping requirements set forth in Exchange Act Rule 17(a)(3) and its financial reporting obligations under Exchange Act Rule 17(a)(4) with respect to transactions in SST crypto-securities.

When completed, we intend the Prometheum Network to be an SST crypto-securities platform that will (i) allow issuers seeking to raise capital through the creation and distribution of SST crypto-securities to conduct their offerings in compliance with securities laws; and (ii) provide the infrastructure necessary to allow for secondary-market trading of SST crypto-securities. We believe that our Prometheum Network will provide the infrastructure to compliantly service the entire SST crypto-securities lifecycle.

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Regulatory Status

The launch of our Prometheum Network is contingent on receiving FINRA approval of PEATS’ application to be admitted to FINRA as a broker-dealer member and thereafter, PEAST successfully apply to the SEC to operate its alternative trading system. PEATS filed its initial application for FINRA membership on November 6, 2018 and submitted additional information to FINRA on November 7, 13 and 14 and on December 3 and 24, 2018. Pursuant to a letter dated January 3, 2019, FINRA requested additional information from PEATS regarding its application. PEATS submitted additional information to FINRA on March 19, March 20 and March 29, 2019 in response to the request. After reviewing PEATS’ response, pursuant to a letter dated April 29, 2019, FINRA requested additional information from PEATS. PEATS responded to FINRA’s request on June 12, 2019. FINRA requested addition information by email dated July 23, 2019. Thereafter, on August 6, 2019, PEATS and FINRA held a phone call to discuss the July 23, 2019 correspondence. We are currently awaiting FINRA’s response. While we believe that we have addressed FINRA’s information requests, we believe that we may be required to provide additional information and assurance to address the concerns raised by FINRA and the SEC in their Joint Statement. Of the issues raised, in the Joint Statement, we believe the issues that we must address in order to launch our Prometheum Network are demonstrating to FINRA and the SEC that the systems to be implemented by PEATS for maintaining custody and control of customers’ SST crypto-securities are in compliance with the SEC’s customer protection rule (Exchange Act Rule 15c3-3) and that the Prometheum Blockchain will provide PEATS with the necessary infrastructure to meet broker-dealer recordkeeping requirements (Exchange Act Rule 17(a)(3)) and financial reporting obligations (Exchange Act Rule 17(a)(4)) with respect to transactions in SST crypto-securities.

We submitted a no action request to the SEC in October, 2017 regarding our proposed custody and control systems and as of the date hereof, we have not received a formal response to our request.

THE PROMETHEUM NETWORK

We are building the Prometheum Network to be an integrated network for initial and follow on issuances and secondary trading of blockchain protocol based crypto-securities, which we refer to as “Smart Security Tokens”™ (“SSTs”). The Prometheum Network will utilize the distinguishing characteristics of blockchain technology, indelibility and immutability, to create a system for the efficient issuance and secondary trading of SST crypto-securities, in compliance with securities laws and regulations. The Prometheum Network will consist of four core elements. The PEATS Broker-Dealer/ATS which will provide a platform for secondary trading, clearance, settlement, custody and control of SST crypto-securities. The Regulation A platform through which issuers may raise capital through initial and follow on issuances of SST crypto-securities. Prometheum Ember Tokens, which will be blockchain based SST crypto-securities which will act as the underlying basis for all SST crypto-securities issued and traded on the Prometheum Network. Prometheum’s Wallet system which will provide the broker-dealer back office systems and procedures for clearing and settlement of digital securities.

Our Prometheum Network when fully functional will be a “Smart Securities NetworkTM” (“SSN”) which will include procedures and algorithms for the following:

•	a platform for issuers seeking to raise capital to conduct initial and follow-on offerings of SST crypto-securities pursuant to Regulation A (the “Regulation A Platform”). SST crypto-securities offered through our Regulation A Platform will be controlled by smart contracts and will be based on our own Ember Tokens (described below). Issuers offering SST crypto-securities through our Regulation A Platform will be matched with buyers who have established accounts on the Prometheum Network. We refer to offerings of SST crypto-securities through our proposed Regulation A Platform as “Smart Security OfferingsTM” (“SSOs”). We intend to structure SST crypto-securities issued in an SSO to be compatible for secondary trading on PEATS, our Broker-Dealer/ATS.

•	an alternative trading system for secondary market trading of SST crypto-securities operated by PEATS which will function by matching buyer and seller orders. PEATS has registered as a broker-dealer with the SEC and has filed a membership application with FINRA and, pending approval of its FINRA membership application, intends to file an initial operation report on Form ATS with the SEC to operate as an alternative trading system.

•	back-office procedures providing for broker-dealer record keeping, customer account information, books and records required by Rule 17a-3, with respect to SST crypto-security transactions conducted through PEATS based upon the Post Trade Solution Software acquired from Inteliclear.

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•	the “Prometheum Blockchain” which will use the Practical Byzantine Fault Tolerance (“PBFT”) consensus algorithm in order to provide a balance between performance and distributed reliability. We believe that PBFT is the most efficient method for validating transactions in a distributed system such as the Prometheum Blockchain. The Prometheum Blockchain will have two components, a permissioned blockchain, referred to as the “Prometheum Core Chain,” and a public blockchain, referred to as the “Prometheum Utility Chain.”

PBFT is a mechanism for having a distributed network of connected computers (referred to as nodes or validators) share information and agree on changes to a dataset (a blockchain). The PBFT algorithm was written to address two threats to the integrity of a blockchain, faulty nodes that verify changes to the blockchain incorrectly and malicious nodes that intentionally seek to corrupt the integrity of a blockchain. The PBFT algorithm identifies incorrect changes to a blockchain by polling a variety of different nodes and comparing such nodes results. Sequences that do not match a minimum percentage of all sequences are excluded and the majority sequence is validated and added to the blockchain.

The PBFT algorithm was originally conceived in 1999 and published by MIT. It uses a system of network communication that allows for finality (guarantees that once a transaction is accepted it forms a permanent part of the blockchain data) and resistance to byzantine faults (errors or malicious data that may cause a system to fail). Nodes on the network take turns to propose blocks in such a way that allows for faulty nodes to be identified and ignored.

The algorithm achieves consensus in a manner that neither the integrity of the data nor the performance of the network are affected by faulty or malicious node behavior. The validation of transactions is done through the Prometheum Blockchain smart contracts. Using the PBFT algorithm, transactions will be written to the Prometheum Blockchain after it has been validated for correctness by seeking a minimum consensus of randomly selected nodes validating, or agreeing, on the transaction. If a certain minimum number of nodes, determined through the PBFT algorithm, agree on the transaction, it is written to the Prometheum Blockchain. Nodes that reply late or that report a different transaction, either intentionally or mistakenly, are disregarded.

Because PBFT uses a randomly selected subset of nodes to validate transactions we believe that PBFT is the most efficient method for validating transactions in a distributed system such as the Prometheum Blockchain because using a randomly selected subset of nodes to validate specific transactions is faster and more efficient than polling all available nodes and because using a subset of nodes is particularly well suited to validating transactions on the internet where the universe of possible nodes could potentially make it impossible to validate a transaction in a timely manner.

•	Prometheum Blockchain based digital account wallets (“Wallets”). There will be three types of Wallets. The first will be a secure, private Wallet account which will be created for persons that open accounts with PEATS, which we refer to as “Master Wallets.” Master Wallets will be created using the Prometheum Core Blockchain, which is a permissioned blockchain that will serve as the custody and control location for SST crypto-securities held at PEATS on behalf of customers. Customers seeking to access the Prometheum Network will be required to open a brokerage account with the PEATS Broker-Dealer/ATS and have a Master Wallet created for them. Master Wallets established by PEATS Broker-Dealer/ATS will be under the control of PEATS Broker-Dealer/ATS. The second type of Wallet, which we refer to as “Management Wallets” are used internally within the PEATS Broker-Dealer/ATS in order to interact with multi-signature processes required to update the location of SSTs on the Prometheum Core Chain. Management Wallets are not seen by users and are a part of the Master Wallet processes and system. The Master Wallet/Management Wallet system will allow clearing firms to custody SST crypto-securities in Management Wallets and to represent ownership in Master Wallets. The third type of Wallets, which we refer to as “Personal Wallets”, will be created using the Prometheum Utility Chain, which is not a permissioned blockchain. See “Prometheum Wallet System.”

•	our own SST crypto-securities engineered for use on the Prometheum Network which we refer to as “Ember Tokens” (which is the first SST) will provide the basis for issuer SST crypto-securities offered through the facilities of the Prometheum Network. Ember Tokens, when and if created, will function as the Prometheum Network’s medium of exchange. Once issued, upon exercise of Ember Warrants, Ember Tokens will function as a security. It is intended that the Company’s Ember Token will trade under the symbol “MBRTM”.

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•	Ember Tokens will be used to pay transaction payments or fees, referred to as “gas” payments, on both the Prometheum Core Blockchain and Prometheum Utility Blockchain. Gas payments for transactions conducted on the Prometheum Core Blockchain (where all customer, broker-dealer, and PEATS interactions with Master Wallets occur) will be paid by the relevant entity (e.g. PEATS will pay the gas fees to write executed trade information to the Prometheum Core Blockchain). Gas payments for transactions conducted on the Prometheum Utility Blockchain (where customer interactions with their Personal Wallets occur) are made directly by customers. Commercial transaction fees charged by PEATS or the Broker-Dealer may be in fiat currency and it is expected, for example, that the PEATS will charge fees sufficient to cover the cost of any Ember Tokens required to pay related transaction gas fees.

•	validators who will earn Ember Tokens for validating transactions written to the Prometheum Core Blockchain and Prometheum Utility Blockchain, using the PBFT algorithm.

Technology and Software

Inteliclear Agreement

We and Inteliclear have entered into a binding letter of intent and term sheet pursuant to which we acquired source code for a version of Inteliclear’s Post Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. In consideration therefore we (i) issued to Inteliclear 1,250,000 shares of Common Stock and 1,250,000 Ember Warrants, exercisable to purchase 1,250,000 Ember Tokens and, (ii) agreed to pay to Inteliclear $5,000 per month for the four month period commencing December 1, 2019, $300,000 upon PEATS Broker-Dealer/ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS Broker-Dealer/ATS commencement of operations and an additional $150,000 on the second anniversary thereof.

The Wanxiang and HashKey Relationship

Pursuant to the Technology Agreement HashKey and Wanxiang are providing the Company with blockchain technology, development services and resources in order to further develop, build out and commercialize the Prometheum Network, including, but not limited to, blockchain and trading software, relating to the operation of the Broker-Dealer/ATS and the Company’s proposed business and operations (the “Technology”), and certain development services relating to the Technology, its implementation and use.

The scope of the Technology and development services provided by HashKey and Wanxiang pursuant to the Technology Agreement include:

•	Complete work on a system designed and developed with the Company and in a manner agreed to with the Company in order to achieve the Company’s goals as set forth in the Company’s system diagrams including, but not limited to, system diagrams provided by the Company to Investor on September 14, 2018.

•	Implement blockchain technology to meet the Company’s overall systems design that may include original work, extensions, or modifications to existing systems (e.g. including but not limited to the BCOS blockchain developed by Wanxiang).

•	Provide a trading system back-end suitable for the Company’s requirements as set forth in the Company’s system diagrams including, but not limited to, system diagrams provided by the Company on September 14, 2018.

•	Provide support, documentation, test systems and any relevant tools required for Prometheum to implement a trading front end using HashKey provided and developed trading backend.

•	Provide completed work and technologies that are free from licensing or intellectual property limitation or impairments to use.

•	Where restrictive open source licenses have been incorporated into the technology provided by Wanxiang, (disclosed to the Company in advance) and where those licenses prevent modification (e.g. GPL) their use is considered as part of the overall system design agreed with the Company.

•	Agree to provide access to technology, designs, and systems that are suitable and sufficient in their use and operation for compliance requirements as defined by the Company.

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•	An agreement that any intellectual property developed by HashKey and the Company will be owned by the Company and that the Company will have the unfettered right to use all updates, changes to systems and software provided by HashKey.

•	All licenses and rights to use granted the Company, unless otherwise agreed shall be perpetual.

The Technology Agreement provides for the transfer and assignment to the Company of HashKey’s and its affiliates’ proprietary blockchain technology and ATS trading technology. The Technology Agreement also provides for a one (1) year royalty-free, license to use HashKey’s hot/cold wallet storage software system. The Technology Agreement also provides for the provision of ongoing technology development support from HashKey and its affiliates, including with regard to the ongoing development of the Prometheum Network and the Prometheum Blockchain development, and the ATS trading system code and system development support (including, but not limited to, matching engine and market data components).

Moreover, HashKey also agreed to:

•	Consult the Company in regards to its Ember Token economic model.

•	Assist the Company with community building.

•	Develop new issuer deal flow for the Company’s business.

•	Assist with this Offering including, but not limited to, having the most qualified personnel of HashKey attend and present to potential investors including on road shows and conference calls and assist in the preparation of materials and the presentation thereof.

•	Coordinate with the Company’s public relations team/firm to contemporaneously publicize the Wanxiang strategic partnership in Asia and assist the Company’s PR team/firm in securing press regarding the Company, when needed.

•	The Company, HashKey and its affiliates have agreed that the valuation of such technology provided to the Company is $9,000,000.

Regulation A Platform.

The Prometheum Network will include a platform for issuers seeking to raise capital to conduct initial and follow-on offerings of SST crypto-securities pursuant to Regulation A (the “Regulation A Platform”). Issuers offering SST crypto-securities through Regulation A Platform will be matched with buyers and the details of the transaction, parties, price, quantity, and delivery of the SST crypto-securities and payment will be controlled by smart contracts. We refer to offerings of SST crypto-securities through our proposed Regulation A Platform as “Smart Security OfferingsTM” (“SSOs”). We intend to structure SST crypto-securities issued in an SSO to be compatible for secondary trading on PEATS, our Broker-Dealer/ATS.

PEATS Broker-Dealer/ATS

Our wholly owned subsidiary, PEATS will function as the Broker-Dealer/ATS and the operational center for SST crypto-security transactions on the Prometheum Network. PEATS submitted its Form BD to the SEC and registered as a broker-dealer under Section 15 of the Exchange Act and has filed a membership application with FINRA to become a broker-dealer. After the FINRA membership application is approved, of which there can be no assurance, PEATS will submit a Form ATS with the SEC to become an alternative trading system for SST crypto-securities.

Initially, the PEATS Broker-Dealer/ATS is intended to create a marketplace for secondary market trading of Ember Token SST crypto-securities issued through the Regulation A Platform. At some time in the future, we intend for third party issuers that have compliantly issued crypto-securities on another blockchain to be able to list their tokens through the use of derivative issuances on our Broker-Dealer/ATS through smart contracts tied with the third party blockchain that will be integrated into Prometheum’s back end. All crypto-securities are intended to be traded over the Prometheum Blockchain and held in electronic wallets. All trades on the Prometheum Network are intended to be validated and written to the Prometheum Blockchain and transaction costs are intended to be paid with bits of Ember Tokens. Prometheum believes that secondary market trading of Ember-based issuer crypto-securities as well as the introduction of third-party service providers (BDs, investment banks, etc.) will significantly increase network activity on its blockchain, thus creating a flourishing ecosystem for all securities related crypto-securities activities on the Prometheum Network.

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The Prometheum Network will in a later phase enable broker-dealers to tie into the PEATS Broker-Dealer/ATS to offer their respective clients, through their existing brokerage accounts, access to secondary market trading of Prometheum Network issued crypto-securities. Some of these third parties are anticipated to share in token and/or fiat currency earnings.

The PEATS Broker-Dealer/ATS intends to use a maker/taker model for its charging/paying those providing or taking liquidity. To incentivize initial trading activity on the Prometheum Network, the PEATS Broker-Dealer/ATS may waive any fees or increase payments to increase liquidity.

In addition to providing for a secondary trading platform for SST crypto-securities, we intend to have PEATS perform the following services to participants on the Prometheum Network:

Brokerage Services

PEATS Broker-Dealer/ATS will provide (i) brokerage account creation services, for issuers and investors, (ii) Master Wallet account creation services, for issuers and investors, (iii) coordination with issuers for secondary trading SST crypto-securities through the Regulation A Platform, (iv) distribution services, (v) a facility for secondary market trading of SST crypto-securities issued on our Regulation A Platform, and (v) record keeping, clearing and settlement services for transactions in SST crypto-securities.

We also intend to develop software that will allow qualified third-party broker dealers to tie into the PEATS Broker-Dealer/ATS and offer their clients access to SST crypto-securities investments.

Account Creation and Record Keeping Functions

The Company intends to modify the Inteliclear Post Trade Solution Software to construct the necessary infrastructure and back-office procedures to meet broker-dealer recordkeeping requirements set forth in Exchange Act Rule 17a-3 and financial reporting obligations set forth in Exchange Act Rule 17a-4 with respect to transactions in SST crypto-securities.

Prometheum Blockchain

The Prometheum Blockchain is being designed to consist of multiple, connected blockchains, each serving a specific purpose and allowing for a separation of activities that have different regulatory requirements. The connected blockchains that will form the Prometheum Blockchain fall within two general categories, a permissioned core blockchain, where all regulated activities occur and a public utility blockchain where non-regulated activities occur. We refer to these two types of blockchains as the Prometheum Core Blockchain and the Prometheum Utility Blockchain, respectively.

Prometheum’s multiple connected blockchain design allows for (i) the creation specific purpose blockchains allowing for the separation of activities that have different regulatory requirements (ii) the creation of digital wallets tailored for specific functions on the Prometheum Network (see Prometheum Wallet System Below). In addition, this design has an added technical benefit of allowing for variable scaling of each blockchain based upon differing requirements. On a Prometheum Core Blockchain, we expect a predictable high volume of similar transactions (primarily purchases and sales of SSTs) through applications and services controlled by Prometheum. On the Prometheum Utility Blockchain, we expect a lower volume, but less predictable number of potentially varied transactions.

In addition to the foregoing, the underlying blockchain technology being used to build the Prometheum Blockchain is intended to provide the following:

•	A distributed ledger having no single points of failure or centralized services at the underlying technology level.
•	PBFT consensus mechanisms for Prometheum Core Blockchains and Prometheum Utility Blockchains.
•	Smart Contract compatibility and a standardised language across Prometheum Core Blockchains and Prometheum Utility Blockchains.
•	A public blockchain with permissioned account access for the Prometheum Core Blockchains.
•	Public verifiability (it will be possible to read data from Smart Contracts and events without having any pre-requisite permissions).
•	A scalable design for ongoing governance and future chains.
•	Compatibility with read-only nodes which can observe and independently verify transactions on the blockchain but do not contribute to consensus. Read only nodes are useful for providing quick access to data.

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Prometheum Blockchains will also provide common application building blocks in the form of:

•	Reference node implementation - A blockchain is made up of nodes that run software that conforms to a particular protocol or set of protocols. A “reference node implementation” is normally the first implementation of the protocol or set of protocols and it is often created by the authors or affiliates of the protocol itself. Promotheum will be writing the protocol or set of protocols and the first implementation of those protocols, the reference node implementation, for the Prometheum Blockchain.

•	A node API - A critical part of any networked application is the ability for other network software to communicate with it. This is generally described as an Application Programming Interface (API). With respect to the Prometheum Blockchain, the Node API is required so that other pieces of software (the application layer in Prometheum’s trading systems for example) can communicate with the Prometheum Blockchain.

•	A wallet SDK - Similar to an API, a Software Development Kit (SDK) is a piece of software that is used to connect to some other system or work within some other system. The term SDK is more commonly used for traditional desktop/mobile software that isn’t necessarily connected to a network (whereas an API is normally used to refer to a connection over some form of network). Prometheum will require a Wallet SDK so that persons using Prometheum Wallets can generate keys and sign transactions using software running on their computer/device without necessarily being connected directly to the Prometheum Blockchain. This is particularly applicable for uses in cold storage where by definition, there will be no network connection.

•	Blockchain Explorer: A blockchain explorer is a piece of software (normally a web application/web site) that allows users to inspect the state of transactions on a blockchain network via a dashboard-style monitoring system. Explorers are also used to view performance information and diagnose issues on a blockchain network, including data related to the number of validators and the state of the network.

•	Test and main networks: A main network is a full, production blockchain running as intended with all functionality. A test network normally runs the same software as a main network (or sometimes upcoming versions) but is intended specifically for testing, experimentation and review. Because of the tokens (in the case of a token-specific network) relied on for a blockchain, test networks are important so that development and network participants can test the use of the network without putting real tokens (SSTs) at risk. These terms are common across token-based networks, crypto-currency networks and any other network that relies on some form of economic consensus.

Prometheum Wallet System

Using the multiple connected blockchain architecture, the Prometheum Blockchain will be used to create three different types of account wallets which can be used to hold SSTs, to call Smart Contract methods and to create signatures for use in multi-stage approval processes. These wallets will initially consist of:

•	Management Wallets – custody of SSTs at a clearing firm
•	Master Wallets – to represent custodied ownership of SSTs by specific account holders
•	Personal Wallets – to hold SSTs directly on the Prometheum Utility chain

The Prometheum Blockchain will provide for the movement of SSTs between wallets written on the Prometheum Core Blockchain, which include Master Wallets and Management Wallets and wallets written on the Prometheum Unity Chain Chain, referred to as Personal Wallets. Master Wallets are a means of SST accounting used by Clearing Firms alongside the Management Wallets that they use to work with the Prometheum Blockchain. Personal Wallets are much like wallets on other public blockchains. Investors and Dapp users can create PWALs to interact with Smart Contracts on the Prometheum Utility Blockchain, which will be open to the public.

Transactions in SST crypto-securities held in Master Wallets will be controlled by smart contracts that are internal to the PEATS Broker-Dealer/ATS and created for the implementation of confidential transactions involving SST crypto-securities held in Master Wallets. SST crypto-securities held in Master Wallets are analogous to book-entry securities. Master Wallets are managed and operated via a Management Wallet. Management Wallets are used internally within the PEATS Broker-Dealer/ATS in order to interact with multi-signature processes required to update the location of SSTs on the Prometheum Core Chain. Management Wallets are not seen by users and are a part of the Master Wallet processes and system. Transactions in SST crypto-securities held in Personal Wallets will be conducted through the use of general purpose smart contracts. A general purpose smart contract is an abstract interface that allows Prometheum Network participants to interact with each other. General purpose smart contracts deployed to the Prometheum Blockchain can interact with SST crypto-securities (including Ember Tokens) held in Personal Wallets. SST crypto-securities held in Personal Wallets are analogous to certificated securities.

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Master Wallets

Master Wallets will be created using the Prometheum Core Blockchain, which is a permissioned blockchain that will serve as the custody and control location for SST crypto-securities held at PEATS on behalf of customers. Customers seeking to access the Prometheum Network will be required to open a brokerage account with the PEATS Broker-Dealer/ATS and have a Master Wallet created for them. Master Wallets established by PEATS Broker-Dealer/ATS will be under the control of PEATS Broker-Dealer/ATS.

In addition, Master Wallets will be the mechanism by which Clearing Firms for SST crypto-securities will provide a verifiable public record of settlement between wallet accounts that can (a) be associated to specific accounts and (b) be publicly verifiable against total SST crypto-security distribution and executed trade information without revealing specific account holder’s identity or SST crypto-security positions.

The term Master Wallet is also used generally to describe the concept of per-investor SST crypto-security storage in a Prometheum Core Blockchain. The actual storage of SSTs on a Prometheum Core Blockchain is done via a Clearing Firm’s GWAL settlement distribution system. Master Wallets themselves don’t hold SSTs. Master Wallets do not interact directly with the Prometheum Core Blockchain or Prometheum Utility Blockchain. Master Wallet identities (the “root” addresses) are known only to the Clearing Firm.

Master Wallet Derived Address

Although the permissions associated with a Prometheum Core Blockchain restrict its use (a permissioned model) all information published to Prometheum Blockchain is considered public. In order to maintain publicly verifiable information while ensuring regulatory compliance, it is critical to not reveal:

•	the SST crypto-security balance of an investor’s brokerage account (i.e. SSTs crypto-securities held at a Clearing Firm) or

•	the detail of customer trades executed by the PEATS Broker-Dealer/ATS.

In order to allow for both the public verification of SSTs on a Prometheum Core Blockchain and the trading activity published by the PEATS ATS, the root Master Wallet identity is used exclusively by the Clearing Firm to provide a mechanism by which “derived” addresses can be created (and internally linked) for the purpose of settlement of SST transactions.

By using derived addresses, total settlements can be verified and the Clearing Firm can privately verify account balances. The total amount of SSTs in Prometheum Core and Utility chains is publicly verifiable while ensuring regulatory compliance with relevant rules and regulations regarding privacy of customer data.

Management Wallets

Management Wallets are used internally within the PEATS Broker-Dealer/ATS in order to interact with multi-signature processes required to update the location of SST crypto-securities on the Prometheum Core Chain. Management Wallets are not seen by users and are a part of the Master Wallet processes and system.

Management Wallets will be required to:

•	Use features of the Prometheum Core Blockchain including initiating and confirming steps in due diligence and multi-stage approval processes; and

•	Custody SST crypto-securities on the Prometheum Core Blockchain (SST crypto-security balances are represented by Master Wallets)

Management Wallets may be used by broker-dealers, clearing firms and other regulated network participants to perform functions on a Prometheum Core Blockchain. Broker-dealers and clearing firms are expected to use several different Management Wallets for different purposes. For example, a Management Wallet that holds SST crypto-securities must register approval addresses for the various stages of its transfer methods (assuming that all transfer methods are subject to multi-stage approval).

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Example Management Wallet types for a Clearing Firm:

•	Holding - Used to hold SSTs after an issue and before distribution to subscribers/investors

•	SST Storage - Used to establish custody and control of SSTs for normal operations, e.g. all SSTs allocated to Master Wallets custodied in storage Management Wallets

•	Operations - A wallet used to call Smart Contracts and create online signatures.

•	Offline - A wallet used to sign messages offline (i.e. cold storage)

In this situation a Clearing Firm would have a separate SST storage GWAL for each broker-dealer they service. The Clearing Firm could still use the same operations and offline signature GWALs for all broker-dealers.

A broker-dealer or alternative trading system can operate with only one GWAL as it doesn’t need to hold SSTs for investors or create offline signatures (as both can be done by the Clearing Firm).

Personal Wallets (PWALs)

PWALs are public wallets created on the Prometheum Utility Blockchain. A user (of any type) can create an address (via a private/public key pair) and have it approved as a PWAL via their broker-dealer (who requests PWAL approval at the associated Clearing Firm).

A PWAL is used on the Prometheum Utility Blockchain to interact with Dapps, send SSTs to other users and to send those SSTs to an MWAL via their broker-dealer so they can be traded on the PEATS ATS. Some of the non-regulated parts of the Prometheum system also use PWALs including the auction system, for the purpose of bidding on staking/validating and receiving network incentive payments.

In order to get SSTs to their PWAL a user must receive them via a transfer from another PWAL or request a transfer from their MWAL via their broker-dealer.

Transferring SSTs from a MWAL on a Prometheum Core Blockchain or sending them to an MWAL (via their broker-dealer and the Clearing Firm’s GWAL) on a Prometheum Core Blockchain require a due diligence and AML/KYC process at the broker-dealer and Clearing Firm. This is implemented as a multi-stage approval processes in the applicable Smart Contracts.

For more information on the Prometheum Blockchain architecture and the Prometheum Wallet System, please refer to the White Paper describing the Prometheum Architecture filed as Exhibit 13.2 to this offering statement.

Clearing, Custody and Control

Prometheum is in the process of creating a mechanism which will provide for compliant clearing, settlement, custody and control of SST crypto-securities that addresses the issues raised by the Joint Statement. Master Wallets will be written using a combination of Inteliclear’s Post Trade Solutions software and algorithms developed by the Company with its strategic partner Wanxiang to comply with the custody and control requirements of Exchange Act Rule 15c3-3(c)(7). Prometheum intends to enter into a clearing arrangement with Quantex, a registered clearing firm, that will implement Prometheum’s digital record keeping software developed using the Inteliclear Post Trade Solutions software acquired by Promtheum (see discussion below) through which Quantex will provide PEATS with compliant clearing, custody and control of SST crypto-securities issued and traded on the PEATS Broker-Dealer/ATS. In the future, assuming we raise sufficient capital in this Offering, we may form a new subsidiary to become a clearing broker dealer and file a new member application for a new digital clearing firm with FINRA. We estimate that the cost of creating and capitalizing such a digital clearing firm is $12,000,000. The foregoing is dependent upon receiving approval from the SEC and FINRA that our systems will in fact meet Exchange Act requirements. There can be no assurance given that the necessary regulatory approvals will be secured to implement our clearing, custody and control structure for SST crypto-securities.

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Quantex Agreement

PEATS entered into a letter agreement with Quantex which provided that the two parties agreed that, subject to regulatory approvals, Quantex will provide PEATS with software for establishing and maintaining custody and control of SST crypto-securities held in customer accounts with PEATS and clearance and settlement for SST crypto-securities traded through PEATS’ facilities. Quantex and Prometheum will work to develop blockchain applications for use in connection with PEATS’ SST crypto-securities transactions using the Prometheum Blockchain for the purposes allowed by the Securities and Exchange Commission, FINRA or other relevant regulatory authority for maintaining compliance with broker-dealer books and records, 15c3-3 custody and control purposes and for such other and further broker-dealer applications approved under applicable law and regulation. Until such time as the necessary Prometheum Blockchain protocol are written, and pending acceptance of blockchain use for these functions by US regulatory agencies, Quantex will maintain conventional electronic records provided by PEATS of all transactions for clients introduced by PEATS to Quantex and their accounts.

Ultimately, it is the intention of PEATS and Quantex to build a crypto-securities clearance, reporting, custody and control infrastructure for all crypto-securities, including but not limited to Ember Tokens being issued by Prometheum which will trade through PEATS. It is intended that PEATS shall introduce all its customer accounts to Quantex on a fully disclosed basis.

Settlement Distribution Algorithm

Prometheum is creating a “Settlement Distribution Algorithm” for use in conjunction with Inteliclear’s and Quantex’ systems and technology to enable Quantex to determine how to distribute information about transaction settlements between Derived MWAL Addresses (see below). The algorithm is being written so that this is accomplished in a manner that is efficient and does not reveal confidential information about participants when writing settlements to the blockchain. Specifically, Prometheum is designing this algorithm so that it will not provide information about the total amount of any settlement and it will not re-use addresses.

Prometheum Account System

Before a participant will be permitted to engage in transactions on the Prometheum Network, they will be required to open a brokerage account with PEATS Broker-Dealer/ATS using an online account application. Completed online account applications will be electronically submitted to a third-party service provider for anti-money laundering and know your customer (“AML/KYC”) checks and verifications. Upon successful completion of the AML/KYC review, PEATS Broker-Dealer/ATS will open a brokerage account and will create a Master Wallet account for the participant. Master Wallet accounts will be created for the benefit of the participants using the Prometheum Core Blockchain and will be maintained and controlled by PEATS Broker-Dealer/ATS. Participants will not have direct access to their Master Wallet account or to the SST crypto-securities held in their accounts. Participants holding SST crypto-securities in a Master Wallet that wish to have direct access to their SST crypto-securities, may do so by transferring such securities out of their Master Wallet to a Personal Wallet, created based upon the Prometheum Utility Blockchain. This transfer will be the functional equivalent of a stockholder requesting that its broker dealer holding shares of common stock in street name, have the shares certificated and sent to the stockholder. Participants holding SST crypto-securities in Personal Wallets will be required to transfer such securities to their Master Wallet in order to trade those SST crypto-securities on the Prometheum Network, provided, however that prior to any such transfer to PEATS Broker-Dealer/ATS, the participant must pass AML/KYC checks.

The Ember Tokens

Overview

We are creating our Ember Tokens to function as the fungible value source for the Prometheum Network. We believe, of which no assurance can be given, that the operation of the Prometheum Network will function as the value driver of the Ember Tokens (or derivative securities exercisable or exchangeable for Ember Tokens). We believe that the value of Ember Tokens will primarily be a function of supply and demand, therefore more activity on the Prometheum Network should result in increased demand for Ember Tokens. In order for an SST crypto-security to be eligible to participate in transactions on the Prometheum Network, it must be based upon our Ember Tokens and written on the Prometheum Blockchain. Although the Genesis Block will be limited to 270,000,000 Ember Tokens, each Ember Token may be broken into at least eight decimal points which allows one Ember Token to be broken into approximately a hundred million parts.

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Ember Tokens will be used to pay transaction payments or fees, referred to as “gas” payments, on both the Prometheum Core Blockchain and Prometheum Utility Blockchain. Gas payments for transactions conducted on the Prometheum Core Blockchain (where all customer, broker-dealer, and PEATS interactions with Master Wallets occur) will be paid by the relevant entity (e.g. PEATS will pay the gas fees to write executed trade information to the Prometheum Core Blockchain). Gas payments for transactions conducted on the Prometheum Utility Blockchain (where customer interactions with their Personal Wallets occur) are made directly by customers. Commercial transaction fees charged by PEATS or the Broker-Dealer may be in fiat currency and it is expected, for example, that the PEATS will charge fees sufficient to cover the cost of any Ember Tokens required to pay related transaction gas fees.

The Ember Token Genesis Block

We intend to create the Genesis Block, consisting of 270,000,000 Ember Tokens, contemporaneously with the launch of the Prometheum Network. The Genesis Block will be reserved for issuance to Ember Warrant holders and to various contributors, advisors, service providers, and network participants in the incentive pool. Assuming the Maximum Amount of Ember Warrants is sold in this Offering, and in the Reg D Unit Offering, we expect the Genesis Block to be allocated as follows:

•	49,750,000 Ember Tokens (representing approximately 18% of the Genesis Block) will be reserved for issuance upon exercise of Ember Warrants included in Units sold in this Offering.

•	30,000,000 Ember Tokens and the (representing approximately 11% of the Genesis Block) will be reserved for issuance upon exercise of Ember Warrants sold in the Offering Reg D Unit Offering and the Reg S Unit Offering. As of the date hereof, we have sold a total of 5,740,000 shares of Common Stock and 5,740,000 Ember Warrants in the Reg D Unit Offering and no units in the Reg S Unit Offering.

•	500,000 Ember Tokens (representing approximately 0.2% of the Genesis Block) will be reserved for issuance upon exercise of Incentive Warrants being qualified in this Offering.

•	35,000,000 Ember Tokens (representing approximately 13% of the Genesis Block) will be reserved for issuance upon exercise of Ember Warrants issued to founders/promoters, which we refer to as “Founders” who have made significant contributions, financial and technological, to Prometheum, Inc. and its efforts to create the Prometheum Network. As of the date hereof, we have issued a total of 35,000,000 Founders Ember Warrants.

•	2,000,000 Ember Tokens (representing approximately 0.7% of the Genesis Block) will be reserved for issuance upon exercise of Seed Ember Warrants issued to Martin H. Kaplan, our initial CEO and now Chairman, for his initial contributions. As of the date hereof, we have issued a total of 2,000,000 Seed Ember Warrants.

•	4,950,000 Ember Tokens (representing approximately 2% of the Genesis Block) will be reserved for issuance upon exercise of Ember Warrants issued to selling agents that participate in the Offering, if we determine to engage selling agents.

•	13,050,000 Ember Tokens (representing approximately 4% of the Genesis Block) will be reserved for contributors/advisors and service providers. These Ember Tokens will be issued at such times and in such amounts as determined from time to time by our board of directors. 1,250,000 of these Ember Tokens will be reserved for issuance upon exercise of Ember Warrants issued to Inteliclear.

•	5,000,000 Ember Tokens (representing approximately 2% of the Genesis Block) will be reserved for issuance upon exercise of Ember Token purchase options issued under our 2019 Employee Ember Token Option Plan. As of the date hereof, we have granted options exercisable to purchase up to 280,000 Ember Tokens.

•	130,000,000 Ember Tokens (representing approximately 50% of the Genesis Block) reserved for distribution to network participants in an incentive pool. These “Incentive Ember Tokens” will be issued at such times and in such amounts as determined from time to time by our board of directors.

In the event that the total amount of Units offered in this Offering and the Reg D Unit Offering are not sold or if selling agents are not engaged, or contributors/advisors not rewarded, then we intend to conduct additional offerings of Units so that, assuming all Ember Warrants underlying Units are executed, the entire Genesis Block of 270,000,000 Ember Tokens will be ultimately issued and outstanding.

Restrictions on Ember Tokens issued to Founders

All Ember Tokens issued upon exercise of Founders Ember Warrants will contain vesting provisions with an anticipated minimum of 2 years to a maximum of 5 years to be determined by the Board of Directors.

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Future Ember Token Supply

Following the launch of the Prometheum Network and the creation of the Genesis Block, the number of issued and outstanding Ember Tokens will generally be increased through incentives, additional distributions to contributors/advisors, and through other Prometheum Network activity. The number of circulating Ember Tokens may be decreased through holders losing Ember Tokens, or wallet accounts and other forms of attrition.

Ember Token Incentive Model

130,000,000 Ember Tokens (what we refer to as “Incentive Ember Tokens”) created in the Genesis Block will be reserved in an incentive pool to promote growth and activity on the Prometheum Network. The Ember Token incentive pool allocation will be distributed as commercial and network incentives. Commercial incentives will be used to incentivize users to participate in financial services related activity (ex. issuance, trading, clearing). Network incentives will reward nodes with additional Ember Tokens (in addition to the transaction fees) to promote network adoption and staker validation of executed trades and other Prometheum Blockchain activities. These Incentive Ember Tokens will be issued at such times and in such amounts as determined from time to time by our board of directors. Depending on the circumstances, Incentive Ember Tokens may be issued in un-qualified or unregistered form and therefore will be restricted securities, analogous to awards of restricted common or preferred stock, or they may be qualified or registered prior to issuance. Incentive Ember Tokens issued as restricted securities, will have applicable restrictions written into their SST smart contracts which will restrict secondary transfers until such time as they are qualified or registered or eligible for an exemption.

Ember Token Supply Mechanisms

We believe that the two primary drivers behind the creation and distribution of additional Ember Tokens will be (a) distributions to contributors and advisors and (b) incentive pool distributions to network participants. Following the creation of the Genesis Block we intend to optimize network adoption through incentive token distributions to nodes and other network participants.

Ember Token Burn Program

The Company’s Board of Directors intends to establish a plan pursuant to which 10% of the Company’s annual profits, if any, will be allocated to purchase in the open market and over time remove from circulation up to a maximum of 135,000,000 of its issued and outstanding Ember Tokens (the “Burn Program”).

The Company intends to conduct the Burn Program in accordance with Rule 10b-18 of the Exchange Act, and accordingly, intends to engage Manorhaven, a registered broker dealer, to manage the Burn Program. In addition, the Company will adopt a 10b5-1 Plan under which Ember Token purchases will be made. Under the terms of the 10b5-1 Plan, effective on the date that the Company publicly reports an annual profit, in an annual report on Form 10-K or if applicable Form 1-K, or through a press release if they Company is not subject to the reporting requirements of the Exchange Act or Regulation A, 10% of the reported profits will be used to effect open market purchases under the Burn Program during the following 12 months on a monthly basis.

There is no set number of Ember Tokens that must be purchased in any given fiscal year and, for years that the Company does not report a profit, there will be no Ember Tokens purchased under the Burn Program. The Burn Program will terminate once the total number of Ember Tokens purchased and burned equals 135,000,000 Ember Tokens.

Proposed International Applications

We believe that if we are able to successfully launch the Prometheum Network as proposed, the systems established for the issuance and secondary trading of SST crypto-securities in compliance with United States securities laws can be adapted for use in other jurisdictions. We believe that the basic systems and components of the Prometheum Network can be adapted to operate in other jurisdictions, in compliance with local securities laws, through the use of smart contracts. In addition, any such foreign systems created by us would use as their fundamental basis, the Ember Token. As a result, we believe if we are able to establish Prometheum Networks in multiple jurisdictions, they would all be able to interact with each other through the common denominator of Ember Tokens and smart contracts.

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Proposed Revenue Model

We believe that that the components of our Prometheum Network provides us with the potential to generate revenue through a number of various sources.

Regulation A Platform

We intend to generate revenue through our Regulation A Platform by charging issuers that wish to issue SST crypto-securities on our Regulation A Platform fees and commissions which are determined by the amount of capital raised in the offering. As an initial matter, issuers will be required to pay to Prometheum an up-front fee for creating or modifying the SST crypto-security the issuer intends to offer so that it will be compatible with the Prometheum Blockchain and tradable on the PEATS Broker-Dealer/ATS. This fee will be a fixed, non-refundable amount. In addition, issuers will also be required to pay to PEATS a percentage of the actual proceeds raised in their offering. All fees charged in connection with an issuer’s offering will be submitted to FINRA for clearance.

PEATS Broker-Dealer/ATS

We intend to generate revenue through the PEATS Broker-Dealer/ATS in a manner similar to traditional equity alternative trading systems. The PEATS ATS will be structured similar to existing US equity electronic exchanges (such as NASDAQ, CBOE, and NYSE). The PEATS ATS pricing will be set using the types of fees commonly charged by these exchanges and will include some additional fees related to the PEATS ATS encompassing more of the order (token) life cycle than a traditional equity exchange. As a result, PEATS ATS pricing will be based upon a Maker Taker Liquidity Fee Model (as described below) as well as a standard transaction fee for executed orders that is in line with commission fees charged by retail brokers.

The PEATS ATS will charge trading participants two types of fees for executed trades: Liquidity fees and Transaction fees.

Liquidity fees will vary depending on whether an order adds liquidity (originating as a limit order and sitting in the order book and displaying the desired liquidity) or removes liquidity (never resides in the order book and is matched to a limit order from the order book). This is commonly known as a Maker Taker Liquidity Fee Model. We intend to waive the liquidity fee for adding liquidity, there will be no charge and no credit ($.00). We intend to charge a fee of $.002 per token executed for removing liquidity.

We will also charge a Transaction fee of $.005 per token traded on all PEATS ATS transactions, to both participants of a matched trade.

In addition, to the foregoing, the Company intends to charge the following fees related to the PEATS ATS and the Regulation A Issuance platform:

•	Placement Fee Participation – Estimated to be 4% of total amount of cash raised by a token issuing company using our issuance platform, which shall be payable by the issuer.
•	Settlement fee (similar to NSCC fee) - Half a basis point on total dollar value of the executed transaction (.005%) will be charged to trading participants.
•	Interest on Deposits - One basis point on total cash deposit annually (.001%) paid in USD
•	PEATS ATS Membership Fee for Brokers - $1,000 per month, payable to PEATS, per MBID (Market Broker Identifier)
•	PEATS ATS Membership Fee for Market Makers - $1,000 per month, payable to PEATS by each market maker per MMID (Market Maker Identifier)
•	Market Data Redistribution Fee - $3,000 per month payable to PEATS by any person or company that receives PEATS market data and distributes this data to other persons or companies.
•	Transfer Agent Services - $1,000 per month, payable to PEATS after PEATS has completed applicable registrations and applications to act as a transfer agent. Payable by participants that engage PEATS to act as transfer agent for digital securities and whose records will be stored on the blockchain in addition to traditional electronic storage methods (approved ESM).
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We currently intend to engage Quantex Clearing, LLC as the PEATS ATS clearing firm. However, in the future, if we are successful in creating our own digital clearing firm, either as a newly created subsidiary or through PEATS Broker-Dealer/ATS, the digital clearing firm will generate revenue by charging a settlement fee for all executed SST crypto-security trades, if such entity is approved to hold customer funds, by earning interest on customer deposits similar to most existing clearing firms.

We also believe that we will be able to generate revenue through the operation of Prometheum Network internationally. The revenue generated could be from licensing arrangements or transaction fees based upon trading volume.

Description of Property

The Company owns no real property. It currently leases office space from Gusrae Kaplan Nusbaum PLLC at 120 Wall Street, New York, NY 10005 pursuant to an oral lease of $5,000 a month which is subject to periodic review and change. Gusrae Kaplan Nusbaum PLLC is a related party. See Certain Relationships and Related Party Transactions on page 51.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Employees

As of the date hereof, we have 10 full time employees and 2 independent contractors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” starting on page 10, “Forward-Looking Statements” starting on page ii, and elsewhere in this Offering Circular. Please see the notes to our financial statements for information about our significant accounting policies.

Plan of Operations

We were incorporated in September 2017 and since such time our operations have consisted solely of capital, raising and related activity and developing and building out the Prometheum Network. We have received no revenues from operations since our inception.

As of date hereof, we have raised $2,870,000 in our Reg D Unit Offering. In addition, our Chairman and founder, Martin H. Kaplan contributed $10,000 in cash to us and advanced funds to pay various costs incurred by us. Mr. Kaplan also provided administrative services and support without cost to us. We lease office space from GKN pursuant to a month to month lease for $2,500 per month. In July 2019 the rent increased to $5,000 per month. GKN has also been paid certain legal fees and reimbursed for payroll costs of Aaron L. Kaplan, our Co-CEO who continues to devote his full time to the affairs of the Company (see Certain Relationships and Related Party Transactions on page 51).

In December 2018, we sold 68,875,000 shares of common stock and 10,150,000 founder ember warrants for $12,000,000 consisting of $3,000,000 cash and $9,000,000 in technology and related services to HashKey.

Following the qualification of this Offering, assuming we sell at least the Minimum Amount, our plan is to utilize the net proceeds of this Offering to structure the Prometheum Network components we have and to acquire and/or create the various other necessary components of the Prometheum Network, including the Broker-Dealer/ATS and to continue the development, build-out and, thereafter, the commercialization of the Prometheum Network. We currently believe that assuming we sell the Maximum Amount, the net proceeds thereof together with the remaining proceeds received from the sale of Units in our Reg D Unit Offering, will be sufficient to fund our developmental operations for an estimated 24 months (12 months if we sell the Minimum Amount).

Results of Operations

Six Months Ended June 30, 2019 and 2018

For the six month period ended June 30, 2019, we recognized revenue of $1,787,688 compared to revenue of $0 for the six month period ended June 30, 2018. The increase in revenue resulted from the Company’s treatment of its research and development arrangement in connection with the sale of Ember Warrants. The revenue is being recognized over the estimated development period based on management’s assessment of project completion as of June 30, 2019. The Company did not have revenue in 2018 as the Company did not begin development of the project until early 2019. See “Revenue Recognition” below.

Total operating expenses for the six month period ended June 30, 2019 were $3,432,281 as compared to total operating expenses of $463,356 for the period ended June 30, 2018, an increase of $2,968,925 or 641%. This increase was due to an increase in research and development costs of $ 2,051,284 and an increase in general and administrative expenses of $917,641 due to additional personnel.

General and administrative expenses for the six month period ended June 30, 2019 were $1,255,997 as compared to $338,356 for the corresponding period in 2018, an increase of $917,641 or 271%. This increase was due to an increase in our personnel and also to increased expenses related to our marketing efforts. Research and development costs for the six month period ended June 30, 2019 were $2,176,284 as compared to $125,000 for the corresponding period in 2018, an increase of $2,051,284. This increase was due to the allocation of prepaid development costs over the expected life of the development for each project in connection with our Technology Agreement with Wanxiang.

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For the six month period ended June 30, 2019, we had a net loss of $1,644,593 as compared to a net loss of $463,356 for the six month period ended June 30, 2018. The increase in net loss was the result of our increased total operating costs.

Year Ended December 31, 2018 and 2017

During the twelve month period ended December 31, 2018, we generated no revenue and incurred a net loss of $1,066,378. For the period from September 18, 2017 (inception) through December 31, 2017, we generated no revenue and incurred a net loss of $55,787.

During the twelve month period ended December 31, 2018 we incurred total operating expenses of $1,066,378 consisting of $941,738 in general and administrative expenses and $125,000 in research and development costs. General and administrative expenses consisted primarily of professional fees, reimbursed executive compensation, systems consulting and other office expenses. Research and development costs consist primarily of platform costs related to integration of the Prometheum Network. Our operating expenses for the period from September 18, 2017 to December 31, 2017, were $55,787 consisting primarily of professional fees relating to our start up.

Liquidity and Capital Resources

To date, although we have recognized revenue as we have worked through the stages of our development activities, we have not generated any revenue from operations and generated negative cash flows from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including, but not limited to: the success of this Offering, the progress of our development efforts with HashKey and its affiliates and the time it takes for the Prometheum Network to be up and running.

In April 2018, we sold 4,700,000 Ember Warrants for $2,350,000. In September 2018, we sold 40,000 Ember Warrants for $20,000.

In December 2018 we sold 68,875,000 shares of Common Stock and 10,150,000 Ember Warrants for $3,000,000 in cash and technology and related services valued at $9,000,000.

As of December 31, 2018 we had cash of $4,206,734 and an accumulated deficit of $1,122,165. As of December 31, 2017, we had cash of $9,994 and an accumulated deficit of $55,787. Our cash balances as of December 31, 2018 and December 31, 2017 were derived from investors.

As of June 30, 2019, we had cash of $2,915,867 and an accumulated deficit of $2,766,758.

In July 2019, we sold 100,000 Units consisting of consisting of 100,000 Ember Warrants and 100,000 shares of Common Stock for total proceeds of $50,000. In October 2019, we sold 900,000 Units consisting of 900,000 Ember Warrants and 900,000 shares of Common Stock for total proceeds of $450,000. These sales were made in our private offering pursuant to Rule 506(c) of Regulation D.

Going Concern Uncertainty

Our business does not presently generate any cash and our consolidated financial statements for the six months ended June 30, 2019 have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2018, we have incurred cumulative losses and have an accumulated deficit of approximately $1,100,000. For the six months ended June 30, 2019, we have incurred cumulative losses and have an accumulated deficit of $2,766,758 and we expect to incur further losses in the development of our business. We have been dependent on funding operations through the private sale of securities and Ember Warrants. These conditions raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we become unable to continue as a going concern.

We are currently developing our blockchain technology-based differentiated platform, known as the “Prometheum Network”, designed to address the regulatory, legal, and liquidity challenges faced by others in the crypto-securities market, that will allow issuers seeking to raise capital through the creation and distribution of tokenized securities to conduct their capital raise in a securities law compliant way. The Company also intends to create the infrastructure necessary to allow for after-market trading and processing of tokenized securities.

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Our plans include continuing to raise additional capital through the issuance of Units. We believe that if we raise the Maximum Amount in this Offering, we will have sufficient capital to finance our operations for the next 24 months, however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24 month period, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of Prometheum’s financial condition and results of operations is based on Prometheum’s financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP. The preparation of these financial statements requires Prometheum to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue generated and expenses incurred during the reporting periods. Prometheum’s estimates are based on its historical experience and on various other factors that Prometheum believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Prometheum believes that the accounting policies discussed below are critical to understanding Prometheum’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Research and Development

Research and development costs consist primarily of platform costs related to integrating the Prometheum network. Such costs are expensed as incurred. Prepaid development costs will be expensed over time as each element of the Ecosystem is completed. In accordance with ASC 985, Software, Costs of Software to be sold, leased or marketed (“ASC 985”), all costs incurred to establish technological feasibility of a computer software product to be sold, leased, or otherwise marketed are research and development costs. Technological feasibility has not been established due to the constant changing technology and rapid advances in the space. As such, all of the Company’s development costs have been expensed. In accordance with ASC 985 the company allocates prepaid costs over the period of development. The Company expects to be completed with the development of these projects during 2020.

Revenue Recognition

The Company accounts for its Ember warrant issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). The Company believes at the time of the Ember warrant issuances, technological feasibility has not been established due to the constant changing technology and rapid advances in the space. As such, all of the Company’s development costs have been expensed. As the Company continues to develop the platform and before issuing the Genesis Block of Ember tokens, the Company will recognize revenue over the estimated development period in proportion to development costs incurred over total estimated costs.

Significant Judgments

The Company’s contracts include multiple stages in the creation and development of the platform before the issuance of Ember tokens. When a milestone is developed by the Company, judgment is required to determine the percent of the fully developed platform that is completed. For the six months ended June 30, 2019 and 2018, the Company believes approximately 24% and 0%, respectively, of the platform has been completed.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office(1)	Approximate hours per week for part-time employees
Executive Officers:
Martin H. Kaplan	Chairman and Director	69	September 2017 to present	As needed
Aaron L. Kaplan	Co-Chief Executive Officer, Chief Financial Officer, President, Secretary, Director	35	September 2017 to present	N/A
Benjamin S. Kaplan	Co-Chief Executive Officer, Chief Regulatory Officer, Director	30	Director - July 2018 to present; Co-Chief Executive Officer and Chief Regulatory Officer – August 2018 to present	N/A
Alex Shapiro	Chief Strategy Officer		May 2018 to present	N/A
Gareth Jenkins	Chief Technology Officer	39	September 2018 to present	N/A
Kirti Naik Srikant	Chief Marketing Officer	40	August 2019 to present	N/A

Directors:
Dr. Xiao Feng	Director	57	December 2018 to present	As needed
Jerry Schneider	Director	74	October 2017 to present	As needed

(1) Our directors each serve until the next annual meeting of our shareholders.

Martin H. Kaplan

Martin H. Kaplan (“Marty”) is the Managing Partner of Gusrae Kaplan Nusbaum PLLC, a law firm he co-founded in 1975, and is recognized as one of the premier securities and regulatory attorneys in the United States. Marty brings over four decades of experience litigating highly sophisticated securities matters before federal and state courts, and regulatory bodies. Marty represents a broad range of participants in the financial services industry in regulatory and enforcement matters, internal and law enforcement investigations, negotiating complex settlements with FINRA and the SEC. Since 2014 Marty has served as the Managing Member of Coincross LLC, the parent company of Manorhaven Capital, LLC. From 2008 to 2016, Marty served on the board of directors of P2W, Ltd., an Israeli corporation specializing in water remediation. Marty earned his law degree from New York Law School and his BA from the City College of New York.

Dr. Xiao Feng

Dr. Xiao Feng (“Dr. Xiao”) is the Chairman of HashKey, Vice Chairman and Executive Director of China Wanxiang Holding Co., Ltd., and the Chairman and CEO of Shanghai Wanxiang Blockchain Inc. Dr. Xiao received his bachelors degree from Jiangxi Normal University and his PhD in economics from Nanhai University. Dr. Xiao has over 25 years experience in China’s securities and asset management industry. Dr. Xiao was one of the earliest evangelists and promoters of blockchain technology in China. Dr. Xiao is a worldwide recognized ideologist and blockchain community leader worldwide and developer of blockchain businesses throughout the world. Dr. Xiao was an early participant and sponsor of the Ethereum project. Under Dr. Xiao’s direction various affiliates have been funded and incubated in more than 50 blockchain projects throughout the world.

Aaron L. Kaplan

Aaron L. Kaplan (“Aaron”) was an attorney with and currently is of counsel to Gusrae Kaplan Nusbaum PLLC, where he focused his practice on the applications of distributed ledger technology in the securities industry, and the related regulatory issues. He is now full-time co-CEO of the Company. Since 2016, Aaron has served as the Managing Member of EquityArcade Services LLC, a technology provider focused on online capital formation solutions. Prior thereto, he served as Managing Member of EquityArcade LLC, a Title III equity crowdfunding platform. In 2015, Aaron was a co-founder of Deckbound LLC, a blockchain video gaming and digital asset technology company. From 2007-2008 Aaron was an associated person with StockCross Financial Services, Inc., a broker-dealer, where he held Series 7, 63, 55, 4, 24, 27 and 53 securities licenses. In August 2018, Aaron was a keynote speaker at a blockchain symposium held in Hong Kong and in September 2018 in Shanghai. Aaron received a BA from the University of Wisconsin and a JD degree from Thomas Jefferson School of Law. Aaron is a member of the New York State Bar.

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Benjamin S. Kaplan

Benjamin S. Kaplan (“Benjamin”) was a Partner and is now of counsel to Gusrae Kaplan Nusbaum PLLC. At Gusrae Kaplan, Benjamin practiced securities, corporate and commercial law, with a specific concentration on FINRA and enforcement and regulatory matters. Benjamin gained experience in broker-dealer and clearing firm regulatory compliance, building and operating broker-dealers, corporate structuring, guiding foreign owned U.S. broker-dealers and other broker-dealer related areas. Benjamin is also a member of the Board of Directors of Driver Partners, an automated platform for drivers in the ridesharing industry. Benjamin previously sat on the Board of Directors of Set the Set, a data collection company specializing in the music industry. Benjamin received a B.A. from the University of Hartford in 2010 and a J.D. from Thomas Jefferson School of Law in 2013. Benjamin is a member of the Bar of the State of New York.

Gareth Jenkins

Gareth Jenkins (“Gareth”) is an expert systems developer and blockchain technologist. Gareth has created some of the earliest examples of blockchain game applications and associated technologies. His Bitbind protocol (2014) addressed and solved the problem of digital asset creation on a transactional blockchain. The Deckbound card system (2015) demonstrated one of the first uses of blockchain for a video game. Gareth’s background is as a systems architect, developer/designer, studio lead, consultant and adviser for various platforms, video games and technologies. Gareth is a self-taught expert in systems design, software engineering and operations infrastructure. He studied UK A-A* standard GCSEs, as well as A-levels at Sandbach School in Cheshire, UK (1992-1997). He has also independently studied mathematics computer science and artificial intelligence at a degree and post-degree level at the Open University in the UK. From 1998 to 2006, Gareth served as Systems Director, BSS UK where he designed, developed and managed a web-based application for risk assessment and management for the UK commercial insurance sector. From 2006 to 2014, Gareth was the Founder, Managing Director of Productivity Balloon Ltd. running a software development studio specializing in cross-platform video games development and multiplayer of infrastructure. From 2012 to 2013, Gareth was CTO of Beluga Learning Ltd. where he designed and developed technologies for cognitive learning of mathematics through games and multi-user applications with big-data analytics. From 2015 to present, Gareth is the founder & CEO of Deckbound LLC where he created and built blockchain technology for digital items and their use in skills-based video games.

Kirti Naik Srikant

Kirti Naik Srikant (“Kirti”) joined us in August, 2019 as our Chief Marketing Officer. Prior to joining Prometheum, since 2017, Kirti served as the Global Head of Brand & Marketing Insights for Russell Investments and was responsible for developing the firm’s brand position “Embrace the PossibleTM”, establishing research and insights discipline, and launching client-facing platforms across the retail and institutional markets. Prior thereto, from 2010 to 2017, Kirti served as AVP and then VP, Global Head of Brand & Advertising global head of brand & advertising at OppenheimerFunds (now Invesco). From 2006 to 2010 she served as VP Marketing Strategy – Shared Customer Segment at Citibank North America where she launched new innovative communication platforms and led the company’s online communications strategy. She is also a member of the board of directors of the Fly A Kite Foundation, which raises awareness for pediatric brain cancer, and a member of the not-for-profit, Financial Communications Society and serves on the advisory board director for Emerging Markets Media. Kirti attended Rutgers, the State University of New Jersey from 1997 to 2001 and received her BS from City University of New York in 2002. In 2009 she received her MBA from the Columbia Business School.

Jerry Schneider

Jerry Schneider (“Jerry”) is a certified public accountant and has over 40 years of relevant accounting experience. Jerry is licensed to practice public accounting in New York and Florida and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Jerry was the Managing Partner of Schneider & Associates LLP, a CPA firm with approximately 20 professional staff and was the driving force in that firm’s growth and development until it merged with Marks Paneth LLP in 2008. From January 2011 to November 2017, Jerry was a Partner, Partner Emeritus and Senior Consultant at Marks Paneth LLP. Jerry has now retired from Marks Paneth LLP. Jerry’s practice was concentrated in the areas of business planning, high net worth individuals, manufacturing, retailing, securities broker-dealers, the hospitality industry and private educational institutions. Jerry is a board member and is Chairman of the Audit Committee for Siebert Financial Corp., a NASDAQ listed securities brokerage Company which pioneered discount brokerage approximately fifty years ago. Jerry also is a board member of the Fiduciary Trust International South, Inc., and serves as a member of its audit committee.

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Alexander Shapiro

Alexander Shapiro (“Alex”) is currently the Chief Strategy Officer at Prometheum. Prior to Prometheum, Alex spent the last 12 years working in the financial technology space where he created and oversaw multiple projects related to high frequency trading, platform design, algo/SOR design and automated trading. He is also the founder and CEO of Rain River Inc., a consulting company specializing in management, technology, and strategy related advisory services for small to mid-tier financial services firms. Rain River has led consulting projects for numerous companies. Alex was also the founder and former Chief Strategy Officer at VeePiO, a social mobile app. Alex was the managing director at Singularity Technology Solutions (“STS”), an HFT software company. Prior to joining STS, Alex spent six years as a licensed representative and was a managing director at a high frequency trading and technology focused FINRA registered broker dealer. Alex was born in Leningrad, Russia and grew up in NYC. Alex attended The New York University Stern School of Business undergraduate program.

Certain Relationships

Martin H. Kaplan is the father of Aaron L. Kaplan and Benjamin S. Kaplan.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or
•	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. At such time as the Board determines to establish committees, then each board committee, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Officers hold office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of stockholders and until their successors have been elected and qualified.

Board Committees

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees at this time because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacities in which compensation was received	Cash Compensation ($)	Other Compensation ($)		Total Compensation ($)
Martin H. Kaplan	Chairman and Director	$0	$3,700	(1)	$3,700
Aaron L. Kaplan	Co-Chief Executive Officer, Director	$240,000	$0		$240,000
Benjamin S. Kaplan	Co-Chief Executive Officer, Director	$240,000	$0		$240,000
Alex Shapiro	Chief Strategy Officer	$240,000	$0		$240,000
Gareth Jenkins	Chief Technology Officer	$240,000	$0		$240,000
Kirti Naik Srikant	Chief Marketing Officer	$300,000	See Footnote (2)		$300,000
Jerry Schneider	Director	$0	$0		$0
Dr. Fang Xiao	Director	$0	$0		$0

(1) In October 2017, the Company issued 2,000,000 Seed Ember Warrants to its Chairman of the Board, valued at $0.00. In January 2018, the Company issued 24,850,000 Founder Ember Warrants to its Chairman of the Board, valued at $3,700. The value of the Seed Ember Warrants and Founder Ember Warrants were determined by management. The Chairman of the Board subsequently transferred 10,057,894 Founder Ember Warrants, by gift, to certain officers, directors and greater than 5% shareholders. See the section entitled “Security Ownership of Management and Certain Securityholders” below.

(2) In August 2019, we issued to Ms. Naik Srikant an option to purchase up to 415,000 shares of Common Stock at an exercise price of $0.32 per share and an option to purchase up to 280,000 Ember Warrants at an exercise price of $0.25 per Ember Token. The options are subject to a vesting schedule as described below under “Employment Agreements.”

Employment Agreements

We entered into an employment agreement with Kirti Naik Srikant, the terms of which are set forth below. We have not entered into employment agreements with any other of our executive officers.

We entered into an employment agreement with Kirti Naik Srikant dated as of June 18, 2019, pursuant to which she agreed to serve as our Chief Marketing Officer. Pursuant to the agreement, Ms. Srikant shall receive a base salary of $300,000 per year and shall. In addition, we granted Ms. Srikant options to purchase up to 415,000 shares of Common Stock under our Employee Stock Option Plan and options to purchase up to 280,000 Ember Tokens under our Employee Token Option Plan. The options vest over a four year period commencing on the first anniversary of her employment. Ms. Srikant’s agreement contains confidentiality and non-competition and non-solicitation covenants. The agreement may be terminated by Ms. Srikant on 30 days notice and by us at any time, provided that if we terminate her employment without cause, she shall receive two months severance.

Option Plans

In August, 2019, our board of directors approved our 2019 Employee Stock Option Plan (the “Stock Option Plan”) and 2019 Employee Token Option Plan (the “Token Option Plan”). The total number of shares of our Common Stock available for grant under the Stock Option Plan is 17,812,500 shares. The total number of Ember Tokens available for grant under the Token Option Plan is 5,000,000 Ember Tokens. Grants made under the plans must be approved by our board of directors. We intend to submit both plans to our stockholders for approval.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the numbers and percentages of our outstanding Common Stock and Ember Warrants as of the date hereof (as qualified in the footnotes thereto) by:

•	each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

•	each of the Company directors;

•	each of the Company’s executive officers; and

•	all of the Company’s directors and executive officers as a group.

The Company’s outstanding Common Stock are the Company’s only voting securities. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Circular. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o Prometheum, Inc., 120 Wall Street, New York, NY 10005.

As a term of the Investor and Founders Rights Agreement all of the Company’s shareholders have agreed to vote their shares for four directors designated by the Founders and one director designated by HashKey. HashKey has designated Dr. Xiao Feng as its Board of Directors designee. Percent of shares of Common Stock beneficially owned before and after Offering based upon 244,490,000 shares issued and outstanding as of the date hereof and assumes sale of the Maximum Amount of Units. Percent of Ember Warrants beneficially owned before and after Offering based upon 43,990,000 Ember Warrants issued and outstanding as of the date hereof and assumes sale of the Maximum Amount of Units and the issuance of 500,000 Incentive Warrants.

	Number of Shares of Common Stock Beneficially Owned	Percent of Shares Beneficially Owned		Number of Ember Warrants Beneficially Owned	Percent of Ember Warrants Beneficially Owned
Name of Beneficial Owner	Before and After Offering	Before Offering	After Offering	Before and After Offering	Before Offering	After Offering
Officers and Directors
Martin H. Kaplan(1)	100,375,000	41.1%	34.1%	16,792,106	38.2%	17.8%
Aaron L. Kaplan(2)	23,750,000	9.7%	8.1%	3,500,000	8.0%	3.7%
Benjamin S. Kaplan(3)	23,750,000	9.7%	8.1%	3,500,000	8.0%	3.7%
Alex Shapiro(4)	4,437,500	1.8%	1.5%	653,947	1.5%	* %
Gareth Jenkins	—	* %	* %	—	* %	* %
Kirti Naik Srikant(5)	—	*	* %	—	—%	—%
Jerry Schneider(6)	887,500	* %	* %	130,789	* %	* %
Dr. Xiao Feng(7)	68,875,000	28.2%	23.4%	10,150,000	23.1%	10.7%
Executive officers and directors as a group (8 persons)	222,075,000	90.8%	75.5%	34,726,842	78.9%	36.8%
5% or Greater Shareholders
HashKey Digital Asset Group(7)	68,875,000	28.2%	23.4%	10,150,000	23.1%	10.7%

* Less than 1%.

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(1) The Ember Warrants beneficially owned consist of 2,000,000 Seed Funding Ember Warrants exercisable to purchase up to 2,000,000 Ember Tokens, when and if issued and 14,792,106 Founder Ember Warrants exercisable to purchase up to 14,792,106 Ember Tokens, when and if issued. The Seed Funding Ember Warrants were issued to Mr. Kaplan in exchange for capital contributions and services provided to us. The Seed Funding Ember Warrants and Founder Ember Warrants are each exercisable for a five (5) year period commencing on the date that the Genesis Block is created and have an exercise price of $0.00 per Ember Token.

(2) The Ember Warrants beneficially owned consist of 3,500,000 Founder Ember Warrants exercisable to purchase up to 3,500,000 Ember Tokens, when and if issued. The Founder Ember Warrants are each exercisable for a five (5) year period commencing on the date that the Genesis Block is created and have an exercise price of $0.00 per Ember Token.

(3) The Ember Warrants beneficially owned consist of 3,500,000 Founder Ember Warrants exercisable for up to 3,500,000 Ember Tokens, when and if issued. The Founder Ember Warrants are each exercisable for a five (5) year period commencing on the date that the Genesis Block is created and have an exercise price of $0.00 per Ember Token.

(4) The Ember Warrants beneficially owned consist of 653,947 Founder Ember Warrants exercisable for up to 653,947 Ember Tokens, when and if issued. The Founder Ember Warrants are each exercisable for a five (5) year period commencing on the date that the Genesis Block is created and have an exercise price of $0.00 per Ember Token.

(5) Does not include options to purchase 415,000 shares of Common Stock and 280,000 Ember Tokens issued pursuant to our Employment Agreement with Ms. Naik Srikant. The options were issued pursuant to our 2019 Employee Stock Option Plan and our 2019 Employee Token Option Plan.

(6) The Ember Warrants beneficially owned consist of 130,789 Founder Ember Warrants exercisable for up to 130,789 Ember Tokens, when and if issued. The Founder Ember Warrants are each exercisable for a five (5) year period commencing on the date that the Genesis Block is created and have an exercise price of $0.00 per Ember Token.

(7) The shares of Common Stock and the Ember Warrants are held by HashKey Digital Asset Group Limited, an entity affiliated with Dr. Xiao. The Ember Warrants consist of 10,150,000 Founder Ember Warrants exercisable to purchase up to 10,150,000 Ember Tokens, when and if issued. The Founder Ember Warrants are each exercisable for a five (5) year period commencing on the date that the Genesis Block is created and have an exercise price of $0.00 per Ember Token.

The Founder Ember Warrants were issued to each of the forgoing as partial compensation for services provided to the Company that have had a profound impact on the creation and initial development of the Prometheum Network.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Martin H. Kaplan, our Chairman of the Board, Benjamin S. Kaplan, a member of our Board of Directors and Co-Chief Executive Officer, and Lawrence G. Nusbaum, a minority shareholder, are attorneys associated with GKN, which serves as our outside counsel, and counsel to the Administrative Agent. During 2017 we paid GKN approximately $55,781 for legal services and for the twelve months ended December 31, 2018 we paid GKN approximately $109,995 for legal services. For the six months ended June 30, 2019 we paid GKN approximately $151,523 for legal services. We lease office space from GKN pursuant to a month to month lease. The initial rent was $2,500 per month which increased to $5,000 in July 2019. The total lease expense for the year ended December 31, 2018 was $5,000. The total lease expense for the six months ended June 30, 2019 was $27,500.

We have entered into an Administrative Services Agreement with Manorhaven. Manorhaven is a subsidiary of Coincross and Chairman of the Board and majority shareholder, Martin H. Kaplan, is the managing member of Coincross. We have entered to a number of agreements with Hashkey, a holder of approximately 28% of our Common Stock. Dr. Xiao, one of our directors is an affiliate of Hashkey.

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Indemnification Arrangements

We have entered into indemnification agreements and employment agreements with our directors and certain of our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors has not adopted a written policy with respect to Related Party Transactions (as defined below), however, it is the policy of the Board of Directors to review and approve all Related Party Transactions by our Board of Directors. In determining whether to approve, recommend or ratify a Related Party Transaction. Factors considered in connection with such review may include; (i) whether the terms of the Related Party Transaction are fair to us, (ii) whether there are business reasons for us to enter into the Related Party Transaction, and (iii) whether the Related Party Transaction would present an improper conflict of interest for any of our directors or executive officers.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K. Generally, under Item 404(a) of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last two fiscal years, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors of the Company or Director Nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our common stock or (iv) an immediate family member of any of the foregoing.

CONFLICTS OF INTEREST

Martin H. Kaplan, our Chairman and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Martin H. Kaplan is also our controlling shareholder and the holder of the Company’s Seed Investor Ember Warrants and Founders Ember Warrants. Aaron L. Kaplan, our Co-CEO, Chief Financial Officer and a director is Martin H. Kaplan’s son and is of counsel to GKN. Benjamin S. Kaplan, Co-CEO is also Mr. Kaplan’s son and is of counsel to GKN. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which has been represented in a number of matters, some of which are ongoing, by GKN. Accordingly, there may be multiple conflicts of interest between us, GKN and our officers and directors.

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SECURITIES BEING OFFERED

Units

The Company is offering up to 49,750,000 Units, each consisting of one (1) share of Common Stock and one (1) Ember Warrant exercisable to purchase one (1) Ember Token at an offering price of $1.00 per Unit. Our Units will not be certificated and the shares of our common stock and the warrants part of such Units are immediately separable and will be issued separately in this Offering.

The offering price of the Units has been arbitrarily established by us after giving consideration to numerous factors, including market conditions and the perceived valuations. The offering price of the Units may not be in any way indicative of the Company’s actual value or the value of the Common Stock and the Ember Warrants following the completion of this Offering.

Ember Warrants Included in the Units

The following is a brief summary of certain terms and conditions of the Ember Warrants included in the Units. The Ember Warrants are subject in all respects to the provisions contained in the warrant agent agreement (the “Warrant Agent Agreement”) between us and our warrant agent, VStock Transfer, LLC (the “Warrant Agent”) filed as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Each Ember Warrant included in the Units is exercisable to purchase one Ember Token, for no additional consideration, at any time commencing on the date that the Genesis Block has been created and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of creation of the Genesis Block.

The Ember Warrants will be issued in registered form pursuant to the Warrant Agent Agreement. The Company and the Warrant Agent may amend or supplement the Warrant Agent Agreement without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Warrant Agent Agreement as the parties thereto may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the holders.

The Ember Warrants may be exercised upon delivery of an exercise notice at the offices of the Warrant Agent. The Ember Warrant holders do not have the rights or privileges of holders of Common Stock and no voting rights.

No Ember Warrants will be exercisable unless at or prior to the time of the exercise, the Genesis Block has been created. If we are unable to successfully create the Genesis Block, and therefore are unable to deliver Ember Tokens, the Ember Warrants may become worthless.

Fundamental Transactions

Pursuant to the terms of the Warrant Agent Agreement, if during such time as the Ember Warrants are outstanding, the Company (a) enters into a merger, consolidation or other similar transaction or series of transactions to which the Company is a party and pursuant to which (i) the Company is not the surviving entity in such transaction or (ii) if the Company is the surviving entity, the holders of shares of common stock immediately prior to such transaction represent less than 50% of the shares of common stock outstanding immediately following such transaction, or (b) effect any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions (each a “Fundamental Transaction”), then the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor to assume in writing all of the obligations of the Company under the Warrant Agreement and shall deliver to the holders of Ember Warrants created by this Warrant Agreement a security of the successor entity evidenced by a written instrument substantially similar in form and substance to the Ember Warrants which are exercisable for Ember Tokens.

Incentive Warrants

We intend to issue to Incentive Warrants to persons that open brokerage accounts on the Prometheum Network on a first-come first-serve basis for no consideration. The amount of Incentive Warrants issued per each new account has not been determined. We will only issue Incentive Warrants will only be issued by us during the period following the Qualification Date up to the Termination Date of this Offering.

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Governing Law

The Ember Warrants are governed by and construed in accordance with the laws of the State of New York.

Agent Ember Warrants

We have reserved the right to engage selling agent broker-dealers to participate in this Offering and to issue such agents, if any, agent Ember Warrants, having the same terms as the Ember Warrants. The form of Agent Ember Warrant is attached as an Exhibit to our Offering Statement of which this Offering Circular forms a part thereof.

Ember Tokens Included in the Units

Ember Warrants cannot be exercised to purchase Ember Tokens unless and until we have created the Genesis Block, which we intend will occur upon the launch of the Prometheum Network. Accordingly, the following, description of the Ember Tokens assumes the successful creation of the Genesis Block.

Ember Tokens will be designed as blockchain protocol crypto-securities tokens engineered for use on the Prometheum Network, what we refer to as SST’s, that will provide the basis for issuer crypto-securities offered through the facilities of the Prometheum Network. The Ember Tokens, when and if issued in exchange for the Ember Warrants, will function as a utility token, Prometheum’s native currency, and a crypto-security.

Ember Tokens will be created using a protocol designed for the Prometheum Network referred to as “Ember-X.” Ember-X will be the protocol that underpins the functionality of the Prometheum Blockchain, including network design (e.g. blockchain peer model, consensus mechanism, smart contract layer, address and wallet model), different wallet types, embedded master wallet smart contracts, smart contract layer and other functionality.

The Ember-X protocol upon which the Company’s Ember Tokens will be based:

•	Creates a set of SST smart contracts on both the Prometheum Core Chain and the Prometheum Utility Chain. These SST smart contracts will be based on templates produced by Prometheum and deployed to the Prometheum Blockchain by the Issuance Platform, thus ensuring all SSTs adhere to a single standard.

•	Provides a mechanism to restrict calling methods on smart contracts on a Prometheum Core Chain. These permissions are only available to regulated entities with a relevant role on the Prometheum Core Chain.

•	Has simple primary functionality, including: depositing SSTs in wallets; recording trading data; recording transfers of SSTs between wallets via multi-signature, multi-stage process; allowing transfers of SSTs from a master wallet to a personal wallet via a multi-signature, multi-stage process; allowing transfers of SSTs from a personal wallet to a master wallet via multi-signature, multi-stage process.

A register of SST contracts on both the Prometheum Blockchain Core and Prometheum Utility Blockchain will be maintained by the Prometheum Network. This register will record identifying SST information (including a unique identifier for each SST) as well as a location for the SST’s smart contracts. Once deployed the contracts cannot be changed, but a new version of a smart contract can be created in the contract register. New versions of Ember-X SST smart contracts cannot change the data held within them about SSTs (e.g. wallet balances), but they can add additional features or data to the SST smart contract itself. These new contract versions can only be deployed by the Prometheum Network using a multi-signature process that includes the SST issuer.

Voting Rights

Holders of Ember Tokens will not have any voting rights, dividend rights, ownership rights to any of the assets of the Company or any rights upon liquidation of the Company. The Ember Tokens will not be part of our authorized common stock.

The Ember Tokens are intended to be tradeable through our yet to be fully authorized Broker-Dealer/ATS. It is intended that the Company’s Ember Token will trade as “MBR”.

Other Features of Ember Tokens

•	Ember Tokens will function as the medium of exchange on the Prometheum Network. Payment for services on the Prometheum Network will occur with bits of Ember Tokens.

•	Ember Tokens will be the basis upon which issuers may create new crypto-securities for issuance through the Prometheum Network.

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Other Ember Token Warrants

Seed Funding Warrants

As of the date hereof, we have 2,000,000 Seed Funding Warrants outstanding exercisable to purchase up to 2,000,000 Ember Tokens, for no consideration, at any time commencing on the date that the Genesis Block has been issued and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of the Genesis Block. The Seed Funding Warrants were issued to Martin H. Kaplan in exchange for capital contributions and services provided to us. The Seed Funding Warrants were issued pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act.

Founders Warrants

As of the date hereof, we have 35,000,000 Founders Warrants outstanding exercisable to purchase up to 35,000,000 Ember Tokens, for no consideration, at any time commencing on the date that the Genesis Block has been issued and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of the Genesis Block. Of such Founders Warrants, 24,850,000 were issued to certain officers and directors for nominal consideration and services provided to the Company and 10,150,000 Founders Warrants were issued to Haskey for consideration valued at $5,075,000. Founders are persons/entities that have had a profound impact on the creation and initial development of the Prometheum Network. The Founder Warrants were issued pursuant to the exemption from registration provided under Section 4(a)(2) and/or Regulation D of the Securities Act.

Regulation D Warrants

As of the date hereof, we have sold approximately 5,740,000 Ember Warrants to purchase Ember Tokens at a price of $.50 per Warrant pursuant to Rule 506(c) of Regulation D. The Warrants are exercisable to purchase up to 5,740,000 Ember Tokens, for no consideration, at any time commencing on the date that the Genesis Block has been issued and terminating at 5:00 p.m., New York City time, on the fifth (5th) anniversary of the date of the Genesis Block.

Ember Token Options

As of the date hereof, we have issued options to purchase up to 280,000 Ember Tokens to our Chief Marketing Officer. The options are exercisable to purchase up to 280,000 Ember Tokens at an exercise price of $0.25 per Ember Token. The options were issued pursuant to our 2019 Employee Ember Token Option Plan.

Capital Stock

The following is a summary of the rights and limitations of our capital stock as provided in our certificate of incorporation, and bylaws. For more detailed information, please see our certificate of incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.00001 per share, and 100,000 shares of blank check preferred stock, par value $0.00001 per share (the “Preferred Stock”).

Preferred Stock

Subject to limitations under the DGCL, our board of directors is authorized to issue, from time to time and without stockholder approval, up to an aggregate of 100,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the shares of each such series, including the dividend rights, conversion rights, voting rights, redemption rights (including sinking fund provisions), liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting and conversion rights could adversely affect the voting power of the holders of shares of our common stock. Any series of Preferred Stock will have the terms set forth in a certificate of designations relating to such class or series filed with the state of Delaware or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time.

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As of the date hereof, we have not issued or designated any class of Preferred Stock.

Common Stock

As of the date hereof, we have 244,490,000 shares of Common Stock issued and outstanding and we have issued options to purchase up to 415,000 shares of Common Stock at an exercise price of $0.32 per share to our Chief Marketing Officer. The options were issued pursuant to our 2019 Employee Stock Option Plan.

Voting Rights

Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of our Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

The foregoing is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the Offering Statement of which this Offering Circular forms a part, which Offering Statement has been filed with the SEC.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been no public market for our Common Stock. Future sales of substantial amounts of our Common Stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of shares of Common Stock in the public market after the restrictions lapse could adversely affect the prevailing market price for shares of our Common Stock as well as our ability to raise equity capital in the future.

Upon completion of this Offering, assuming the Maximum Amount of Units is sold, we will have 294,240,000 shares of Common Stock issued and outstanding. 415,000 shares of Common Stock also will be issuable upon the exercise of outstanding stock options.

Of these shares, the 49,750,000 shares of Common Stock sold in this offering (assuming the sale of the Maximum Amount) will be tradable without restriction (other than state blue sky laws, or further registration under the Securities Act) except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. The remaining shares of Common Stock will be deemed “restricted securities” under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are discussed below.

Lock-up Agreements

We have not entered into lock-up agreements with any of our executive officers, directors or significant shareholders.

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Rule 144

All shares of our Common Stock held by our “affiliates”, as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144. Rule 144 defines an affiliate as any person who directly or indirectly controls, or is controlled by, or is under common control with, the issuer, which generally includes our directors, executive officers and certain other related persons.

Under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is deemed to be an “affiliate” of ours would be entitled to sell within any three-month period a number of shares of our Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of our Common Stock or (ii) an amount equal to the average weekly trading volume of our Common Stock on the during the four calendar weeks preceding such sale. Sales by affiliates under Rule 144 are also subject to a six-month holding period and requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, including the holding period of any prior owner other than one of our affiliates, will be entitled to freely sell such shares of our Common Stock without regard to the limitations described above, subject to our compliance with Exchange Act reporting obligations for at least 90 days prior to the sale, and provided that such sales comply with the current public information requirements of Rule 144.

Rule 701

In general, under Rule 701 under the Securities Act, an employee, consultant or advisor who purchases shares of our common stock from us in connection with a compensatory stock or option plan or other written agreement is eligible to resell those shares 90 days after the effective date of the registration statement of which this prospectus forms a part in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period restriction, contained in Rule 144.

Registration Rights

We have not granted registration rights to any of our stockholders.

57

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Gusrae Kaplan Nusbaum PLLC, New York, New York. Martin H. Kaplan, our Chairman, director and controlling shareholder is the Managing Member of Gusrae Kaplan Nusbaum PLLC. See “Conflicts of Interest” on page 52.

EXPERTS

The consolidated financial statements, as of December 31, 2018 and for the year then ended, included in this Offering Circular have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm (the report includes an explanatory paragraph referring to our ability to continue as a going concern and uncertainty related to digital assets), given upon the authority of said firm as experts in accounting and auditing.

The financial statements of Prometheum, Inc. as of December 31, 2017, which includes the consolidated balance sheet as of December 31, 2017 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from September 18, 2017 (inception) to December 31, 2017 included in this preliminary Offering Circular have been audited by Fruci & Associates II, PLLC, independent registered accounting firm, as stated in their report appearing herein. Such financial statements are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We issued to Martin H. Kaplan, our Chairman, a director and the Managing Member of our legal counsel, Gusrae Kaplan Nusbaum PLLC (“GKN”), 14,792,106 Founder Ember Warrants and 2,000,000 Seed Ember Warrants. Further, we issued to Aaron L. Kaplan, our Co-Chief Executive Officer, Chief Financial Officer, director and Benjamin S. Kaplan, our Co-Chief Executive Officer, director and Mr. Kaplan’s sons each 3,500,000 Founder Ember Warrants. Martin H. Kaplan is the owner of 100,375,000 shares of our Common Stock and Aaron L. Kaplan and Benjamin S. Kaplan each own 23,750,000 shares of our Common Stock. We issued to Lawrence G. Nusbaum, a partner in GKN, 11,875,000 shares of Common Stock and 1,750,000 Founder Ember Warrants. Martin H. Kaplan and Mr. Nusbaum have entered into a voting agreement pursuant to which Mr. Nusbaum granted Mr. Kaplan the right to vote all of Mr. Nusbaum’s shares of Common Stock.

During 2017, we paid GKN approximately $55,781 for legal services and for the twelve months ended December 31, 2018 we paid GKN approximately $109,995 for legal services. For the six months ended June 30, 2019 we paid GKN approximately $151,523 for legal services. We lease office space from GKN pursuant to a month to month lease. The initial rent was $2,500 per month which increased to $5,000 in July 2019. The total lease expense for the year ended December 31, 2018 was $5,000. The total lease expense for the six months ended June 30, 2019 was $27,500.

CHANGE IN CERTIFYING ACCOUNTANT

During the last quarter of 2018, the Company dismissed Lipner, Sofferman & Co., LLP (“Lipner”) as its independent auditor. The decision to change independent registered public accounting firms was approved by the Company’s Board of Directors.

The audit report of Lipner on the balance sheet of the Company for the period ended October 23, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from the Company’s inception on September 18, 2017 through the first quarter of 2018, there were no: (1) disagreements with Lipner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Lipner with a copy of this disclosure, and requested that Lipner furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company regarding the change in certifying accountants, and, if not, stating the respects in which it does not agree. Lipner’s letter addressed to the SEC is attached hereto as Exhibit No. 9.1.

58

During the first quarter of 2018, the Company engaged Fruci & Associates II, PLLC (“Fruci”) as the Company’s certifying accountant for the fiscal year ended December 31, 2017. During the period from the Company’s inception, September 18, 2017 through the date of this Offering Circular, neither the Company nor anyone acting on its behalf consulted with Fruci regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Fruci concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In March of 2019, the Company’s Board of Directors determined not to re-engage Fruci as its independent registered accounting firm for the 2018 fiscal year.

The audit report of Fruci on the balance sheet of the Company for the period ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from the Company’s retention of Fruci on February 6, 2018, through March 20, 2019, there were no: (1) disagreements with Fruci on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

In March of 2019, the Company engaged Friedman, LLP, Certified Public Accountants (“Friedman”) as the Company’s independent auditors for the fiscal year ended December 31, 2018. During the period from the Company’s inception, September 18, 2017 through the date of this Offering Circular, neither the Company nor anyone acting on its behalf consulted with Friedman regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our amended Certificate of Incorporation and our bylaws, subject to the provisions of Delaware law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the securities offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about the Company and the securities offered hereby, the Company refers you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports, and other information with the SEC pursuant to Regulation A. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

59

Part F/S Financial Statements

F-1

PROMETHEUM, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

PROMETHEUM, INC. AND SUBSIDIARY
UNAUDITED CONSOLIDATED BALANCE SHEETS
AS OF

	JUNE 30, 2019	DECEMBER 31, 2018
ASSETS
Current assets
Cash	$2,915,867	$4,206,734
Prepaid insurance	33,336	—
Prepaid development costs	6,840,000	9,000,000

Total current assets	9,789,203	13,206,734

Property and equipment, net	45,370	11,950

Other assets
Intangible assets, net	78,135	67,851

Total assets	$9,912,708	$13,286,535

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses and other current liabilities	$83,454	$25,000
Token development obligation	5,661,012	7,448,700

Total current liabilities	5,744,466	7,473,700

Commitments

Stockholders’ equity
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 shares issued and outstanding	$—	$—
Common stock, $0.00001 par value, 500,000,000 shares authorized, 237,500,000 shares issued and outstanding	2,375	2,375
Additional paid-in capital	6,932,625	6,932,625
Accumulated deficit	(2,766,758)	(1,122,165)

Total stockholders’ equity	4,168,242	5,812,835

Total liabilities and stockholders’ equity	$9,912,708	$13,286,535

See accompanying notes to the unaudited consolidated financial statements

F-2

PROMETHEUM, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30,

	2019	2018
Revenue	$1,787,688	$—

General and administrative expenses	1,255,997	338,356
Research and development	2,176,284	125,000

Total operating expenses	3,432,281	463,356

Net loss	$(1,644,593)	$(463,356)

Net loss per share, basic and diluted	(0.007)	(0.003)

Weighted average common shares outstanding, basic and diluted	237,500,000	168,625,000

See accompanying notes to the unaudited consolidated financial statements

F-3

PROMETHEUM, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30,

	Common Stock
	Shares	Amount	Additional Paid- in Capital	Accumulated Deficit	Total
Balance, January 1, 2018 - as adjusted, see note 4	168,625,000	$1,686	$8,314	$(55,787)	$(45,787)

Net loss	—	—	—	(463,356)	(463,356)

Balance, June 30, 2018	168,625,000	$1,686	$8,314	$(519,143)	$(509,143)

Balance, January 1, 2019	237,500,000	$2,375	$6,932,625	$(1,122,165)	$5,812,835

Net loss	—	—	—	(1,644,593)	(1,644,593)

Balance, June 30, 2019	237,500,000	$2,375	$6,932,625	$(2,766,758)	$4,168,242

See accompanying notes to the unaudited consolidated financial statements

F-4

PROMETHEUM, INC. AND SUBSIDIARY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,644,593)	$(463,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,855	—
Prepaid development costs	2,160,000	—
Change in cash attributable to changes in assets and liabilities:
Prepaid insurance	(33,336)	—
Accounts payable	—	(55,781)
Accrued expenses and other current liabilities	58,454	35,431
Token development obligation	(1,787,688)	2,350,000

Net cash used in operating activities	(1,232,308)	1,866,294

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(36,114)	—
Purchase of intangible asset	(22,445)	—

Net cash (used in) provided by investing activities	(58,559)	—

Net (decrease) increase in cash and cash equivalents	(1,290,867)	1,866,294

Cash and cash equivalents, January 1,	4,206,734	9,994

Cash and cash equivalents, June 30,	$2,915,867	$1,876,288

See accompanying notes to the unaudited consolidated financial statements

F-5

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 1 – NATURE OF OPERATIONS

Organization

Prometheum, Inc. (“Prometheum”,” we”, “us”, the “Company”), is a Delaware corporation formed on September 18, 2017 for the purpose of planning, creating and operating an integrated network for the issuance and trading of blockchain based and other digital tokens.

Prometheum Ember ATS, Inc. (“Prometheum ATS.”), a wholly owned subsidiary, was formed on February 27, 2018 as a New York corporation. The Company is in the process of registering to become a securities broker/dealer. After its registration as a broker/dealer, the Company will hold and/or introduce those who open accounts for the purchase and sale of Ember tokens or other tokenized securities and facilitate other broker/dealers who introduce their customers to engage in secondary transactions of Ember tokens or other tokenized securities through the Prometheum ATS.

Basis of Accounting and Principles of Consolidation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Prometheum and its wholly-owned subsidiary, Prometheum ATS. Upon consolidation, all intercompany accounts and transactions are eliminated.

In the opinion of management all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2019 and December 31, 2018 and results of operations for the six months ended June 30, 2019 and 2018 have been made. The results of operations for the periods presented is not necessarily indicative of the results of operations expected for the full year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018.

Going Concern Uncertainty

The Company’s unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred cumulative losses and has an accumulated deficit of approximately $2,800,000, expects to incur further losses in the development of its business and has been dependent on funding operations through the private sale of securities and Ember warrants. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The unaudited consolidated financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s plans include continuing to raise additional capital through the issuance of Ember warrants up to their registered maximum offering amount of $50,000,000. The Company is currently developing its blockchain technology-based differentiated platform, known as the “Prometheum Network”, designed to address the regulatory, legal, and liquidity challenges faced by others in the tokenized securities market, that will allow issuers seeking to raise capital through the creation and distribution of tokenized securities to conduct their capital raise in a securities law compliant way. The Company also intends to create the infrastructure necessary to allow for after-market trading and processing of tokenized securities.

F-6

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Risk

The Company maintains cash in bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC), and at times may exceed those limits or where no insurance is provided. At June 30, 2019, and December 31, 2018 there was approximately $2,511,000 and $3,956,731, respectively, on deposit at banks in excess of FDIC limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

Cash and Cash Equivalents

The Company has defined cash equivalents as highly liquid investments, with original maturities of less than 90 days that are not held for sale in the ordinary course of business. As of June 30, 2019, and December 31, 2018 the Company did not hold any cash equivalents.

Use of Estimates

The Company prepares its unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on certain assumptions which it believes are reasonable in the circumstances and does not believe that any change in those assumptions would have a significant effect on financial position or results of operations. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Depreciation is calculated on a straight-line basis over their estimated useful lives of the respective assets, which generally range from five to seven years. Depreciation expense for the six months ended June 30, 2019 was $2,694. There was no depreciation expense for the period ended June 30, 2018 as the assets were placed into service in December 2018.

Intangible Assets

Intangible assets consist of a domain name purchased in November 2018 for a total cost of $71,842 and a trademark in June 2019 for a total cost of $22,445. Rights to domain names have an estimated useful life of three years and trademarks have an estimated useful life of ten years. Both are classified as finite-lived intangible assets.

Amortization expense for the six months ended June 30, 2019 and 2018 amounted to $12,161 and $0, respectively.

F-7

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets (continued)

Future amortization as of June 30, is as follows:

2020	$26,192
2021	26,192
2022	10,227
2023	2,245
2024	2,245
Thereafter	11,034

Total	$78,135

Impairment of Long-Lived Assets

The Company assess the impairment of long-lived assets on an ongoing basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The impairment review process is based upon an estimate of future undiscounted cash flow. Factors considered that could trigger an impairment review include the following:

-	significant underperformance relative to expected historical or projected future operating results,
-	significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business,
-	significant negative industry or economic trends, and
-	significant technological changes, which would render equipment and manufacturing processes obsolete.

Recoverability of assets that will be used in the Company’s operations is measured by comparing the carrying value of the future net undiscounted cash flows expected to be generated by the asset or asset group. Future undiscounted cash flows include estimates of future revenues, driven by market growth rates, and estimated future costs. The Company determined that there were no impairments to long-lived assets during the six months ended June 30, 2019.

General and Administrative

General and administrative expenses primarily include professional fees, reimbursed executive compensation, systems consulting and other office expenses.

Research and Development

Research and development costs consist primarily of platform costs related to integrating the Prometheum network. Such costs are expensed as incurred. Prepaid development costs will be expensed over time as each element of the Ecosystem is completed. In accordance with ASC 985, Software, Costs of Software to be sold, leased or marketed (“ASC 985"), all costs incurred to establish technological feasibility of a computer software product to be sold, leased, or otherwise marketed are research and development costs. Technological feasibility has not been established due to the constant changing technology and rapid advances in the space. As such, all of the Company’s development costs have been expensed. In accordance with ASC 985 the company allocates prepaid costs over the period of development. The Company expects to be completed with the development of these projects during 2020.

F-8

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs for the six months ended June 30, 2019 and 2018 was $7,407 and $0, respectively.

Revenue Recognition

The Company accounts for its Ember warrant issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). As the Company continues to develop the platform before issuing the first block of Ember tokens (the “Genesis Block”), the Company will recognize revenue over the estimated development period in proportion to development costs incurred over total estimated costs.

Significant Judgments

The Company’s contracts include multiple stages in the creation and development of the platform before the issuance of Ember tokens. When a milestone is developed by the Company, judgment is required to determine the percent of the fully developed platform that is completed. For the six months ended June 30, 2019 and 2018, the Company believes approximately 24% and 0%, respectively, of the platform has been completed.

Loss per Share

The Company applies ASC 260 “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic and fully diluted net loss per share has been computed based on the weighted average of common shares outstanding during the period. A total of 23,750,000 shares of common stock that could potentially be issued upon the exercise and conversion of the Purchase Option on Series A Convertible Preferred Shares was excluded from the calculation of net loss per share as the exercise price was greater than the average market price of the common shares.

Fair Value Measurements

Fair value measurements are based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, a fair value hierarchy prioritizes observable and unobservable inputs used to measure fair value into three levels as follows:

Level 1: Valuations are based on quoted prices (unadjusted) in an active market that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Valuations are based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in inactive markets; or model-driven valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data.

F-9

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (continued)

Level 3: Valuations based on unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. This is not applicable to the Company’s financial assets and liabilities.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs, such as prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”), and minimizes, the use of unobservable inputs, to the extent possible in their assessment of fair value.

The Company recognizes transfers between levels in the fair value hierarchy at the end of the reporting period. There were no transfers between fair value levels during the six months ended June 30, 2019.

Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates.

These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.

The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying financial statements. The Company is required to file tax returns in the U.S. federal jurisdiction and various states and local municipalities. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits in operating expenses. No such interest and penalties have been accrued as of June 30, 2019.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the unaudited consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred. In calculating the right of use asset and lease liability, the Company elected to combine lease and non-lease components.

The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

F-10

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (collectively, “ASU 2016-01”). ASU 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements; and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted the provisions of ASU 2016-01 on January 1, 2018. In February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments – Overall (ASC 825-10), which clarified certain aspects of the guidance issued in ASU 2016-01. The Company adopted the guidance in ASU 2018-03 on January 1, 2019. The guidance in both ASU 2016-01 and ASU 2018-03 did not have a material impact on the Company’s unaudited consolidated financial statements and related disclosures.

NOTE 3 – EMBER WARRANT ISSUANCES

The Company issues Ember warrants in connection with research and development arrangements as well as to employees, board members, and consultants as token-based compensation. Each Ember warrant is exercisable into one Ember token for no additional consideration. The term of the warrants is five years from the creation of the Genesis Block of Ember tokens.

Token-Based Compensation

In October 2017, in connection with its initial formation, the Company issued 2,000,000 Ember warrants to its Chairman of the Board. There was no value assigned to these warrants based on management’s use of Level 3 inputs.

In January 2018, the Company issued 24,850,000 Ember warrants as token-based compensation to its Chairman of the Board. The warrants were valued at $3,700. The value of these warrants was determined by management using Level 3 inputs.

The above valuations were conducted prior to any significant development work on the Ember Warrant and Prometheum Network had begun and prior to any sale to the public. Because there was no market price for the warrant at the time, the Company used the cost approach, which is based on the expected costs of development of the software underlying the warrant. At the time of valuation, the warrants were valued at approximately $0.00001 per warrant.

F-11

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 3 – EMBER WARRANT ISSUANCES (CONTINUED)

Research and Development Arrangements

In April and September 2018, the Company issued 4,740,000 Ember warrants for total proceeds of $2,370,000.

On December 14, 2018, in connection with the SPA, the Company issued 10,150,000 Ember warrants, see Note 5.

NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock and Preferred Stock

In October 2017, the Company issued 1,000 shares of common stock and 2,000,000 Ember warrants to the Chairman of the Board for proceeds of $10,000.

In November 2017, the Company amended its Certificate of Incorporation to increase its authorized shares to 500,000,000 shares of common stock, par value $0.00001 per share and 100,000 shares of preferred stock, par value $0.00001 per share.

In January 2018, the Chairman of the Board exchanged his 1,000 shares of common stock for 168,625,000 shares of common stock based upon the amended Certificate of Incorporation to increase the authorized shares to 500,000,000 shares of common stock. The Company accounted for the share exchange retroactively.

NOTE 5 – SECURITIES PURCHASE AGREEMENT

On December 14, 2018, the Company entered into a Securities Purchase Agreement (SPA) with HashKey Digital Asset Group Limited (“HashKey”), an entity organized under the laws of Hong Kong. Pursuant the agreement, HashKey purchased 68,875,000 shares of the Company’s common stock and 10,150,000 Ember warrants for a total purchase price of $12,000,000. Of this amount, $3,000,000 was paid in cash and $9,000,000 was for technology and technology related services and is shown as prepaid development costs on the consolidated balance sheet. In connection with this transaction the Company entered into a Technology Agreement with Shanghai Wanxiang Blockchain Inc (“Wanxiang”), a partner of HashKey, to provide the related technology services.

Also pursuant to the SPA, the Company entered into an Investor and Founder Rights Agreement with HashKey that provides HashKey the right to purchase shares of newly issued Series A convertible preferred stock of the Company for $12,500,000. The option, if exercised, will cause the Company to issue one preferred share of Series A Preferred stock, which is convertible into shares of Common Stock equal 10% of the issued and outstanding shares of Common Stock immediately prior to the exercise date. The Series A Preferred Shares shall be entitled to vote on “as converted” basis with the Common Stock as a single class and shall have no other voting rights other than as required by Delaware corporate law.

The Series A Preferred Shares shall be entitled in connection with a Liquidation Event, as defined, to be paid a liquidation preference equal to $12,500,000, before any distribution of assets may be made to holders of capital stock ranking junior to the Series A Preferred Shares including the Common Stock. The Purchase Right shall be exercisable during the 30-day period immediately following the date the Company’s broker/dealer ATS receives FINRA and SEC approval to trade cryptographic security tokens, if ever granted.

F-12

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 5 – SECURITIES PURCHASE AGREEMENT (CONTINUED)

The Company obtained a valuation report from a third-party consultant to evaluate the allocation of the purchase price in connection with the SPA. The consultant used the hybrid method (probability-weighted expected return method, option-pricing method, and current-value method) to determine the fair value of each component of the transaction as of December 14, 2018.

The Company has allocated the total purchase of $12,000,000 as follows:

Purchase Option on Series A Convertible Preferred Shares	$848,368
Common Stock	6,076,632

Subtotal	6,925,000

Token Development Obligation	5,075,000

Total Purchase Price	$12,000,000

NOTE 6 – INCOME TAXES

As of June 30, 2019, and December 31, 2018, the Company had U.S Federal deferred tax assets of approximately $610,000 and $236,000, respectively, and state and local deferred tax assets of $264,000 and $102,000, respectively. No deferred income tax provision has been reported in the consolidated financial statements since the provision is offset by a valuation allowance of the same amount.

The reconciliation between the statutory and effective tax rates at June 30, 2019 are comprised of the following:

Effective Income Tax Rate Reconciliation
Federal statutory income tax rate	21.0%
State and local income taxes, net of federal tax benefits	9.1%

Change in valuation allowance	(30.1)%

Effective tax rate	0.0%

As of June 30, 2019 and December 31, 2018, the Company had net operating loss carry forwards of approximately $2,800,000 and $1,100,000, respectively that may be offset against future taxable income. No tax benefit as of June 30, 2019 and December 31, 2018 has been reported in the unaudited consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

NOTE 7 – RISKS RELATED TO DIGITAL ASSETS

Mining Attacks

As with other distributed ledger technologies, we believe that the Prometheum Network is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish-mining” attacks, and race condition attacks. Any successful attacks present a risk to our blockchain, expected proper execution and sequencing of Ember transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember tokens.

F-13

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 7 – RISKS RELATED TO DIGITAL ASSETS (CONTINUED)

Mining Attacks (continued)

Although we intend to limit the risk of mining attacks by creating a blockchain proof-of-stake security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of-stake that could reduce the risk of mining attacks, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks. In addition, using smart contracts can lead to theft or loss of coins due to human error if they aren’t coded properly.

Market Volatility

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect the Company’s results of operations. The prices of cryptocurrencies, such as Bitcoin and Ether, and other digital assets have historically been subject to dramatic fluctuations, and in the event of a decline in value of Bitcoin and/or Ether, the Company’s financial position, results of operations, and cash flows could be materially and adversely affected.

Digital Assets are Currently Unregulated

There are uncertainties related to the regulatory regimes governing blockchain technologies, cryptocurrencies, digital assets, cryptocurrency exchanges, the blockchain and Ember tokens, and new international, federal, state and local regulations or policies may materially adversely affect the Company and the value of the Ember tokens.

The Ember tokens are novel, and the application of U.S. federal and state securities laws is unclear in certain respects. Because of the differences between the Ember tokens and traditional securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Ember tokens. In addition, because of the novel risks posed by the tokens, it is possible that securities regulators may interpret laws in a manner that adversely affects the Company or the value of the Ember tokens.

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations, or guidance, or take other actions that could severely impact the permissibility of the Ember tokens, tokens generally and, in each case, the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications, including the Ember tokens, the blockchain and the network. In addition, self-regulatory bodies may be established that set guidelines regarding cryptocurrencies, the Ember tokens, and the network, which could have similar effects to new policies adopted by government bodies.

Any future regulatory actions applicable to the Ember Tokens, the blockchain, the network and related activities could severely impact the financial position, results of operations, and cash flows of the Company. The Company may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of the Company’s business, operations and network. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires the Company to spend significant time and effort, which could potentially deplete the Company’s resources. It could also result in negative publicity. Regulatory change could even potentially result in the Ember tokens or certain operations being viewed as impermissible, which could result in a need for the Company to dramatically alter or cease activities. Regulatory action could also affect the rights of holders of the Ember tokens, for example by severely limiting the ability of holders to transfer or sell their tokens.

F-14

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 7 – RISKS RELATED TO DIGITAL ASSETS (CONTINUED)

Digital Assets are Currently Unregulated (continued)

Cryptocurrency networks, blockchain technologies, and coin and token offerings also face an uncertain regulatory landscape in many foreign jurisdictions, including (among others) the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect the Company. These laws, regulations or directives may conflict with those of the United States or may directly and negatively impact results of operations. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the Company, its results of operations and adoption and value of the Ember tokens.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the Company, its results of operations and the Ember Tokens, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the tokens, and the structure, rights and transferability of the Ember Tokens.

Concentration Risk

The Company uses Wanxiang as their sole project developer and relies on Wanxiang’s ability to create and maintain a successful platform. The loss of the services of Wanxiang could have a material adverse effect on the ability of the Company to develop, operate or maintain the Prometheum Network because the skillset required to successfully develop blockchains is rare. If the Company were to lose the services of Wanxiang, it could be difficult or impossible to replace them, and the loss of them could have a material adverse effect on the Company’s operations and financial conditions.

NOTE 8 – COMMITMENTS, INCLUDING RELATED PARTIES

The Company leases office space, pursuant to a month to month lease from Gusrae Kaplan Nusbaum PLLC for $2,500 in January 2019 and $5,000 in February 2019 and forward. Total rent expense for the six months ended June 30, 2019 and 2018 was $27,500 and $0, respectively. The Company also has legal expenses paid to Gusrae Kaplan Nusbaum PLLC for the six months ended June 30, 2019 and 2018 of approximately $152,000 and $76,000, respectively.

On March 20, 2019, the Company entered into an agreement with Manorhaven Capital LLP (“Manorhaven”), a related party through common ownership, for compliance services. Such compliance services will include review of each Subscription Agreement required to be completed by prospective investors subscribing to purchase Ember Warrants. The Company will pay Manorhaven 2% of the gross proceeds of each purchase closing. The agreement terminates based on certain events as defined in the agreement.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated, for potential recognition and disclosure, events subsequent to the date of the unaudited consolidated balance sheet through November 25, 2019, the date the consolidated financial statements were available to be issued.

In August 2019, the Company adopted the Prometheum 2019 Stock Option Plan (Incentive and Non-Incentive) (“2019 SOP”). The Plan provides for the granting of both incentive and non-incentive stock options, to eligible individuals, as defined. The Plan provides for the issuance of up to 17,812,500 shares of the Company’s common stock.

F-15

PROMETHEUM, INC. AND SUBSIDIARY
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 9 – SUBSEQUENT EVENTS (CONTINUED)

In August 2019, the Company adopted the Prometheum 2019 Token Option Plan (Incentive and Non-Incentive) (“2019 TOP”). The Plan provides for the granting of both incentive and non-incentive stock options, to eligible individuals, as defined. The Plan provides for the issuance of up to 5,000,000 tokens of the Company’s Ember Tokens.

In connection with an employment agreement, the Company agreed to grant two options to purchase 415,000 shares of common stock in accordance with its 2019 SOP and 280,000 tokens in accordance with its 2019 TOP, subject to certain vesting conditions as defined in the respective plans.

In August 2019, the Company issued 4,840,000 shares of common stock, on a one-for-one basis to holders of the Ember Warrants previously issued in the Company’s prior Regulation D offering.

The Company entered into a binding letter of intent and term sheet with Inteliclear LLC pursuant to which the Company will acquire source code for a version of Inteliclear’s Post Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. In consideration therefore the Company has (i) issued to Inteliclear 250,000 shares of Common Stock, 1,250,000 Ember Warrants, exercisable to purchase 1,250,000 Ember Tokens and, (ii) has agreed to pay Inteliclear $5,000 per month for the four month period commencing December 1, 2019, $300,000 upon PEATS Broker-Dealer/ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS Broker-Dealer/ATS commencement of operations and an additional $150,000 on the second anniversary thereof.

On October 2, 2019, the Company sold $450,000 of its Reg D offering to one unrelated party consisting of 900,000 shares of the Company’s common stock and 900,000 warrants to receive 900,000 Ember Tokens.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Prometheum, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Prometheum, Inc. and Subsidiary (“the Company”) as of December 31, 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter — The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has recurring losses and negative cash flows from operations. As described in Note 1, these conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter — Uncertainties Related to Digital Assets

In forming our opinion we have considered the adequacy of the disclosures included in Note 7 to the consolidated financial statements concerning, among other things, the risks and uncertainties related to the Company’s involvement in digital assets and the underlying technology. The risks and rewards to be recognized by the Company associated with its involvement in digital assets will be dependent on many factors outside of the Company’s control. Uncertainties related to the regulatory regimes governing blockchain technologies, digital assets, cryptocurrency exchanges and new international, federal, state and local regulations or policies may materially adversely affect the Company and the value of the Ember Tokens. The currently unregulated and immature nature of digital assets including clearing, settlement, custody and trading mechanisms and the dependency on information technology to sustain the continuity of digital assets all subject digital assets to unique risks of theft, loss, or other misappropriation. Furthermore, these factors also contribute to the significant uncertainty with respect to the future viability and value of digital assets and the Company. Our opinion is not modified in respect to this matter.

/s/ Friedman LLP

We have served as the Company’s auditor since 2019.

East Hanover, New Jersey
August 1, 2019

F-17

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2018

ASSETS
Current assets
Cash	$4,206,734
Prepaid development costs	9,000,000

Total current assets	13,206,734

Property and equipment, net	11,950

Other assets
Intangible asset, net	67,851

Total assets	$13,286,535

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses and other current liabilities	$25,000
Token development obligation	7,448,700

Total current liabilities	7,473,700

Commitments

Stockholders’ equity
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 shares issued and outstanding	$—
Common stock, $0.00001 par value, 500,000,000 shares authorized, 237,500,000 shares issued and outstanding	2,375
Additional paid-in capital	6,932,625
Accumulated deficit	(1,122,165)

Total stockholders’ equity	5,812,835

Total liabilities and stockholders’ equity	$13,286,535
F-18

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018

Revenue	$—

General and administrative expenses	941,378
Research and development	125,000

Net loss	$(1,066,378)

Net loss per share, basic and diluted	(0.006)

Weighted average common shares outstanding, basic and diluted	171,832,877
F-19

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2018

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total

Balance, January 1, 2018 - as adjusted, see note 4	168,625,000	$1,686	$8,314	$(55,787)	$(45,787)

Issuance of common stock under SPA and option on Preferred A, see note 5	68,875,000	689	6,924,311	—	6,925,000

Net loss	—	—	—	(1,066,378)	(1,066,378)

Balance, December 31, 2018	237,500,000	$2,375	$6,932,625	$(1,122,165)	$5,812,835
F-20

PROMETHEUM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,066,378)
Adjustments to reconcile net loss to net cash provided by operating activities:
Token based compensation	3,700
Amortization	3,991
Change in cash attributable to changes in assets and liabilities:
Accounts payable	(55,781)
Accrued expenses and other current liabilities	25,000
Token development obligation	2,370,000

Net cash provided by operating activities	1,280,532

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(11,950)
Purchase of intangible asset	(71,842)

Net cash used in investing activities	(83,792)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock and option on Preferred A in connection with SPA	3,000,000

Net increase in cash	4,196,740

Cash and cash equivalents, January 1, 2018	9,994

Cash and cash equivalents, December 31, 2018	$4,206,734

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest	$—

Cash paid during the year for income taxes	$—

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES

Issuance of common stock and option on Preferred A in connection with SPA	$3,925,000
F-21

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1 – NATURE OF OPERATIONS

Organization

Prometheum, Inc. (“Prometheum”,” we”, “us”, the “Company”), is a Delaware corporation formed on September 18, 2017 for the purpose of planning, creating and operating an integrated network for the issuance and trading of blockchain based and other digital tokens.

Prometheum Ember ATS, Inc. (“Prometheum ATS.”), a wholly owned subsidiary, was formed on February 27, 2018 as a New York corporation. The Company is in the process of registering to become a securities broker/dealer. After its registration as a broker/dealer, the Company will hold and/or introduce those who open accounts for the purchase and sale of Ember tokens or other tokenized securities and facilitate other broker/dealers who introduce their customers to engage in secondary transactions of Ember tokens or other tokenized securities through the Prometheum ATS.

Basis of Accounting and Principles of Consolidation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of Prometheum and its wholly-owned subsidiary, Prometheum ATS. Upon consolidation, all intercompany accounts and transactions are eliminated.

Going Concern Uncertainty

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred cumulative losses and has an accumulated deficit of approximately $1,100,000, expects to incur further losses in the development of its business and has been dependent on funding operations through the private sale of securities and Ember warrants. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s plans include continuing to raise additional capital through the issuance of Ember warrants up to their registered maximum offering amount of $50,000,000. The Company is currently developing its blockchain technology-based differentiated platform, known as the “Prometheum Network”, designed to address the regulatory, legal, and liquidity challenges faced by others in the tokenized securities market, that will allow issuers seeking to raise capital through the creation and distribution of tokenized securities to conduct their capital raise in a securities law compliant way. The Company also intends to create the infrastructure necessary to allow for after-market trading and processing of tokenized securities.

Concentration of Risk

The Company maintains cash in bank accounts which are insured by the Federal Deposit Insurance Corporation (FDIC), and at times may exceed those limits or where no insurance is provided. At December 31, 2018, there was $3,956,731 on deposit at banks in excess of FDIC limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

F-22

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company has defined cash equivalents as highly liquid investments, with original maturities of less than 90 days that are not held for sale in the ordinary course of business. As of December 31, 2018, the Company did not hold any cash equivalents.

Use of Estimates

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on certain assumptions which it believes are reasonable in the circumstances and does not believe that any change in those assumptions would have a significant effect on financial position or results of operations. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Depreciation is calculated on a straight-line basis over their estimated useful lives of the respective assets, which generally range from five to seven years. There was no depreciation expense for the year ended December 31, 2018 as the assets were placed into service in December 2018.

Intangible Asset

Intangible asset consists of a domain name purchased in November 2018 for a total cost of $71,842. Rights to domain names have an estimated useful life and are classified as finite-lived intangible assets.

Amortization expense for the year ended December 31, 2018 amounted to $3,991.

Future amortization as of December 31, 2018 is as follows:

2019	$23,947
2020	23,947
2021	19,957

Total	$67,851

Impairment of Long-Lived Assets

The Company assess the impairment of long-lived assets on an ongoing basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The impairment review process is based upon an estimate of future undiscounted cash flow. Factors considered that could trigger an impairment review include the following:

F-23

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets (continued)

-	significant underperformance relative to expected historical or projected future operating results,
-	significant changes in the manner of the Company’s use of the acquired assets or the strategy for the Company’s overall business,
-	significant negative industry or economic trends, and
-	significant technological changes, which would render equipment and manufacturing processes obsolete.

Recoverability of assets that will be used in the Company’s operations is measured by comparing the carrying value of the future net undiscounted cash flows expected to be generated by the asset or asset group. Future undiscounted cash flows include estimates of future revenues, driven by market growth rates, and estimated future costs. The Company determined that there were no impairments to long-lived assets during 2018.

General and Administrative

General and administrative expenses primarily include professional fees, reimbursed executive compensation, systems consulting and other office expenses.

Research and Development

Research and development costs consist primarily of platform costs related to integrating the Prometheum network. Such costs are expensed as incurred.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs for the year ended December 31, 2018 was $1,239.

Revenue Recognition

The Company accounts for its Ember warrant issuances as research and development arrangements under ASC 730, Research and Development Arrangements (“ASC 730”). The Company believes at the time of the Ember warrant issuances, technological feasibility has not been established due to the constant changing technology and rapid advances in the space. As such, all of the Company’s development costs have been expensed. As the Company continues to develop the platform and moves closer to the issuing the first block of Ember tokens (the “Genesis Block”), the Company will recognize revenue over the estimated development period in proportion to development costs incurred over total estimated costs.

Loss per Share

The Company applies ASC 260 “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic and fully diluted net loss per share has been computed based on the weighted average of common shares outstanding during the year. A total of 23,750,000 shares of common stock that could potentially be issued upon the exercise and conversion of the Purchase Option on Series A Convertible Preferred Shares was excluded from the calculation of net loss per share as the exercise price was greater than the average market price of the common shares.

F-24

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Fair value measurements are based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, a fair value hierarchy prioritizes observable and unobservable inputs used to measure fair value into three levels as follows:

Level 1: Valuations are based on quoted prices (unadjusted) in an active market that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Valuations are based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in inactive markets; or model-driven valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data.

Leve 3: Valuations based on unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. This is not applicable to the Company’s financial assets and liabilities.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs, such as prices and other relevant information generated by market transactions involving identical or comparable assets (“market approach”), and minimizes, the use of unobservable inputs, to the extent possible in their assessment of fair value.

The Company recognizes transfers between levels in the fair value hierarchy at the end of the reporting period. There were no transfers between fair value levels during the year ended December 31, 2018.

Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates.

These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.

The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying financial statements. The Company is required to file tax returns in the U.S. federal jurisdiction and various states and local municipalities. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits in operating expenses. No such interest and penalties have been accrued as of December 31, 2018.

F-25

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

Recognition and Measurement of Financial Assets and Financial Liabilities

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (collectively, “ASU 2016-01”). ASU 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements; and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted the provisions of ASU 2016-01 on January 1, 2018. In February 2018, the FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments – Overall (ASC 825-10), which clarified certain aspects of the guidance issued in ASU 2016-01. The Company adopted the guidance in ASU 2018-03 on January 1, 2019. The guidance in both ASU 2016-01 and ASU 2018-03 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Leases

In February 2016, the FASB issued ASU 2016-02, (Topic 842) Leases, which establishes a right-of use model (“ROU”) that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of income. For lessors, the new standard requires a lessor to classify leases as either sales-type, finance or operating. A lease will be treated as a sale if it transfers all the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risks and rewards or control, then the lease would be classified as an operating lease. The new standard requires a modified retrospective approach to adoption. The Company is currently evaluating the impact Topic 842 will have on its consolidated financial statements and related disclosures. This new pronouncement is effective for annual periods beginning after December 15, 2018.

NOTE 3 – EMBER WARRANT ISSUANCES

The Company issues Ember warrants in connection with research and development arrangements as well as to employees, board members, and consultants as token-based compensation. Each Ember warrant is exercisable into one Ember token for no additional consideration. The term of the warrants is five years from the creation of the Genesis Block of Ember tokens.

F-26

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 3 – EMBER WARRANT ISSUANCES (CONTINUED)

Token-Based Compensation

In October 2017, in connection with its initial formation, the Company issued 2,000,000 Ember warrants to its Chairman of the Board. There was no value assigned to these warrants based on management’s use of Level 3 inputs.

In January 2018, the Company issued 24,850,000 Ember warrants as token-based compensation to its Chairman of the Board. The warrants were valued at $3,700. The value of these warrants was determined by management using Level 3 inputs.

The above valuations were conducted prior to any significant development work on the Ember Warrant and Prometheum Network had begun and prior to any sale to the public. Because there was no market price for the warrant at the time, the Company used the cost approach, which is based on the expected costs of development of the software underlying the warrant. At the time of valuation, the warrants were valued at approximately $0.00001 per warrant.

Research and Development Arrangements

In April and September 2018, the Company issued 4,740,000 Ember warrants for total proceeds of $2,370,000.

On December 14, 2018, in connection with the SPA, the Company issued 10,150,000 Ember warrants, see Note 5.

NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock and Preferred Stock

In October 2017, the Company issued 1,000 shares of common stock and 2,000,000 Ember warrants to the Chairman of the Board for proceeds of $10,000.

In November 2017, the Company amended its Certificate of Incorporation to increase its authorized shares to 500,000,000 shares of common stock, par value $0.00001 per share and 100,000 shares of preferred stock, par value $0.00001 per share.

In January 2018, the Chairman of the Board exchanged his 1,000 shares of common stock for 168,625,000 shares of common stock based upon the amended Certificate of Incorporation to increase the authorized shares to 500,000,000 shares of common stock. The Company accounted for the share exchange retroactively.

NOTE 5 – SECURITIES PURCHASE AGREEMENT

On December 14, 2018, the Company entered into a Securities Purchase Agreement (SPA) with HashKey Digital Asset Group Limited (“HashKey”), an entity organized under the laws of Hong Kong. Pursuant the agreement, HashKey purchased 68,875,000 shares of the Company’s common stock and 10,150,000 Ember warrants for a total purchase price of $12,000,000. Of this amount, $3,000,000 was paid in cash and $9,000,000 was for technology and technology related services and is shown as prepaid development costs on the consolidated balance sheet. In connection with this transaction the Company entered into a Technology Agreement with Shanghai Wanxiang Blockchain Inc (“Wanxiang”), a partner of HashKey, to provide the related technology services.

F-27

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 5 – SECURITIES PURCHASE AGREEMENT (CONTINUED)

Also pursuant to the SPA, the Company entered into an Investor and Founder Rights Agreement with HashKey that provides HashKey the right to purchase shares of newly issued Series A convertible preferred stock of the Company for $12,500,000. The option, if exercised, will cause the Company to issue one preferred share of Series A Preferred stock, which is convertible into shares of Common Stock equal 10% of the issued and outstanding shares of Common Stock immediately prior to the exercise date. The Series A Preferred Shares shall be entitled to vote on “as converted” basis with the Common Stock as a single class and shall have no other voting rights other than as required by Delaware corporate law.

The Series A Preferred Shares shall be entitled in connection with a Liquidation Event, as defined, to be paid a liquidation preference equal to $12,500,000, before any distribution of assets may be made to holders of capital stock ranking junior to the Series A Preferred Shares including the Common Stock. The Purchase Right shall be exercisable during the 30-day period immediately following the date the Company’s broker/dealer ATS receives FINRA and SEC approval to trade cryptographic security tokens, if ever granted.

The Company obtained a valuation report from a third-party consultant to evaluate the allocation of the purchase price in connection with the SPA. The consultant used the hybrid method (probability-weighted expected return method, option-pricing method, and current-value method) to determine the fair value of each component of the transaction as of December 14, 2018.

The Company has allocated the total purchase of $12,000,000 as follows:

Purchase Option on Series A Convertible Preferred Shares	$848,368
Common Stock	6,076,632

Subtotal	6,925,000

Token Development Obligation	5,075,000

Total Purchase Price	$12,000,000

NOTE 6 – INCOME TAXES

As of December 31, 2018, the Company had a U.S Federal deferred tax asset of approximately $236,000 and a state and local deferred tax asset of $102,000. No deferred income tax provision has been reported in the consolidated financial statements since the provision is offset by a valuation allowance of the same amount.

The reconciliation between the statutory and effective tax rates at December 31, 2018 are comprised of the following:

Effective Income Tax Rate Reconciliation
Federal statutory income tax rate	21.0%
State and local income taxes, net of federal tax benefits	9.1%

Change in valuation allowance	(30.1)%

Effective tax rate	0.0%
F-28

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 6 – INCOME TAXES (CONTINUED)

At December 31, 2018, the Company had net operating loss carry forwards of approximately $1,100,000 that may be offset against future taxable income for the years 2018 through 2038. No tax benefit has been reported in the consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

NOTE 7 – RISKS RELATED TO DIGITAL ASSETS

Mining Attacks

As with other distributed ledger technologies, we believe that the Prometheum Network is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish-mining” attacks, and race condition attacks. Any successful attacks present a risk to our blockchain, expected proper execution and sequencing of Ember transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember tokens. Although we intend to limit the risk of mining attacks by creating a blockchain proof-of-stake security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of-stake that could reduce the risk of mining attacks, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks. In addition, using smart contracts can lead to theft or loss of coins due to human error if they aren’t coded properly.

Market Volatility

The prices of digital assets are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect the Company’s results of operations. The prices of cryptocurrencies, such as Bitcoin and Ether, and other digital assets have historically been subject to dramatic fluctuations, and in the event of a decline in value of Bitcoin and/or Ether, the Company’s financial position, results of operations, and cash flows could be materially and adversely affected.

Digital Assets are Currently Unregulated

There are uncertainties related to the regulatory regimes governing blockchain technologies, cryptocurrencies, digital assets, cryptocurrency exchanges, the blockchain and Ember tokens, and new international, federal, state and local regulations or policies may materially adversely affect the Company and the value of the Ember tokens.

The Ember tokens are novel, and the application of U.S. federal and state securities laws is unclear in certain respects. Because of the differences between the Ember tokens and traditional securities, there is a risk that issues that might easily be resolved by existing law if traditional securities were involved may not be easily resolved for the Ember tokens. In addition, because of the novel risks posed by the tokens, it is possible that securities regulators may interpret laws in a manner that adversely affects the Company or the value of the Ember tokens.

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations, or guidance, or take other actions that could severely impact the permissibility of the Ember tokens, tokens generally and, in each case, the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications, including the Ember tokens, the blockchain and the network. In addition, self-regulatory bodies may be established that set guidelines regarding cryptocurrencies, the Ember tokens, and the network, which could have similar effects to new policies adopted by government bodies.

F-29

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 7 – RISKS RELATED TO DIGITAL ASSETS (CONTINUED)

Digital Assets are Currently Unregulated (continued)

Any future regulatory actions applicable to the Ember Tokens, the blockchain, the network and related activities could severely impact the financial position, results of operations, and cash flows of the Company. The Company may need to restructure operations significantly to comply with any new regulation or guidance. These efforts could be costly and could involve fundamentally changing core portions of the Company’s business, operations and network. On the other hand, failure to restructure for compliance adequately or quickly enough could result in regulatory action (such as investigations by the government or a self-regulatory organization or government or private litigation or administrative actions) that requires the Company to spend significant time and effort, which could potentially deplete the Company’s resources. It could also result in negative publicity. Regulatory change could even potentially result in the Ember tokens or certain operations being viewed as impermissible, which could result in a need for the Company to dramatically alter or cease activities. Regulatory action could also affect the rights of holders of the Ember tokens, for example by severely limiting the ability of holders to transfer or sell their tokens.

Cryptocurrency networks, blockchain technologies, and coin and token offerings also face an uncertain regulatory landscape in many foreign jurisdictions, including (among others) the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect the Company. These laws, regulations or directives may conflict with those of the United States or may directly and negatively impact results of operations. The effect of any future regulatory change is impossible to predict, but any change could be substantial and materially adverse to the Company, its results of operations and adoption and value of the Ember tokens.

New or changing laws and regulations or interpretations of existing laws and regulations, in the United States and other jurisdictions, may materially and adversely impact the Company, its results of operations and the Ember Tokens, including with respect to their value, their liquidity, the ability of purchasers to access marketplaces or exchanges on which to trade the tokens, and the structure, rights and transferability of the Ember Tokens.

Concentration Risk

The Company uses Wanxiang as their sole project developer and relies on Wanxiang’s ability to create and maintain a successful platform. The loss of the services of Wanxiang could have a material adverse effect on the ability of the Company to develop, operate or maintain the Prometheum Network because the skillset required to successfully develop blockchains is rare. If the Company were to lose the services of Wanxiang, it could be difficult or impossible to replace them, and the loss of them could have a material adverse effect on the Company’s operations and financial conditions.

NOTE 8 – COMMITMENTS, INCLUDING RELATED PARTIES

The Company leases office space, pursuant to a month to month lease from Gusrae Kaplan Nusbaum PLLC for $2,500 per month. In July 2019, rent increases to $5,000 per month. Total rent expense for the year ended December 31, 2018 was $5,000.

The Company incurred legal expenses from Gusrae Kaplan Nusbaum PLLC in the amount of $109,995 for the year ended December 31, 2018.

F-30

PROMETHEUM, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 9 – SUBSEQUENT EVENTS

On March 20, 2019, the Company entered into an agreement with Manorhaven Capital LLP (“Manorhaven”), a related party through common ownership, for compliance services. Such compliance services will include review of each Subscription Agreement required to be completed by prospective investors subscribing to purchase Ember Warrants. The Company will pay Manorhaven 2% of the gross proceeds of each purchase closing. The agreement terminates based on certain events as defined in the agreement.

Management has evaluated, for potential recognition and disclosure, events subsequent to the date of the consolidated balance sheet through August 1, 2019, the date the consolidated financial statements were available to be issued.

NOTE 10 – SUBSEQUENT EVENTS - UNAUDITED

In August 2019, the Company adopted the Prometheum 2019 Stock Option Plan (Incentive and Non-Incentive) (“2019 SOP”). The Plan provides for the granting of both incentive and non-incentive stock options, to eligible individuals, as defined. The Plan provides for the issuance of up to 17,812,500 shares of the Company’s common stock.

In August 2019, the Company adopted the Prometheum 2019 Token Option Plan (Incentive and Non-Incentive) (“2019 TOP”). The Plan provides for the granting of both incentive and non-incentive stock options, to eligible individuals, as defined. The Plan provides for the issuance of up to 5,000,000 tokens of the Company’s Ember Tokens.

In connection with an employment agreement, the Company agreed to grant two options to purchase 415,000 shares of commons stock in accordance with its 2019 SOP and 280,000 tokens in accordance with its 2019 TOP, subject to certain vesting conditions as defined in the respective plans.

In August 2019, the Company issued 4,840,000 shares of common stock, on a one-for-one basis to holders of the Ember Warrants previously issued in the Company’s prior Regulation D offering.

In August 2019, the Company entered into a binding letter of intent and term sheet with Inteliclear LLC pursuant to which the Company will acquire source code for a version of Inteliclear’s Post Trade Solutions software which includes algorithms and processes for broker-dealers to perform clearance, settling, custody and control, and bookkeeping and recordkeeping functions in compliance with SEC and FINRA requirements. In consideration therefore the Company has agreed (i) to issue to Inteliclear 1,250,000 shares of Common Stock, 1,250,000 Ember Warrants, exercisable to purchase 1,250,000 Ember Tokens and, (ii) to pay to Inteliclear $5,000 per month for the four month period commencing December 1, 2019, $300,000 upon PEATS Broker-Dealer/ATS commencement of operations, less any monthly payments made, $150,000 on the one year anniversary of PEATS Broker-Dealer/ATS commencement of operations and an additional $150,000 on the second anniversary thereof.

F-31

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Prometheum, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Prometheum, Inc. (“the Company”) as of December 31, 2017, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows from September 18, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from inception to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

Spokane, Washington
May 10, 2018

F-33

PROMETHEUM, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2017

ASSETS

Current assets:
Cash	$9,994
Total current assets	9,994

Total assets	$9,994

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses – related party	$55,781
Total current liabilities	55,781

Commitments and contingencies	—

Stockholders’ equity:
Preferred stock, $0.00001 par value, 100,000 shares authorized, 0 issued and outstanding	$—
Common stock, $0.00001 par value, 500,000,000 shares authorized, 1,000 shares issued and outstanding	—
Additional paid-in capital	10,000
Accumulated (deficit)	(55,787)
Total stockholders’ equity	(45,787)

Total liabilities and stockholders’ equity	$9,994

See accompanying notes to the consolidated financial statements.

F-34

PROMETHEUM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD SEPTEMBER 18, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Revenue	$—

Expenses:
Professional fees	55,781
Bank fees	6
55,787

Net income (loss)	$(55,787)

Loss per share, basic & diluted	$(79.16)

Weighted average shares outstanding, basic & diluted	705

See accompanying notes to the consolidated financial statements.

F-35

PROMETHEUM, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD SEPTEMBER 18, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	Common Shares	Common Stock (Par)	Additional Paid-in Capital	Accumulated (Deficit)	Total

Balance, September 18, 2017	—	$—	$—	$—	$—

Issuance of common stock for cash	1,000	—	10,000	—	10,000

Net (loss)	—	—	—	(55,787)	(55,787)

Balance, December 31, 2017	1,000	$—	$10,000	$(55,787)	$(45,787)

See accompanying notes to the consolidated financial statements.

F-36

PROMETHEUM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 18, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Cash flows from operating activities:
Net (loss)	$(55,787)
Adjustments to reconcile net income to net cash (used) in operating activities:
Increase in accounts payable and accrued expenses – related party	55,781
Total adjustments	55,781
Net cash (used) in operating activities	(6)

Cash flows from financing activities:
Issuance of common shares	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	9,994

Cash and cash equivalents, beginning	—

Cash and cash equivalents, ending	$9,994

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes paid during year	$—
Interest paid during year	$—

See accompanying notes to the consolidated financial statements.

F-37

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

1.	Statement of Significant Accounting Policies:

Organization:

Prometheum, Inc. (“Prometheum”, ”we”, ”us”, the “Company”), is a Delaware corporation formed on September 18, 2017 for the purpose of planning, creating and operating an integrated network for the issuance and trading of blockchain based and other digital tokens.

Prometheum Financial Services, Inc., a wholly owned subsidiary, was formed in 2017 as a New York corporation. It will be filing a registration as a broker/dealer in 2018. The Company after its registration as a broker/dealer will hold and/or introduce those who open accounts for the purchase and sale of ember tokens or other tokenized securities and facilitate other broker/dealers who introduce their customers to engage in secondary transaction of ember tokens or other tokenized securities through the broker/dealer. There was no activity or intercompany transactions for the period ended December 31, 2017.

Basis of Accounting:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Concentration of Risk:

The Company maintains cash in bank accounts which, at times, may exceed federally insured limits or where no insurance is provided. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Cash and Cash Equivalents:

Cash equivalents are limited to short term, highly liquid investments that are both readily convertible to known amounts of cash and of an original maturity of three months or less.

Use of Estimates:

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Recent Accounting Pronouncements:

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-38

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

1.	Statement of Significant Accounting Policies (continued):

Fair Value Measurements:

The Company measures and discloses the estimated fair value of financial assets and liabilities using the fair value hierarchy prescribed by US generally accepted accounting principles. The fair value hierarchy has three levels, which are based on reliable available inputs of observable data. The hierarchy requires the use of observable market data when available. The three-level hierarchy is defined as follows:

Level 1 – quoted prices for identical instruments in active markets.

Level 2 – quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations in which significant inputs and significant value drivers are observable in active markets; and. Level 3 – fair value measurements derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Financial instruments consist principally of cash and cash equivalents and accounts payable. The fair value of warrants are determined based on “Level 3” inputs, which are significant and unobservable and have the lowest priority. There were no transfers into or out of “Level 3” during the period ended December 31, 2017. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations. Fair value estimates are made at a specific point in time based on relevant market information. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Income Taxes:

The Company accounts for income taxes in accordance with generally accepted accounting principles which require an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

The Company follows the accounting requirements associated with uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2017, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. There are presently no ongoing income tax examinations.

The Company has elected to be treated as a C corporation under the provisions of the Internal Revenue Code and New York State tax regulations. No provision for federal and state income taxes is made in these financial statements.

F-39

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

2.	Going Concern:

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed in the consolidated financial statements. Although the Company sustained a loss of $55,787 in 2017, the Company raised capital in excess of $2,000,000 through the date of issuance which exceeds anticipated operating costs for one year; as a result, management has considered whether substantial doubt exists regarding the Company’s ability to continue as a going concern and determined subsequent issuances were sufficient to alleviate doubt.

3.	Loss Per Share:

The Company applies ASC 260 “Earnings per Share” to calculate loss per share. In accordance with ASC 260, basic and fully diluted net loss per share has been computed based on the weighted average of common shares outstanding during the year. The dilutive effects of convertible notes and the options outstanding are not included in the calculation of loss per share since their inclusion would be anti-dilutive.

Net loss per share for the period ended December 31, 2017 is computed as follows:

Net loss	$(55,787)

Weighted average shares outstanding	705

Basic & fully diluted net loss per common share	$(79.16)

4.	Related Party Transactions:

Martin H. Kaplan, our Chief Executive Officer and one of our directors is the Managing Member of Gusrae Kaplan Nusbaum PLLC (“GKN”), our counsel. Aaron L. Kaplan, our Chief Operating Officer, Chief Financial Officer and a director, is Martin H. Kaplan’s son and is an attorney with GKN. Aaron L. Kaplan is the Managing Member of Equity Arcade Services, LLC, a potential service provider and licensor of software to us. Jerry Schneider, one of our directors is also a director of Siebert Financial Corp., which has been represented in a number of matters, some of which are ongoing, by GKN. Accordingly, there may be multiple conflict of interests between us, GKN and our officers and directors.

Included in the accrued expenses are legal fees and reimbursement of salary costs incurred by GKN of $55,781, which included $2,500 paid by GKN for accounting fees. The entire balance was due to GKN as of December 31, 2017.

5.	Common Stock Issuances:

During 2017, the Company issued 100 shares of common stock to the Chief Executive Officer for proceeds of $10,000. On October 18, 2017, the Company declared a 10-1 positive stock split. The consolidated financial statements have been retrospectively adjusted to reflect the stock split.

F-40

PROMETHEUM, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017

6.	Warrants:

During 2017, two million seed warrants were issued and the warrant converts into one Ember Token upon future equity issuances. The term of the warrants is five years from issuance. The seed warrants were issued at a cost of $0.0001 per warrant to Martin H. Kaplan for a total cost of $200, the proceeds are included in additional paid-in capital and were paid with the initial capital investment of $10,000. The value of the warrants determined by management was based on the par value of common and preferred shares and the technique for valuation qualifies as level 3 of the fair value hierarchy.

7.	Preferred Stock:

The Company has 100,000 shares of preferred stock at $0.00001 par value authorized, none of which were issued or outstanding as of December 31, 2017.

8.	Income Taxes:

At December 31, 2017, the Company had net operating loss carry forwards of approximately $55,787 that may be offset against future taxable income for the years 2018 through 2037. No tax benefit has been reported in the December 31, 2017 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

9.	Market Risks:

As with other distributed ledger technologies, we believe that the Prometheum Network is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish-mining” attacks, and race condition attacks. Any successful attacks present a risk to our blockchain, expected proper execution and sequencing of Ember transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our Ember Tokens. Although we intend to limit the risk of mining attacks by creating a blockchain proof-of-work security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of-stake that could reduce the risk of mining attacks, there can be no assurance that such measures, if implemented, will successfully defend against known or novel mining attacks.

10.	Subsequent Events:

Management has evaluated subsequent events through April 1, 2018, the date the financial statements were available to be issued. In 2018, the Company issued 4,000,000 warrants to two individuals and received in excess of $2,000,000 in 2018.

The Company entered into a letter agreement and (the “Letter Agreement”), dated January 29, 2018 with TradeZero, Inc. (“TradeZero”) and Dan Pipitone, TradeZero’s CEO, pursuant to which we engaged TradeZero to create and implement the technology and software necessary to create and empower the Prometheum Network.  Pursuant to the terms of the Letter Agreement, TradeZero agreed to deliver to us a minimal viable product (“MPV”) no later than June 15, 2018 in exchange for five percent (5%) of the equity in the Company and a cash payment of one hundred fifty thousand dollars ($150,000) payable in four installments.  We have made three payments in the aggregate amount of $100,000 and the final payment of $50,000 will be due upon delivery of the MPV.  In addition, the founders agreed to transfer ten percent (10%) of the warrants exchangeable for Ember Tokens issued to them as founders to TradeZero.

F-41

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit

2.1	Certificate of Incorporation of Prometheum, Inc.*
2.1(a)	Amendment to Certificate of Incorporation of Prometheum, Inc.*
2.2	Amended and Restated Bylaws of Prometheum, Inc.*
3.1	Form of Warrant Agent Agreement, by and between Prometheum, Inc., a Delaware corporation and VStock Transfer, LLC, a California limited liability company.*
3.2	Form of Agent Ember Warrant*
4.1	Form of Subscription Agreement**
6.1(a)	2019 Employee Stock Option Plan**
6.1(b)	2019 Employee Token Option Plan**
6.2	Securities Purchase Agreement, dated as of December 14, 2018 by and between Prometheum, Inc. and HashKey Digital Asset Group Limited, a Hong Kong corporation.+*
6.3	Strategic Partnership and Joint Development Agreement made and entered into as of the 14th Day of December, 2018 by and between Prometheum, Inc. and Shanghai Wanxiang Blockchain Inc., a People’s Republic of China corporation.*
6.4	Technology Agreement made and entered into as of the 14th Day of December, 2018 by and among Prometheum, Inc., HashKey Digital Asset Group Limited, a Hong Kong corporation and Shanghai Wanxiang Blockchain Inc., a People’s Republic of China corporation.+*
6.5	Investor and Founders Rights Agreement, effective as of December 14, 2018, by and among Prometheum, Inc., HashKey Digital Asset Group Limited, a company organized under the laws of Hong Kong and all holders of shares of Common Stock and Ember Tokens who are founders of the Company.+*
6.6	Letter of Intent, dated August 8, 2019 between Inteliclear Clearing LLC and Prometheum, Inc.*
6.7	Transfer Agent and Registrar Agreement, dated as of January 29, 2019 by and between Prometheum, Inc. a corporation duly organized and existing under the laws of the State of Delaware and VStock Transfer, LLC, a California limited liability company.+*
6.8	Administrative Services Agreement made and entered into as of March 20, 2019 by and between Prometheum, Inc., a Delaware corporation and Manorhaven Capital, LLC, a Delaware limited liability company.*
6.9	Employment Agreement, dated as of June 18, 2019 by and between Prometheum, Inc. and Kirti Naik Srikant.*
6.10	Letter Agreement, dated November 20, 2019 by and between Prometheum Ember ATS, Inc. and Quantex Clearing, LLC.
8.1	Escrow Agreement dated as of January 4, 2019 by and between Prometheum, Inc. and Cross River Bank.+*
9.1	Letter re change in certifying accountant*
9.2	Letter re change in certifying accountant*
11.1	Consent of Fruci & Associates II, PLLC
11.2	Consent of Friedman LLP
12.1	Form of Opinion of Gusrae Kaplan Nusbaum PLLC
13.1	Testing the Waters Materials*
13.2	Testing the Waters Materials - Prometheum Whitepaper - An Architecture for Blockchain Securities

* Previously filed.

** To be filed by amendment.

+ Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 17, section 6(a) of Form 1-A. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 25, 2019.

PROMETHEUM, INC.

By:	/s/ Martin H. Kaplan
Martin H. Kaplan
Chairman, Director
(Principal Executive Officer)

By:	/s/ Aaron L. Kaplan
Aaron L. Kaplan
Co-Chief Executive Officer, Chief Financial Officer, Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Martin H. Kaplan	Chairman and Director	November 25, 2019
Martin H. Kaplan

/s/ Aaron L. Kaplan	Co-Chief Executive Officer, Chief Financial Officer and Director	November 25, 2019
Aaron L. Kaplan

/s/ Benjamin S. Kaplan	Co-Chief Executive Officer, Director	November 25, 2019
Benjamin S. Kaplan

/s/ Jerry Schneider	Director	November 25, 2019
Jerry Schneider

/s/ Dr. Xiao Feng	Director	November 25, 2019
Dr. Xiao Feng

Signatures